SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO. 3)

Filed by the Registrant   x

Filed by a Party other than the Registrant

Check the appropriate box:

  Preliminary Proxy Statement      Confidential, for Use of the Commission Only
                                         (as Permitted by Rule 14a-6(e)(2))


x  Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                             COX TECHNOLOGIES, INC.

                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

2.   Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.   Proposed maximum aggregate value of transaction:

5.   Total fee paid:

Fee paid previously with preliminary materials. /X/

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid:

2.   Form, Schedule or Registration Statement No.:

3.   Filing Party:

4.   Date Filed:

                             COX TECHNOLOGIES, INC.


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 15, 2004

TO OUR SHAREHOLDERS:

         Notice is hereby given that a Special Meeting of Shareholders of Cox Technologies, Inc. (the "Company") will be held at the Holiday Inn Airport, 2707 Little Rock Road, Charlotte, North Carolina, on April 15, 2004, at 9:00 a.m. local time, for the following purposes:


     1. To approve the proposed sale of substantially all of our assets to Sensitech Inc., as described in more detail in the accompanying proxy statement.

     2. To approve the Plan of Complete Liquidation and Dissolution of Cox Technologies, Inc., substantially in the form of Annex D attached to the accompanying proxy statement, including the liquidation and dissolution of Cox Technologies contemplated thereby.

     3. To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

         The foregoing items of business are more fully described in the proxy statement accompanying this Notice

         The Board of Directors has fixed March 8, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the special meeting during ordinary business hours at the corporate office of the Company, 69 McAdenville Road, Belmont, North Carolina, during the ten (10) business days prior to the special meeting and during the special meeting.

         These proxy solicitation materials were mailed on or about March 15, 2004 to all shareholders entitled to vote at the special meeting


                                                 For the Board of Directors,

                                                 /s/ JAMES L. COX

                                                 DR. JAMES L. COX
                                                 Chairman, President and
                                                 Chief Technology Officer

Dated: March 15, 2004



The form of proxy is enclosed to enable you to vote your shares at the special meeting. You are urged to mark, sign, date and return the proxy promptly in the accompanying envelope. This is important whether you own few or many shares. Delay in returning your proxy may subject the Company to additional expense. Any person giving a proxy has the power to revoke it at any time prior to its exercise, and if you attend the meeting in person, you may withdraw your proxy and vote your shares in person if you so choose.

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING .............................  1

  What proposals will be voted on at the Special Meeting? ...................  1

  Who is the purchaser? .....................................................  1

  What is the purchase price for Cox Technologies' assets? ..................  1

  What will happen if the asset sale is approved? ...........................  2

  What are the interests of officers and directors in the asset sale? .......  2

  What are the material conditions to the consummation of the asset sale? ...  3

  What are the material terms of the plan of dissolution? ...................  3

  What will happen if the plan of dissolution is approved? ..................  4

  When will shareholders receive any payment from our liquidation? ..........  4

  Who will receive payments from our liquidation? ...........................  4

  What is the amount of the payment that shareholders will receive for our liquidation? .........................................................  5

  What are the interests of officers and directors in the liquidation? ......  5

  What will happen if the asset sale is not approved? .......................  6

  Is the liquidation conditioned upon the completion of the asset sale to Sensitech? ............................................................  6

  Is the asset sale to Sensitech conditioned upon the liquidation being approved? ................................................................  6

  What will happen if the asset sale is approved but the plan of dissolution is not approved? .............................................  6

  What has happened to the Vitsab product line? .............................  6

  What is the Board of Directors' recommendation with respect to the asset sale and the plan of dissolution proposal? .........................  7

  Why does the Board of Directors believe the asset sale and plan of dissolution are in the best interest of Cox Technologies shareholders? ...  7

  What are the material federal income tax consequences of the asset sale and the dissolution and liquidation? ................................  7

  Has anyone else considered the fairness of the sale? ......................  8

  Do I have any appraisal rights in connection with the asset sale or dissolution? ..........................................................  8

  What vote is required? ....................................................  8

  What do I need to do now? .................................................  8

  Can I change my vote after I have mailed my signed proxy? .................  8

  If my broker holds my Cox Technologies shares in "street name", will the broker vote the shares on my behalf? .................................  8

  Can I still sell my shares of Cox Technologies common stock? ..............  9

  Where can I find more information relating to the finances and results of operations of Cox Technologies? ...............................  9

  Who can help answer my questions? .........................................  9

                                       (i)

PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE
   HELD ON APRIL 15, 2004 .................................................   10

INFORMATION CONCERNING SOLICITATION AND VOTING ............................   10

     Record Date and Voting Securities ....................................   10
     Revocability of Proxies ..............................................   10
     Voting and Solicitation ..............................................   10
     Quorum; Abstentions; Broker Non-Votes ................................   11

CAUTION AGAINST FORWARD-LOOKING STATEMENTS ................................   11

PROPOSAL NO. 1 TO APPROVE THE PROPOSED ASSET SALE .........................   12

     Parties to the Asset Sale ............................................   12
     General ..............................................................   12
     Assets to be Sold ....................................................   13
     Purchase Price .......................................................   14
     Manufacturing Services ...............................................   15
     Indemnification ......................................................   15
     Interests of our Directors and Executive Officers ....................   15
     Non-Solicitation .....................................................   17
     Termination; Termination Fee .........................................   17
     Other Terms ..........................................................   17
     Background of the Asset Sale and Dissolution of Cox Technologies .....   18
     Cox Technologies' Reasons for the Asset Sale; Board Recommendation ...   23
     Opinion of Ensemble Consulting LLC ...................................   24
     Sensitech's Reasons for the Asset Sale ...............................   32
     Regulatory Approvals .................................................   32
     Use of Proceeds from the Proposed Asset Sale .........................   32
     Appraisal Rights .....................................................   32
     Vote Required and Board Recommendation ...............................   32

PROPOSAL NO. 2 TO APPROVE THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION.   33

     General ..............................................................   33
     Background and Reasons for the Plan of Dissolution ...................   35
     Factors to be Considered by Shareholders in Deciding Whether to
      Approve the Plan ....................................................   35
     Provisions of the Plan ...............................................   38
     Liquidating Distributions; Nature; Amount; Timing ....................   39
     Estimated Distribution to Shareholders ...............................   40
     Sales of our Assets ..................................................   42
     Conduct of Cox Technologies Following Adoption of the Plan ...........   42
     Reporting Requirements ...............................................   42
     Contingent Liabilities; Contingency Reserve ..........................   42
     Final Record Date ....................................................   43
     Trading of the Common Stock ..........................................   43
     Absence of Appraisal Rights ..........................................   44
     Regulatory Approvals .................................................   44
     Material United States Federal Income Tax Consequences ...............   44
     Effect of Liquidation ................................................   45
     Vote Required and Board Recommendation ...............................   45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ............   46

OTHER MATTERS .............................................................   47

ADDITIONAL INFORMATION ....................................................   47

ANNEX A--COX TECHNOLOGIES, INC. ANNUAL REPORT ON FORM 10-K FOR FISCAL
   YEAR ENDED APRIL 30, 2003 ..............................................  A-1

ANNEX B--COX TECHNOLOGIES, INC. QUARTERLY REPORT ON FORM 10-Q FOR THE
   QUARTER ENDED OCTOBER 31, 2003 .........................................  B-1

ANNEX C--ASSET PURCHASE AGREEMENT AMONG SENSITECH INC., COX ACQUISITION
   CORP. AND COX TECHNOLOGIES, INC. DATED DECEMBER 12, 2003, AS  AMENDED
   JANUARY 29, 2004 .......................................................  C-1

ANNEX D--PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF COX
   TECHNOLOGIES, INC. .....................................................  D-1

ANNEX E--FAIRNESS OPINION OF ENSEMBLE CONSULTING LLC ......................  E-1

ANNEX F--FORM OF PROXY ....................................................  F-1

                                      (ii)

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING


Q:   What proposals will be voted on at the Special Meeting?

A: The following two proposals will be voted on at the Special Meeting:

The first proposal to be voted on is whether to approve the sale of substantially all of our assets to Sensitech Inc., a Delaware corporation. The assets Cox Technologies proposes to sell to Sensitech primarily consist of our products, intellectual property rights, trade names, certain assumed contracts, inventory, receivables and tangible personal property pursuant to the terms of the Asset Purchase Agreement attached as Annex C. The proposed sale of assets is referred to as "the asset sale". The assets to be sold in the asset sale are substantially all of the assets of Cox Technologies other than cash, certain equipment and office furniture. The Asset Purchase Agreement also excludes certain equipment and inventory relating to the Vitsab product line. Subsequent to the signing of the Asset Purchase Agreement, those Vitsab-related assets were sold to Rask Holding ApS on January 29, 2004. See "Proposal No. 1--To Approve the Proposed Asset Sale" for a more detailed description of the transaction with Sensitech.

The second proposal to be voted on is whether to approve the Plan of Complete Liquidation and Dissolution of Cox Technologies, Inc., substantially in the form of Annex D attached to the accompanying proxy statement, including the liquidation and dissolution of Cox Technologies contemplated thereby. This Plan and the liquidation and dissolution of Cox Technologies contemplated by the Plan are referred to as "the plan of dissolution." See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution" for a more detailed description of the liquidation and dissolution process contemplated by the proposal.


Q:   Who is the purchaser?

A: The purchaser of Cox Technologies' assets will be Sensitech Inc. Sensitech is a privately held company with its principal place of business at 800 Cummings Center, Suite 258X, Beverly, Massachusetts. Sensitech is a provider of advanced supply chain process management solutions, including temperature monitoring and recording devices. Sensitech will purchase the Cox Technologies assets through Cox Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sensitech formed for the purpose of consummating the purchase. See "Proposal No. 1--To Approve the Proposed Asset Sale--Parties to the Asset Sale."


Q:   What is the purchase price for Cox Technologies' assets?

A: Sensitech will pay us a total purchase price of approximately $10,532,000 for our assets, subject to adjustments set forth in the Asset Purchase Agreement. Approximately $10,240,000 of the purchase price will be paid in cash and approximately $292,000 of the purchase price will be paid through the assumption of certain payables of Cox Technologies. The purchase price will be adjusted to the extent the value of the receivables and inventory being purchased less the amount of payables and certain claims being assumed deviates from a targeted amount of $1,754,000, or if some of the current top 50 customers of Cox Technologies indicate they will not transition all or substantially all their business to Sensitech and the annual revenues from such customers exceeds $1,700,000, or if our net revenues, exclusive of revenues from the Vitsab product line for the four financial quarters prior to closing are less than $8,000,000. Cox Technologies will receive approximately $9,990,000 of the cash payment at closing. Sensitech will hold the remaining $250,000 for six months as security against claims that may be brought as a result of any inaccuracy or omission made by Cox Technologies in the Asset Purchase Agreement. Sensitech will pay Cox Technologies the remaining $250,000 cash payment, less the amount of claims, six months after the closing of the asset sale. Adjustments to the purchase price will be payable as soon after the closing as the parties may agree on the amounts of the adjustments, but in any event, within approximately 120 days after the closing. For additional information regarding the purchase price and possible adjustments to the purchase price, see "Proposal No.
1--To Approve the Proposed Asset Sale--Purchase Price."


Q:   What will happen if the asset sale is approved?

A: If the asset sale set forth in the Asset Purchase Agreement is approved, we will consummate the sale of assets subject to satisfaction of the closing conditions set forth in the Asset Purchase Agreement. We anticipate the transaction will close within five business days after the Special Meeting. See "Proposal No. 1--To Approve the Proposed Asset Sale--Other Terms."

In connection with the Asset Purchase Agreement, we have agreed to provide manufacturing services to Sensitech for a transition period pursuant to the terms of a Manufacturing Services Agreement. The Manufacturing Services Agreement provides that we will continue to manufacture products under our existing specifications for a period from the closing date of the asset sale through June 1, 2004, unless terminated earlier by Sensitech, or unless we agree to extend the term of the Manufacturing Services Agreement. The Manufacturing Services Agreement provides that Sensitech will request orders consistent with our production capabilities. In the Manufacturing Services Agreement we make no representations or warranties other than that we will manufacture products in a manner consistent with past practice and that Sensitech's sole remedy for any product defect is the replacement or repair of the product. The Manufacturing Services Agreement provides that Sensitech will pay rates for the manufacturing services that are intended to cover all costs associated with performing the manufacturing services. The Manufacturing Services Agreement includes an allocation of overhead for units manufactured for Sensitech under the Manufacturing Services Agreement. This allocation of overhead will defray some of our estimated administrative costs of between $30,000 and $45,000 per month, but will not be sufficient to cover all of such costs. The amount of shortfall will depend on the number of units ordered by Sensitech. These administrative expenses represent costs that we would incur in the dissolution process whether or not we continued to manufacture products for Sensitech under the Manufacturing Services Agreement. See "Proposal No. 1--To Approve the Proposed Asset Sale--Manufacturing Services."

Q:   What are the interests of officers and directors in the asset sale?

A: Upon consummation of the asset sale, Dr. James L. Cox, our Chairman, President and Chief Technology Officer and Sensitech will enter into a Consulting and Noncompetition Agreement under which Dr. Cox will perform consulting services to Sensitech and Dr. Cox will agree, with limited exceptions, to refrain from competing with Sensitech for a two-year period. For the consulting services and noncompetition covenant, Dr. Cox and an affiliated catalogue business will each be paid $5,000 during the first month of the agreement and Dr. Cox will be paid $10,000 per month for the remaining 23 months of the agreement. "Proposal No. 1--To Approve the Proposed Asset Sale--Interests of our Directors and Executive Officers."

Upon consummation of the asset sale, Brian D. Fletcher and Kurt C. Reid, both of whom serve on our Board and as Co-Chief Executive Officers, will each enter into Consulting and Noncompetition Agreements with Sensitech under which they each will perform consulting services to Sensitech and each will agree not to compete with Sensitech for a two-year period. For the consulting services and noncompetition covenants, Mr. Fletcher and Mr. Reid each will be paid $7,500 per month for each of the 24 months of the agreement. "Proposal No. 1--To Approve the Proposed Asset Sale--Interests of our Directors and Executive Officers."

Dr. Cox, Mr. Reid and Mr. Fletcher currently hold stock options on common stock of the company. The Board of Directors has indicated that it intends to accelerate the vesting of in-the-money stock options in order to incentivize holders to remain with the company through closing of the asset sale. The acceleration will result in a total of 726,000 stock options held by Dr. Cox, Mr. Reid and Mr. Fletcher becoming vested that otherwise would not have been vested at the time of the closing of the asset sale. The estimated cost to the Company of such acceleration is $43,560. The Board of Directors has indicated that it will allow the holders of in-the-money stock options to forfeit their options and receive a cash payment equal to the difference between the exercise price and the total cash distribution per share that the Board of Directors estimates will ultimately be paid to shareholders. The total of such payments to Messrs. Cox, Reid and Fletcher would be $108,000 based on an estimated distribution to shareholders of $.17 per share. "Proposal No. 1--To Approve the Proposed Asset Sale--Interests of our Directors and Executive Officers."

In March 2000, we entered into an agreement with Technology Investors, LLC ("TI") whereby TI loaned $2,500,000 to Cox Technologies and we issued to TI a 10% subordinated convertible promissory note in the amount of $2,500,000, the entire principal and interest of which are due on March 10, 2005. Alternatively, the principal amount of the TI note and interest on the note may be converted, at the option of the holder, into shares of Cox Technologies common stock at a conversion price of $1.25 per share. Mr. Fletcher and Mr. Reid are the managers of TI and each has a significant ownership interest in TI. As of December 31, 2003, the principal and accrued interest of the TI note was $3,596,609. If the asset sale is consummated, the TI note will be repaid in full. Assuming repayment on March 26, 2004, the amount of the payment would be $3,674,800. See "Proposal No. 1--To Approve the Proposed Asset Sale--Interests of our Directors and Executive Officers."

In the course of negotiations of the asset Purchase Agreement, Sensitech indicated that it would be beneficial to their transition of customers to have available to them the services of David Caskey, President of the Cox Recorder Division. In addition, to help ensure that Mr. Caskey does not terminate his employment with Cox Technologies prior to the consummation of the Asset Purchase Agreement, Sensitech has agreed to offer Mr. Caskey employment for no less than a 91 day time period. Under the employment agreement, Mr. Caskey is to perform services to Sensitech in relation to transfer of customers from Cox Technologies to Sensitech and servicing those customers. The employment agreement provides that Mr. Caskey will be compensated $7,500 per month and will be entitled to reimbursement of reasonable expenses. He will receive one week of vacation and other benefits provided to other employees of Sensitech. "Proposal No. 1--To Approve the Proposed Asset Sale--Interests of our Directors and Executive Officers."

Q:   What are the material conditions to the consummation of the asset sale?

The Asset Purchase Agreement contains closing conditions related to the following: each party's representations and warranties remain true, each party has complied with its covenants, we shall have had net revenues from operations relating to the assets being sold in the asset sale of $8 million for the four fiscal quarters preceding closing, Dr. Cox, Brian Fletcher and Kurt Reid shall have executed their respective Consulting and Noncompetition Agreements, the parties shall have received any third party or governmental consents required for the consummation of the transaction and consents pertaining to the transfer of certain of the assumed contracts, no legal action is pending that would prevent the closing, we shall have received shareholder approval of the asset sale, and each party shall have delivered appropriate documents and certificates set forth in the Asset Purchase Agreement.

The asset sale is not conditioned upon the plan of dissolution being approved. If our shareholders do not also approve the plan of dissolution, we will complete the asset sale to Sensitech if our shareholders approve it and the other closing conditions are met.
See "Proposal No. 1--To Approve the Proposed Asset Sale--Other Terms."

Q:   What are the material terms of the plan of dissolution?

A: The plan of dissolution provides that the Board of Directors will liquidate our assets in accordance with any applicable provision of the North Carolina Business Corporation Act. Without limiting the flexibility of the Board of Directors, the Board of Directors may, at its option, instruct our officers to follow the procedures set forth in the North Carolina Business Corporation Act to:

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


     *    collect our assets;

     * dispose of properties that will not be distributed in kind to our shareholders;

     *    discharge or make provision for discharging our liabilities;

     * distribute our remaining property among our shareholders according to their interests;

     *    notify known claimants in writing of the dissolution;

     * publish notice of our dissolution and request that persons with claims against us present them in accordance with the notice;

     * take every other act necessary to wind up and liquidate or business and affairs.

The Board of Directors is granted broad powers under the plan of dissolution and granted a great amount of discretion in exercising those powers, including the right to revoke the articles of dissolution within 120 days after they are filed with the Secretary of State of the State of North Carolina. The North Carolina Business Corporation Act does not limit the Board of Directors with respect to the reasons for revoking the articles of dissolution. See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--General."


Q:   What will happen if the plan of dissolution is approved?

A: If the plan of dissolution is approved, subsequent to closing the Asset Purchase Agreement and after we fulfill certain manufacturing obligations to Sensitech for a transitional period anticipated to end no later than June 1, 2004, we will file Articles of Dissolution with the North Carolina Secretary of State, complete the liquidation of our remaining assets, satisfy (or make provisions to satisfy) our remaining obligations and make distributions to our shareholders of any available liquidation proceeds. See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Principal Provisions of the Plan."


Q:   When will shareholders receive any payment from our liquidation?

A: Subject to closing the asset sale and to the shareholder approval of the plan of dissolution, we anticipate that an initial distribution of liquidation proceeds will be made to our shareholders in the second or third calendar quarter of 2004. Thereafter, as we liquidate our remaining assets and properties we will distribute liquidation proceeds, if any, to our shareholders as the Board of Directors deems appropriate. We anticipate that the majority of the remaining liquidation proceeds will be distributed before December 31, 2004. See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Liquidating Distributions; Nature; Amount; Timing."


Q:   Who will receive payments from our liquidation?

A: We intend to close our stock transfer books and discontinue recording transfers of our common stock at the close of business on the date we file the Articles of Dissolution with the North Carolina Secretary of State, referred to as the "final record date." The articles of dissolution will be filed at such time as the Board of Directors, in its absolute discretion deems necessary, appropriate or desirable. It is anticipated that the final record date will be in the second or third calendar quarter of 2004. Thereafter, certificates representing our common stock shall not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our shareholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record

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


date, and, after the final record date, any distributions made by us shall be made solely to the shareholders of record at the close of business on the final record date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law. See "Proposal No. 2--to Approve the Plan of Complete Liquidation and Dissolution--Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan--Our stock transfer books will close on the date we file the Articles of Dissolution with the North Carolina Secretary of State, after which it will not be possible for shareholders to publicly trade our stock."


Q: What is the amount of the payment that shareholders will receive from our liquidation?

A: Assuming that the asset sale is consummated on the terms described in this proxy statement, and that we complete our dissolution by the end of 2004, we estimate that the amount ultimately distributed to our shareholders will be in the range of $0.16 to $0.20 per share. The range of $0.16 to $0.20 per share is based on our estimates of the total consideration Sensitech will pay us in the asset sale, our existing cash reserves, our liabilities and what our revenues and expenses will be from the closing date of the sale until our final dissolution. Factors that may affect the per share distribution amount to shareholders include the amount of the purchase price adjustment, if any, and the actual amount of expenses we incur for such things as legal and accounting fees, operating expenses and expenses related to the proposed transaction, amount of other revenues from operation and sale of assets not transferred in the asset sale, as well as other liabilities we incur that would reduce the per share distribution amount. For a more thorough discussion of the estimated payments to shareholders and the assumptions made in reaching the $0.16 to $0.20 range, See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Liquidating Distributions; Nature; Amount; Timing" and "--Estimated Distribution to Shareholders."


Q:   What are the interests of officers and directors in the liquidation?

A: Following the filing of the Articles of Dissolution with the North Carolina Secretary of State, we will continue to indemnify each of our current and former directors and officers to the extent required under North Carolina law and our Articles of Incorporation as in effect immediately prior to the filing of the Articles of Dissolution. In addition, we intend to maintain our current directors' and officers' insurance policy through the date of dissolution and to obtain runoff coverage for an additional five years after filing the Articles of Dissolution. We have received a quote of $212,000 for such insurance coverage.

Our Board of Directors will take such steps as they deem necessary in order to retain personnel required to complete the orderly dissolution, including providing necessary and reasonable compensation for such services under such circumstances. Mr. Fletcher and Mr. Reid will likely be included in the personnel retained to complete the dissolution and liquidation. There are currently no agreements with any individuals regarding services to be performed or compensation to be paid in relation to the dissolution and liquidation. The Board of directors has no plans to provide incentives to such individuals or to compensate them at any rate above current compensation levels. Current annual salary levels of our officers are as follows:

Brian Fletcher    $ 120,000
Kurt Reid         $ 120,000
James L. Cox      $  84,000
John R. Stewart   $  90,000

In addition, Mr. Stewart has been granted a bonus of $10,000 payable if he continues to provide services to the Company through completion of the dissolution. No other bonuses are anticipated. It is anticipated that the salaries of officers continuing to provide services through the dissolution process will be reduced as the amount of activity is reduced and that the total of salaries payable during the dissolution process will be between $78,000 and $101,500.

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


See "Proposal No. 2--To Approve the Plan of Complete Liquidation and dissolution--Possible effects of the Approval of the Plan upon Directors and Executive Officers."


Q:   What will happen if the asset sale is not approved?

A: We will review all options for continuing operations, and we will potentially seek to sell our stock or assets to a third party. There can be no assurance that any third party will offer to purchase the assets for a price equal to or greater than the price proposed to be paid by Sensitech in the asset sale, or that the assets can be sold at all. See ""Proposal No. 1--To Approve the Proposed Asset Sale--Other Terms."


Q: Is the liquidation conditioned upon the completion of the asset sale to Sensitech?

A: Yes. The liquidation as currently proposed is conditioned upon completion of the asset sale to Sensitech. If the asset sale to Sensitech is not approved by our shareholders or is not consummated for other reasons, we will review all possibilities for the continued operations or sale of our business and will not necessarily complete the liquidation of our assets. It is uncertain what amount would be received upon the sale of our assets, when such amounts would be received, if such amount would be enough to pay all of our outstanding liabilities, or if there would be any funds available to distribute to shareholders thereafter. See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Principal Provisions of the Plan."


Q: Is the asset sale to Sensitech conditioned upon the liquidation being approved?

A: No. The asset sale to Sensitech is not conditioned upon the liquidation being approved. See "Proposal No. 1--To Approve the Proposed Asset Sale--Other Terms."


Q: What will happen if the asset sale is approved but the plan of dissolution is not approved?

A: After the sale of assets to Sensitech, we will have no assets with which to generate revenue. If the plan of dissolution is not approved, we will complete the sale of substantially all of our assets, including our products, intellectual property rights, trade names, certain assumed contracts, inventory, receivables and tangible personal property to Sensitech, and we would use the cash received from the asset sale to pay ongoing operating expenses instead of making a distribution to shareholders pursuant to the plan of dissolution. It is also expected that Sensitech will hire some of our employees. We would have no business or operations after the transfer of our assets, other than certain transitional manufacturing obligations to Sensitech for a period anticipated to end no later than June 1, 2004. Thereafter, we will have retained only those employees required to maintain our corporate existence. We do not intend to invest in another operating business. See "Proposal No. 1--To Approve the Proposed Asset Sale--Other Terms."


Q: What has happened to the Vitsab product line?

A: On January 29, 2004, we sold our assets relating to the Vitsab product line (other than accounts receivable) to Rask Holding ApS for a purchase price of $175,000 plus assumed liabilities. In the transaction, Rask Holding acquired all of the assets associated with the Vitsab division, except cash and accounts receivable, and assumed all liabilities relating to the Vitsab division, except liabilities associated with a raw material purchase from a specific vendor and for taxes resulting from operations of the Vitsab division prior to January 29, 2004. The liabilities related to the Vitsab division were $74,100 in payments to be made to Mr. Peter Ronnow under an employment agreement between him and the Company, and $7,000 in trade accounts payable. In payment of the purchase price, Rask Holding delivered a promissory note in the amount of $175,000 which was paid in full on February 18, 2004. As a result of the sale of the Vitsab product line, the Asset Purchase Agreement now contemplates the sale of substantially all of our assets to Sensitech. See "Proposal No. 1--To Approve the Proposed Asset Sale--General."


Q: What is the Board of Directors' recommendation with respect to the asset sale proposal and the plan of dissolution proposal?

A: Our Board of Directors recommends a vote " FOR " approval of the asset sale and "FOR" approval of the plan of dissolution. See "Proposal No. 1--To Approve the Proposed Asset Sale--Vote Required and Board Recommendation" and "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Vote Required and Board Recommendation."


Q: Why does the Board of Directors believe the asset sale and plan of dissolution are in the best interest of Cox Technologies shareholders?

A: The Board considered the risks and challenges facing the company in the future as compared to the opportunities available to the company in the future and concluded that the asset sale and plan of dissolution was the best alternative for maximizing value to our shareholders. See "Proposal 1-To Approve the Proposed Asset Sale-Background of the Asset Sale and Dissolution of Cox Technologies", "Proposal 1-To Approve the Proposed Asset Sale-Cox Technologies' Reasons for the Asset Sale; Board Recommendation" and "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Background and Reasons for the Plan of Dissolution."


Q: What are the material federal income tax consequences of the asset sale and the dissolution and liquidation?

A: Federal Income Taxation of Cox Technologies. Until the liquidation is completed, we will continue to be subject to Federal income taxation on our taxable income, if any, such as interest income, gain from the sale of our assets or income from operations. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the fair market value of the consideration received for each asset over our adjusted tax basis in the asset sold. Management believes that we have sufficient usable net operating losses to offset substantially all of any federal income or gain recognized by us for federal income tax purposes. See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Material United States Federal Income Tax Consequences--Federal Income Taxation of Cox Technologies."

Federal Income Taxation of our Shareholders. Amounts received by shareholders pursuant to the plan of dissolution will be treated as full payment in exchange for their shares of our common stock. Shareholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property, if any, distributed to them, and (2) their tax basis for their shares of our common stock. A shareholder's tax basis in his, her or its shares will depend upon various factors, including the shareholder's cost and the amount and nature of any distributions received with respect thereto. See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Material United States Federal Income Tax Consequences--Federal Income Taxation of Our Shareholders."


The tax consequences of the plan of dissolution may vary depending upon the particular circumstances of the shareholder. We recommend that each shareholder consult his, her or its own tax advisor regarding the Federal income tax consequences of the plan of dissolution as well as the state, local and foreign tax consequences.

Q:   Has anyone else considered the fairness of the sale?

A: The Board of Directors retained Ensemble Consulting LLC, a company that provides fairness opinions in business transactions, to provide the Board with its fairness opinion relating to the consideration to be received by Cox Technologies and the economic terms and conditions of the sale. Ensemble Consulting has issued its opinion to the Board to the effect that, as of December 12, 2003 and based upon and subject to certain assumptions, the consideration to be paid by Sensitech in the sale and the economic terms and conditions of the sale are fair to the Cox Technologies shareholders from a financial point of view. You should carefully read the fairness opinion that is attached as Annex E. See "Proposal No. 1--To Approve the Proposed Asset Sale--Opinion of Ensemble Consulting LLC."


Q: Do I have any appraisal rights in connection with the asset sale or dissolution?

A: No. Our shareholders do not have appraisal rights in connection with the asset sale or dissolution. See "Proposal No. 1--To Approve the Proposed Asset Sale--Appraisal Rights."


Q:   What vote is required?

A: The proposal to approve the asset sale to Sensitech requires the affirmative vote of a majority of our outstanding shares to be approved by our shareholders. See "Proposal No. 1--To Approve the Proposed Asset Sale--Vote Required and Board Recommendation." The proposal to approve the plan of dissolution also requires the affirmative vote of a majority of our outstanding shares to be approved by our shareholders. See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Vote Required and Board Recommendation."


Q:   What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable Cox Technologies to conduct business at the meeting. See "Information Concerning Solicitation and Voting."


Q:   Can I change my vote after I have mailed my signed proxy?

A: Yes. You can change your vote at any time before proxies are voted at the meeting. You can change your vote in one of three ways. First, you can send a written notice via registered mail to our Chief Financial Officer, John Stewart, at our executive offices, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit the notice of revocation or the new proxy to us. Third, you can attend the meeting and vote in person. See "Information Concerning Solicitation and Voting."

Q: If my broker holds my Cox Technologies shares in "street name", will the broker vote the shares on my behalf?

A: A broker will vote Cox Technologies shares only if the holder of these shares provides the broker with instructions on how to vote. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non- votes," will not be voted in favor of such matter. Both the proposal to approve the plan of dissolution and the proposal to approve the asset sale are proposals that require the affirmative vote of a majority of our outstanding shares to be approved by our shareholders. Accordingly, broker non-votes will have the effect of a vote against both proposals. We encourage all shareholders whose shares are held in street name to provide their brokers with instructions on how to vote. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."


Q:   Can I still sell my shares of Cox Technologies common stock?

A: Yes. Our common stock is traded on the nationwide over-the-counter market and is listed under the symbol "coxt.ob". We anticipate that we will request that our common stock cease trading immediately upon the filing of the Articles of Dissolution with the North Carolina Secretary of State, which (subject to shareholder approval of the plan of dissolution) we anticipate will occur in June, 2004. In addition, we will close our stock transfer books and discontinue recording transfers of shares of our common stock at the close of business on the date we file the Articles of Dissolution with the North Carolina Secretary of State. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Trading of the Common Stock and Interests in the Liquidating Trust or Trusts."


Q: Where can I find more information relating to the finances and results of operations of Cox Technologies?

A: The Company's most recent annual report on Form 10-K for the fiscal year ended April 30, 2003 and most recent quarterly report on Form 10-Q for the quarter ended October 31, 2003 are attached to the accompanying proxy statement as Annexes A and B, respectively, and form a part of the accompanying proxy statement.


Q:   Who can help answer my questions?

A: If you have any questions about the Special Meeting or the proposals to be voted on at the Special Meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact Kurt Reid at (704) 825-8146 ext. 239. Our public filings can also be accessed at the Securities and Exchange Commission's web site at www.sec.gov. See "Additional Information."

                             COX TECHNOLOGIES, INC.

                               69 McAdenville Road
                          Belmont, North Carolina 28012

                                 PROXY STATEMENT

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 15, 2004

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Cox Technologies, Inc. for use at our Special Meeting of Shareholders to be held on April , 2004 at 9:00 a.m. local time, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at the Holiday Inn Airport, 2707 Little Rock Road, Charlotte, North Carolina.

These proxy solicitation materials were mailed on or about March 15, 2004 to all shareholders entitled to vote at the meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Voting Securities

Shareholders of record as of the record date, March 8, 2004, are entitled to notice of and to vote at the Special Meeting. As of the record date, 38,167,077 shares of our common stock were issued and outstanding.

Revocability of Proxies

Execution of a proxy will not in any way affect a shareholder's right to attend the Special Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by written notice delivered to our Chief Financial Officer, John Stewart, at our principal executive offices at any time before it is exercised, by completing and submitting a new proxy, or by voting in person at the Special Meeting.

Voting and Solicitation

Each share of common stock outstanding as of the record date will be entitled to one vote and shareholders may vote in person or by proxy. At the Special Meeting, we will be asking our shareholders to vote on a proposal to approve the sale of substantially all of our assets to Sensitech Inc., and a proposal to approve a Plan of Complete Liquidation and Dissolution of Cox Technologies, including the liquidation and dissolution of Cox Technologies contemplated thereby. We are soliciting shareholders to authorize proxies to vote with respect to these two proposals. The proposed sale of assets to Sensitech is referred to as "the asset sale" and the Plan of Complete Liquidation and Dissolution and the liquidation and dissolution contemplated by that Plan are referred to as "the plan of dissolution". Our Board of Directors knows of no other matters to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail or personal solicitation by our directors, officers or regular employees. We will not pay any additional compensation to such persons for such services.

Quorum; Abstentions; Broker Non-Votes

The presence in person or by proxy of the holders of at least a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. The Inspector of Elections will tabulate votes cast by proxy or in person at the Special Meeting with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Abstentions are included in the number of shares present or represented at the Special Meeting.

Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non-votes," and shares which abstain from voting as to a particular matter, will not be voted in favor of such matters. The proposal to approve the Plan of Complete Liquidation and Dissolution requires the affirmative vote of a majority of our outstanding shares to be approved by our shareholders. The proposal to approve the asset sale to Sensitech also requires the affirmative vote of a majority of our outstanding shares to be approved by our shareholders. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to approve the Plan of Complete Liquidation and Dissolution and the proposal to approve the asset sale to Sensitech. Broker non-votes will be counted for purposes of determining the absence or presence of a quorum. We encourage all shareholders whose shares are held in street name to provide their brokers with instructions on how to vote.

                   CAUTION AGAINST FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, including statements concerning the value of our net assets, the anticipated liquidation value per share of common stock as compared to its market price absent the proposed liquidation, the timing and amounts of distributions of liquidation proceeds to shareholders, the estimates of ongoing expenses, and the likelihood of shareholder value resulting from the sale of substantially all of our assets. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These risks include the risk that we may incur additional liabilities, that the sale of our non-cash assets could be lower than anticipated, that our expenses may be higher than estimated and that the settlement of our liabilities could be higher than expected, all of which would substantially reduce the distribution to our shareholders. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

                                 PROPOSAL NO. 1

                       TO APPROVE THE PROPOSED ASSET SALE

Parties to the Asset Sale

Cox Technologies, Inc.

Cox Technologies, a North Carolina corporation, is primarily engaged in the business of producing and distributing graphic and electronic transit temperature recording instruments, both domestically and internationally. These temperature recorders are marketed under the trade name Cox Recorders and produce a record that is documentary proof of temperature conditions.

Cox Technologies maintains its principal offices at 69 McAdenville Road, Belmont, North Carolina 28012, telephone (704) 825-8146.

The Company's most recent annual report on Form 10-K for the fiscal year ended April 30, 2003, and most recent quarterly report on Form 10-Q for the quarter ended October 31, 2003, are attached to this proxy statement as Annexes A and B, respectively, and form a part of this proxy statement.


Sensitech Inc.

Sensitech, a Delaware corporation, is a leading provider of cold chain monitoring, management and information solutions serving the worldwide perishable product supply chain. The company markets and sells its services to a broad range of customers in the food and pharmaceutical industries who are committed to protecting the freshness, integrity and efficacy of their temperature-sensitive products.

Sensitech maintains its principal offices at 800 Cummings Center, Suite 258X, Beverly, Massachusetts 01915, telephone (978) 927-7033.


Cox Acquisition Corp.

Cox Acquisition Corp., a Delaware corporation, is a wholly owned subsidiary of Sensitech that was formed on December 10, 2003. Sensitech formed Cox Acquisition Corp. for the purpose of being the subsidiary entity through which Sensitech will consummate the purchase of the Cox Technologies assets. It currently has no business operations.

Cox Acquisition Corp. maintains its principal offices at 800 Cummings Center, Suite 258X, Beverly, Massachusetts 01915, telephone (978) 927-7033.


General

On December 12, 2003 our Board of Directors unanimously approved the Asset Purchase Agreement between Cox Technologies, Sensitech and Cox Acquisition Corp., under which we agree to sell substantially all of our assets to Sensitech (other than cash, certain equipment, furniture and our Vitsab product line) for a total purchase price of $10,532,000 (subject to adjustment), to be paid by Sensitech in a combination of cash and assumption of certain payables. Since execution of the Asset Purchase Agreement, we have sold the assets relating to the Vitsab business. The material terms of the Asset Purchase Agreement are summarized below. A copy of the Asset Purchase Agreement is attached as Annex C to this proxy statement. We encourage you to read the Asset Purchase Agreement in its entirety.

On January 29, 2004, we sold our assets relating to the Vitsab product line (other than accounts receivable) to Rask Holding ApS for a purchase price of $175,000 plus assumed liabilities. In the transaction, Rask Holding acquired all of the assets associated with the Vitsab division, except cash and accounts receivable, and assumed all liabilities relating to the Vitsab division, except liabilities associated with a raw material purchase from a specific vendor and for taxes resulting from operations of the Vitsab division prior to January 29, 2004. The liabilities related to the Vitsab division were $74,100 in payments to be made to Mr. Peter Ronnow under an employment agreement between him and the Company, and $7,000 in trade accounts payable. In payment of the purchase price, Rask Holding delivered a promissory note in the amount of $175,000 which was paid in full on February 18, 2004. As a result of the sale of the Vitsab product line, the Asset Purchase Agreement now contemplates the sale of substantially all of our assets to Sensitech.

The Asset Purchase Agreement originally provided that either party could terminate the agreement if the asset sale was not completed within 90 days following its execution. Certain termination fees were also tied to the 90-day period. See "Termination; Termination Fee." The Asset Purchase Agreement was amended on January 29, 2004 for the sole purpose of extending the 90-day period to a 150-day period. Also on January 29, 2004, Sensitech waived any breach of covenants contained in the Asset Purchase Agreement that would otherwise have arisen as a result of the sale of the assets relating to the Vitsab division.


Assets to be Sold

The assets proposed to be sold to Sensitech, referred to as "the assets," consist of the assets currently used to operate Cox Technologies' business, including:


     * all intellectual property of any kind owned or used by Cox Technologies, and any and all causes of action or rights to damages or other remedies which Cox Technologies may be entitled due to infringement or misappropriation of any such intellectual property;

     * certain assumed contracts, including substantially all of our customer contracts, vendor and third-party vendor contracts;

     *    accounts receivable;

     *    inventory;

     *    other designated assets;

     * assumption of certain disclosed liabilities, including liabilities related to the assumed contracts and operating costs; and

     * all documents related to these assets, including all technical, regulatory, marketing and sales related documents.

The assets to be sold do not include:

     *    production equipment;

     *    cash;

     * any asset associated with oil field operations now or previously owned by Cox Technologies;

     * any right, title or interest in and to real property or real property leases;

     * office equipment, machines, tools, fixtures, furniture and computers other than as designated; and

     * corporate assets such as qualifications to do business, taxpayer identification numbers, minute books, rights under employee benefit plans and liabilities associated with such plans.

The Asset Purchase Agreement also excludes any assets related to the Vitsab product line. Those assets were subsequently sold to Rask Holding ApS on January, 29, 2004.


Purchase Price

Sensitech will pay us a total purchase price of approximately $10,532,000 for the assets, subject to adjustments set forth in the Asset Purchase Agreement. Specifically, the purchase price may be adjusted as follows:

          o Dollar-for-dollar to the extent the value of the receivables and inventory being purchased less the amount of payables and certain claims being assumed deviates from a target of $1,754,000. This adjustment is referred to as the "Balance Sheet Adjustment."

          o If current top 50 customers of Cox Technologies indicate they will not transition all or substantially all of their business with Cox Technologies to Sensitech and the aggregate annual revenues from those departing customers exceeds $1,700,000, there will be a dollar-for dollar reduction in the purchase price for each dollar in lost revenue in excess of $1,700,000. This adjustment is referred to as the "Customer Adjustment."

          o If the net revenues of Cox Technologies for the four fiscal quarters prior to the closing, exclusive of revenues related to the Vitsab product line, are less than $8,000,000, Sensitech may chose not to close the asset sale or to close the asset sale with a dollar-for-dollar reduction in the purchase price to the extent such net revenues are less than $8,000,000. This adjustment is referred to as the "Revenue Adjustment."

As of February 29, 2004, the Balance Sheet Adjustment would have resulted in an increase in the purchase price of $500,000 - $750,000. The Company believes it is unlikely that there will be a Customer Adjustment since no adjustment will be made unless the lost revenues exceed $1,700,000, the total annual revenues from the top 50 customers for the period from November 1, 2002 through October 31, 2003 were $4,851,000 and, as of February 1, 2004, none of the top 50 customers has indicated that they will not transition all or substantially all of their business to Sensitech. Likewise, the Company believes it is unlikely that there will be Revenue Adjustment since net revenues for the eleven months ended December 31, 2003 (exclusive of revenues from the Vitsab product line) were $8,448,746.

The purchase price will be paid as follows (1) $10,240,000 in cash and (2) approximately $292,000 through the assumption of certain payables of Cox Technologies.

We will receive approximately $9,990,000 of the cash payment at closing. Sensitech will hold the remaining $250,000 for six months as security against claims that may be brought as a result of any inaccuracy or omission made by Cox Technologies in the Asset Purchase Agreement. Sensitech will pay us the remaining $250,000 cash payment, less the amount of any claims, six months after the closing of the asset purchase. Adjustments to the purchase price will be payable as soon after the closing as the parties may agree on the amounts of the adjustments, but in any event, within approximately 120 days after the closing. Upon closing of the asset sale, the cash payable by Sensitech for our assets will be paid from Sensitech's cash reserves and proceeds from bank financing.

After the closing of the asset sale, and following the expiration of our manufacturing obligations described below, we will, subject to approval by our shareholders of Proposal 2, wind up our operating business, effect a complete liquidation and dissolution of the company, and distribute any remaining cash to our shareholders.

Our estimate of the range of proceeds distributed to shareholders assumes that there will be a Balance Sheet Adjustment resulting in an increase of the purchase price of between $500,000 and $750,000, a Customer Adjustment resulting in a reduction in the purchase price of between $0 and $200,000 and that there will be no Revenue Adjustment. See "Proposal No. 2--To Approve the Plan of Liquidation and Dissolution--Estimated Distribution to Shareholders.") If the actual purchase price adjustment is outside that range, the distribution to shareholders may be less than $0.16 or greater than $0.20 per share.


Manufacturing Services

In connection with the Asset Purchase Agreement, we have agreed to provide manufacturing services to Sensitech for a transition period pursuant to the terms of a Manufacturing Services Agreement. The Manufacturing Services Agreement provides that we will continue to manufacture products under our existing specifications for a period from the closing date of the asset sale through June 1, 2004, unless terminated earlier by Sensitech, or unless we agree to extend the term of the Manufacturing Services Agreement. Nothing in the Manufacturing Services Agreement prohibits Sensitech from continuing to manufacture and sell Cox products after June 1, 2004. The Manufacturing Services Agreement provides that Sensitech will request orders consistent with our production capabilities. In the Manufacturing Services Agreement we make no representations or warranties other than that we will manufacture products in a manner consistent with past practice and that Sensitech's sole remedy for any product defect is the replacement or repair of the product. The Manufacturing Services Agreement provides that Sensitech will pay rates for the manufacturing services that are intended to cover all costs associated with performing the manufacturing services. The Manufacturing Services Agreement includes an allocation of overhead for units manufactured for Sensitech under the Manufacturing Services Agreement. This allocation of overhead will defray some of our estimated administrative costs of between $30,000 and $45,000 per month, but will not be sufficient to cover all of such costs. The amount of shortfall will depend on the number of units ordered by Sensitech. These administrative expenses represent costs that we would incur in the dissolution process whether or not we continued to manufacture products for Sensitech under the Manufacturing Services Agreement. The agreements with Messrs. Cox, Caskey, Fletcher and Reid are designed, in part, to assure that Sensitech can properly service Cox customers after the asset sale and to continue to supply Cox products after the asset sale should it so choose.


Indemnification

Under the terms of the Asset Purchase Agreement we have agreed to indemnify Sensitech and its affiliates against any liabilities, including reasonable legal fees and expenses that Sensitech may incur (1) if we breach any of the representations and warranties or fail to perform any of the covenants or any agreement contained in the Asset Purchase Agreement, (2) resulting from any intentional tort, including fraud, willful misconduct or our bad faith in connection with the Asset Purchase Agreement or (3) environmental liabilities. Except if we commit fraud or a willful breach of any representations or warranties under the Asset Purchase Agreement, our indemnification obligations are capped at a total of $250,000 and survive for six months after the closing. Furthermore, Cox Technologies is not required to indemnify Sensitech unless and until losses exceed $25,000, and then from the first dollar to the full extent of such losses up to the $250,000 cap.


Interests of our Directors and Executive Officers

Upon consummation of the asset sale, Dr. James L. Cox, our Chairman, President and Chief Technology Officer and Sensitech will enter into a Consulting and Noncompetition Agreement under which Dr. Cox will perform consulting services to Sensitech as reasonably requested by Sensitech during the first three months after the closing of the asset sale and up to three days per calendar quarter for the following seven calendar quarters. In the agreement, Dr. Cox will also agree not to compete with Sensitech for a two-year period, except with respect to the Vitsab product line and certain products sold through a catalogue business owned by Dr. Cox and his wife. For the consulting services and noncompetition covenant, Dr. Cox and the catalogue business will each be paid $5,000 during the first month of the agreement and Dr. Cox will be paid $10,000 per month for the remaining 23 months of the agreement.

Upon consummation of the asset sale, Brian D. Fletcher and Kurt C. Reid, both of whom serve on our Board and as Co-Chief Executive Officers, will each enter into Consulting and Noncompetition Agreements with Sensitech under which they each will perform consulting services to Sensitech as reasonably requested by Sensitech during the first three months after the closing of the asset sale and up to three days per calendar quarter for the following seven calendar quarters. In the agreements, Mr. Fletcher and Mr. Reid will also agree not to compete with Sensitech for a two-year period. For the consulting services and noncompetition covenants, Mr. Fletcher and Mr. Reid each will be paid $7,500 per month for each of the 24 months of the agreement.

Dr. Cox, Mr. Reid and Mr. Fletcher currently hold stock options on common stock of the Company. The Board of Directors has indicated that it intends to accelerate the vesting of in-the-money stock options in order to incentivize holders to remain with the company through closing of the asset sale. The Board of Directors intends to accelerate 462,000 stock options that are in-the-money stock options such that in-the-money stock options held by individuals who are not members of the Board of directors will become fully-vested if such holders remain in good standing with the Company and continue their employment with the Company until their employment is terminated by the Company. The estimated cost to the Company of such acceleration of vesting is $30,120. The in-the-money stock options held by Messrs. Cox, Reid and Fletcher would also be accelerated such that 60% percent of those options will be vested if they remain in good standing with the Company and continue their employment with the Company until their employment is terminated by the Company. The acceleration will result in a total of 726,000 stock options held by Dr. Cox, Mr. Reid and Mr. Fletcher becoming vested that otherwise would not have been vested at the time of the closing of the asset sale. The estimated cost to the Company of such acceleration is $43,560. The Board of Directors has indicated that it will allow the holders of in-the-money stock options to forfeit their options and receive a cash payment equal to the difference between the exercise price and the total cash distribution per share that the Board of Directors estimates will ultimately be paid to shareholders. The cost estimates in this paragraph are based on an estimated distribution to shareholders of $.17 per share. The total of such payments would be $154,800 of which Messrs. Cox, Reid and Fletcher would receive $108,000.

In March 2000, we entered into an agreement with Technology Investors, LLC ("TI") whereby TI loaned $2,500,000 to Cox Technologies and we issued to TI a 10% subordinated convertible promissory note in the amount of $2,500,000, the entire principal and interest of which are due on March 10, 2005. Alternatively, the principal amount of the TI note and interest on the note may be converted, at the option of the holder, into shares of Cox Technologies common stock at a conversion price of $1.25 per share. Mr. Fletcher and Mr. Reid are the managers of TI and each has a significant ownership interest in TI. As of December 31, 2003, the principal and accrued interest of the TI note was $3,596,609. If the asset sale is consummated and the liquidation and dissolution of the company is completed, it is anticipated that all creditors of the company will receive full payment from the company, including payments to TI under the TI note. Assuming repayment on March 26, 2004, the amount of such payment would be $3,674,800, or approximately 35% of the purchase price in the asset sale.

In the course of negotiations of the asset Purchase Agreement, Sensitech indicated that it would be beneficial to their transition of customers to have available to them the services of David Caskey, President of the Cox Recorder Division. In addition, to help ensure that Mr. Caskey does not terminate his employment with Cox Technologies prior to the consummation of the Asset Purchase Agreement, Sensitech has agreed to offer Mr. Caskey employment for no less than a 91 day time period. Under the employment agreement, Mr. Caskey is to perform services to Sensitech in relation to transfer of customers from Cox Technologies to Sensitech and servicing those customers. The employment agreement provides that Mr. Caskey will be compensated $7,500 per month and will be entitled to reimbursement of reasonable expenses. He will receive one week of vacation and other benefits provided to other employees of Sensitech.

The agreements with Messrs. Cox, Caskey, Fletcher and Reid are designed, in part, to assure that Sensitech can properly service Cox customers after the asset sale and to continue to supply Cox products after the asset sale should it so choose.

Non-Solicitation

We have agreed that we will not solicit, initiate, or encourage or participate in any discussions or negotiations regarding or otherwise cooperate with any person concerning any proposal or offer to acquire all or a substantial part of our business. However, in the event that a person makes an unsolicited acquisition proposal, we may furnish information and participate in discussions and negotiations regarding such an acquisition proposal, if the Board of Directors determines in good faith, after receiving written advice from outside counsel, that such action would, under applicable law, be consistent with the exercise of the Board's fiduciary duties.


Termination; Termination Fee

The Asset Purchase Agreement provides that it may be terminated by Cox Technologies, Sensitech and Cox Acquisition Corp. by mutual written consent. The Asset Purchase Agreement may also be terminated by Sensitech and Cox Acquisition Corp. if (1) Cox Technologies has breached any of its representations, warranties or covenants in any material respect and has not cured such breach within 15 days of notice of breach, (2) the closing of the asset sale shall not have occurred on or before the 150th day from the date of the Asset Purchase Agreement because one or more of the conditions to Sensitech's obligations have not been met, or (3) at any time prior to closing current top 50 customers of Cox Technologies indicate they will not transition all or substantially all of their business with Cox Technologies to Sensitech and the aggregate annual revenues from those departing customers exceeds $2,500,000. In addition, the Asset Purchase Agreement may be terminated by Cox Technologies if (1) Sensitech or Cox Acquisition Corp. has breached any of its representations, warranties or covenants in any material respect and has not cured such breach within 15 days of notice of breach, (2) the closing of the asset sale shall not have occurred on or before the 150th day from the date of the Asset Purchase Agreement because one or more of the conditions to Cox Technologies' obligation to close have not been met, or (3) an action, suit or proceeding has been brought seeking to prevent, rescind or adversely affect the asset sale.

If we terminate the Asset Purchase Agreement for any reason other than a material breach of the agreement by Sensitech or Cox Acquisition Corp., or if we materially breach the Asset Purchase Agreement and Sensitech subsequently terminates the Asset Purchase Agreement, and within twelve months from the date of termination for either such reason we consummate an alternative transaction involving the direct or indirect sale of all or substantially all of our assets (including by merger, exchange or similar transaction), we will be obligated to pay Sensitech a termination fee of $350,000. The termination fee would also be due if we materially breach any provision of the Asset Purchase Agreement and do not subsequently consummate the asset sale within 150 days following the date of the Asset Purchase Agreement.

In the event that either Sensitech or Cox Acquisition Corp. terminates the Asset Purchase Agreement or takes actions so as to prevent the consummation of the asset sale, for any reason other than a material breach of any provision of the Asset Purchase Agreement by Cox Technologies, Sensitech will be obligated to pay us a termination fee of $350,000.


Other Terms

In the Asset Purchase Agreement, Cox Technologies makes representations and warranties to Sensitech including regarding our corporate status, authority to complete the asset sale, contracts being assumed by Sensitech, intellectual property, financial statements, liabilities, litigation, insurance, inventory, accounts receivable, customers, resellers and suppliers, environmental matters, tax matters, product claims and warranties and title to the assets being sold. Sensitech makes representations and warranties to Cox Technologies regarding Sensitech's corporate status and authority to complete the asset sale.

Cox Technologies also agrees that between signing the Asset Purchase Agreement and closing the transaction we will preserve the assets and business operations, provide Sensitech with access to information related to the assets, not modify any material contracts or enter into material commitments other than in the ordinary course, not encumber our assets, and otherwise not make changes to our business.

The Asset Purchase Agreement also contains closing conditions related to the following: each party's representations and warranties remain true, each party has complied with its covenants, we shall have had net revenues from operations relating to the assets being sold in the asset sale of $8 million for the four fiscal quarters preceding closing, Dr. Cox, Brian Fletcher and Kurt Reid shall have executed their respective Consulting and Noncompetition Agreements, the parties shall have received any third party or governmental consents required for the consummation of the transaction and consents pertaining to the transfer of certain of the assumed contracts, no legal action is pending that would prevent the closing, we shall have received shareholder approval of the asset sale, and each party shall have delivered appropriate documents and certificates set forth in the Asset Purchase Agreement.

The asset sale is not conditioned upon the plan of dissolution being approved. If our shareholders do not also approve the plan of dissolution, we will complete the asset sale to Sensitech if our shareholders approve it and the other closing conditions are met. We anticipate the asset sale will close within five business days after the Special Meeting.

Our liquidation and dissolution is conditioned upon completion of the asset sale to Sensitech. If the proposed asset sale to Sensitech is not approved by the shareholders or is otherwise not completed we will not complete the liquidation of our remaining assets and will explore all alternatives for continuing to operate our business. We may seek to sell the assets proposed to be sold in an asset sale to a third party since our cash flow from operations is currently not adequate to retire the TI note, and it is unlikely that cash flow will increase in an amount sufficient for us to meet our obligations under the TI note when the principal and accrued interest become due on March 10, 2005. There can be no assurance that any third party will offer to purchase the assets for a price equal to or greater than the price proposed to be paid by Sensitech in the asset sale, or that such assets can be sold at all.

In the event the plan of dissolution is not approved and the asset sale is approved, we will have transferred substantially all of our business and contracts to Sensitech and will not have operations to generate revenue, and will not have been authorized by the shareholders to distribute the proceeds from the asset sale. With no plan of liquidation approved, we would use the cash received from the Asset Purchase Agreement to pay ongoing operating expenses instead of making a distribution to shareholders pursuant to the plan of dissolution.

If our shareholders approve the asset sale to Sensitech and approve the plan of dissolution, we plan to file the Articles of Dissolution with the North Carolina Secretary of State once our manufacturing obligations to Sensitech end (anticipated to be on or before June 1, 2004).

If the asset sale is not approved by our shareholders at the Special Meeting, we will review all options for continuing operations, and we will potentially seek to sell our stock or assets to a third party. There can be no assurance that any third party will offer to purchase the assets for a price equal to or greater than the price proposed to be paid by Sensitech in the asset sale, or that the assets can be sold at all.

The following resolution will be offered at the Special Meeting:

"RESOLVED, THAT THE ASSET SALE, PURSUANT TO THE ASSET PURCHASE AGREEMENT, TO SENSITECH BE APPROVED."


Background of the Asset Sale and Dissolution of Cox Technologies

Sensitech first contacted Cox Technologies about a possible combination or acquisition in January 1998. The two sides met at Sensitech's facilities on February 3, 1998. At that time both companies believed that their own companies had excellent growth opportunities, strong products, and competitive market positions. Whether the "possible combination" would be done as a Cox Technologies sale of assets or stock was never determined, as the companies could not agree on Cox's value. Because no mutually agreeable arrangement could be reached, discussions ended in late September, 1998.

In June of 1998, Cox Technologies purchased the Vitsab assets from a European company. After the purchase, Cox Technologies expended time and money to set up the Vitsab manufacturing operations in our Belmont facility and to further develop Vitsab and to expand sales efforts for Vitsab.

During the period from 1998 through 2001 Cox Technologies also expended substantial sums of money attempting to develop and market other innovative products, including EDS, RealTime Alert, QualTag, Funatix and FreshTag. Research and development costs were $345,393, $409,362 and $407,044 for the fiscal years ended April 30, 2001, 2000 and 1999, respectively. With the exception of Vitsab, efforts to develop each of the new products were eventually halted and virtually no revenue was ever generated from any of those products. Vitsab revenues were $175,222 for the six months ended October 31, 2003 and $278,913, $111,788,
$4,436 and $3,190 for the fiscal years ended April 30, 2003, 2002, 2001 and 2000, respectively.

These expenditures and lack or revenue generated from these expenditures resulted in the cash flow difficulties for most of the period since 1998, followed by balance sheet difficulties resulting from borrowings required to make up for the negative cash flow. Net cash provided by (used in) operations of Cox Technologies was $438,828 for the six months ended October 31, 2003 and $590,381, ($356,522), ($2,857,779), ($1,403,406) and $403,021 for the fiscal years ended April 30, 2003, 2002, 2001, 2000 and 1999, respectively. While the cash flow situation has improved, the Company's cash flow from operations is currently not adequate to retire the TI Note, and it is unlikely that cash flow could increase in an amount sufficient for the Company to meet its obligations under the TI Note when the principal and accrued interest become due on March 10, 2005.

Discussions of a possible combination resumed on April 23, 1999, when Sensitech proposed that it acquire certain assets of Cox Technologies. Sensitech's Chief Executive Officer and Chief Financial Officer met with Dr. Cox in North Carolina on June 2, 1999 to share current Sensitech and Cox Technologies business and financial information, as well as to discuss the potential advantages of completing a deal with Sensitech. While Dr. Cox expressed greater receptivity to an asset sale to Sensitech, the companies did not advance discussions to the point of ascertaining mutually-agreeable value of the Cox Technologies assets. We broke off discussions on July 8, 1999 because we believed we had secured a commitment for new financing of our research and development efforts, which we viewed as taking some of the financial pressure off of the Company. Given the reduced financial pressure we were not interested at that time in a transaction structured as an asset sale.

Throughout 1999 we made significant efforts to procure a major source of capital. In July of 1999, we believed that we had secured funding in excess of $6 million. However, the financing was conditioned upon events that ultimately did not materialize, and we did not receive the funding. By late 1999, due to the Vitsab expenditures and research and development expenditures on other products, our operations were producing negative cash flow and our cash reserves were nearly depleted.

During 1999, we entered into discussions with another group of investors led by Mr. Brian Fletcher and Mr. Kurt Reid, who are currently our Co-Chief Executive Officers. These discussions resulted in their group, TI, investing $2,500,000 and we issued the TI note. For further information regarding the TI note, please refer to the section titled "Interests of our Directors and Executive Officers."

We planned to use the majority of the proceeds from the TI funding for the continued development of our Vitsab operations and the development of our new proprietary data logger called EDS. However, due to our depleted cash reserves, by the time the TI funding took place in March of 2000, we were behind on payments to many of our vendors as well as other obligations. As a result, a portion of the TI funding was consumed immediately to fulfill these obligations.

Throughout the remainder of 2000, we focused heavily on, and expended a majority of the remaining balance of the TI funding on the development of Vitsab and EDS. When we initiated the EDS project we hired two key engineers to design the EDS logger and associated software. We also committed to pay legal fees of those two engineers for their defense in an ongoing legal proceeding between those engineers and Ryan Instruments, L.P., an industry competitor.

In September of 2000, Sensitech acquired Ryan Instruments. Shortly after Sensitech purchased Ryan Instruments, our legal costs increased dramatically in this dispute due to an escalation in the number of depositions being taken at multiple venues, as the parties prepared for a pending trial date in the spring of 2001. This significant increase in our legal costs caused our cash reserves to decline more rapidly.

On January 5, 2001, Sensitech commenced a lawsuit against Cox Technologies, alleging among other things, that Cox Technologies' new data logger, EDS, violated one or more Sensitech patents. The parties settled the litigation on February 2, 2001 pursuant to an arrangement whereby Cox Technologies agreed to delay the market introduction of EDS and to pay royalties to Sensitech on any future sales of EDS. The litigation between Ryan Instruments and the two engineers was settled at approximately the same time.

The combination of high research and development and litigation expenses and little revenue from new products, resulted in our cash reserves again being nearly depleted at the time the Sensitech litigation was settled as nearly all of the $2,500,000 from the TI funding had been expended. The company also continued to have negative cash flow from operations. Immediately after settling the Sensitech lawsuit, Cox Technologies management focused heavily on cutting expenses and concentrated marketing efforts on it's core traditional products in the Cox Recorder division, as well as continued, yet less intense, marketing of Vitsab. To date, no significant revenues have materialized from Vitsab and we continue to bear the costs of debt incurred to fund the Vitsab operation.

On December 11, 2001, Sensitech sent a letter of intent to Cox Technologies offering to purchase most of Cox Technologies' assets for $3 million in cash. Sensitech did not seek to purchase the Company's Vitsab or oil assets. Cox declined this offer, indicating to Sensitech that the offer was substantially below what would be necessary to begin discussions. During the balance of 2001 and the first quarter of 2002, management continued to seek capital investments or loans.

On January 9, 2002, Sensitech sent a revised letter of intent to Cox Technologies, increasing the aggregate purchase price to $6.1 million, of which $1.5 million was in the form of estimated future royalty payments.

The Cox Technologies Board of Directors determined that the Sensitech offer was inadequate because it was insufficient to satisfy all of Cox Technologies' then existing debt. In addition, a transaction on those terms would leave the company with the liability of disposing of the minimally producing oil subleases and, because the company would be left with no operating business as a revenue stream, there would be no viable means to return any value to shareholders. On January 16, 2002 Cox Technologies advised Sensitech that it would not entertain discussions regarding any offer less than $8.1 million. Cox Technologies reiterated this position on February 6, 2002 in response to further inquiries from Sensitech.

On May 8, 2002, the Board of Directors received a report from Mr. Reid and Mr. Fletcher listing 17 potential financing sources that had been contacted regarding potential investment in Cox Technologies, all of whom had declined the opportunity.

Throughout the summer of 2002, discussions were held between a Special Committee of the Board of Directors of Cox Technologies, comprised of the non-employee members of the Cox board, and Mr. Reid and Mr. Fletcher, as representatives of TI, regarding a potential investment by TI. The Special Committee and Messrs. Reid and Fletcher could not agree on terms for an investment by TI and the Special Committee determined that it would be appropriate to seek other potential sources of funding from other investors.

In July 2002, Cox Technologies' principal bank, RBC Centura, notified the company that the company's loans had been moved to the banks "Special Assets" division because the company's loans were significantly under collateralized. Ultimately RBC Centura informed the Company that the Company must develop a method to reduce the aggregate balance on its bank loans from approximately $2.0 million to $1.215 million. The bank stated that the company's failure to do so would result in the bank taking action up to and possibly including forcing the company into bankruptcy.

On July 5, 2002 investment packages were sent to six potential institutional investors. None of the potential investors expressed an interest in investing in the company. From August to October 2002, seven asset-based lenders were contacted regarding a possible loan to Cox Technologies. Two of the asset-based lenders did not submit proposals.

In September 2002 Cox Technologies sold its oil subleases, thereby relieving the company of a non-core business and eliminating potential liabilities that would be an impediment to producing shareholder value.

On October 15, 2002 a final update of the loan proposals submitted from five asset-based lenders and a worksheet to compare those proposals was distributed to the Board of Directors. On October 18, 2002, the Board of Directors met to discuss the five asset-based loan proposals submitted. The Special Committee of the Board of Directors believed the onerous terms contained in the proposals exposed Cox Technologies to substantial risk without solving the company's need for adequate working capital. These terms included the requirement that Cox Technologies customers make payment direct to the relevant bank through a lockbox arrangement, interest rates that were substantially higher than our existing bank debt and loan-to-collateral ratios that put availability of funds at risk. Because of this concern, the Board of Directors decided not to accept any of the asset-based loan proposals and instead pursued an equity investment.

Six investment banks were contacted with regard to the project. Three of the six investment banks indicated that they would be unable to raise capital for the Company. The other three investment banks submitted proposals regarding their attempts to raise capital on a best efforts basis. None of the proposals provided assurance that any capital would be raised.

In March 2003 Cox Technologies raised $750,000 by selling 12,500,000 shares of its common stock to TI, at a price of $.06 per share, which was two times the $.03 trading price the day prior to announcing the transaction. The proceeds from this transaction were used to satisfy RBC Centura's requirement to reduce its loan balance.

During the two-year period from March 2001 to March 2003, Cox Technologies had improved its financial condition by substantially reducing corporate expenses, disposing of the oil subleases and reducing bank debt. However, because of its financial condition during this period, the company was unable to fund research and development efforts. At the same time, the company managed to maintain revenues in its core products in what had become a dramatically more price competitive market. While revenues had remained fairly steady, the inability to fund research and development resulted in the company having no new proprietary products. During this same time period, a number of potential competitors made significant technological advances with new and innovative products, which we believe pose serious threats to our ability to effectively compete in the markets we serve in the future.

For a number of decades, the traditional device used to monitor temperature in the markets we serve has been a mechanical recorder known in the industry as a graphic recorder. Until 2000, at least 95% of our annual revenue was derived from sale of our proprietary graphic recorder that we manufacture and sell. In the early 1990's competitors began developing the next generation of technology known as the electronic data logger. We purchase all of our electronic data loggers from third party vendors and have no proprietary products of our own in this field.

Cox Technologies management believes that sales of electronic data loggers will continue to increase while sales of graphic recorders will continue to decrease but that the increased sales of data loggers will be at reduced prices as the market matures. Because we rely on third party vendors for our supply of electronic data loggers we are at a disadvantage in this portion of the market.

Furthermore, the 1990's saw aggressive technological development in the worldwide cold chain instrumentation and services marked for products both directly and indirectly competitive with our traditional product lines. In addition to electronic data loggers, which were now being manufactured and marketed by large international companies like Sanyo, Dallas Semiconductor and Testo, worldwide competitors also developed new technologies and devices to service cold chain customers in a variety of industry and geographic sectors. For example, ThermoKing, Carrier, StarTrak, Envirotainer, Cadec and others begin marketing "smart" reefer and container technologies designed to both monitor and help control environmental conditions, like temperature. Mobile Asset Tracking has also emerged as an important competitive industry, with companies like Qualcomm and Savi offering services designed to combine location tracking of mobile assets with environmental monitoring. Most recently, radio frequency identification (RFID) vendors like Alien Technologies and KSW Microtec have developed products designed to trace products at the pallet, case and unit levels, with temperature and environmental monitoring being offered as value-added features. And, companies that specialize in chemical and polymer-based indicators, like 3M, Lifelines, Avery and Bioett, continue to compete aggressively for market share and the unit and package level. Many of these new products require as much or more investment in software than the hardware itself, or specialized skill in chemical applications, causing a tidal shift in the kinds of competencies companies like ours needed to remain competitive in what was once a traditional hardware business. Consequently, a market that had grown up around the shipment of produce in the United States has now become a worldwide market for food of all sorts, chemicals, life science products, cosmetics, and a host of other temperature-sensitive products, requiring substantial investment in product development, marketing and international distribution to remain competitive. In light of this rapid change and explosive growth in the worldwide cold chain instrumentation and services market, we have found it increasingly difficult to maintain a sustainable share of our traditional market, and expand into emerging worldwide markets.

On April 14, 2003 Sensitech sent a draft Letter of Intent to Cox Technologies, with an offer of $7.4 million to purchase Cox technologies' product lines, including the Vitsab product line, and to assume only those liabilities associated with the purchased assets. Cox Technologies rejected Sensitech's $7.4 million offer as being too low. The Company believed its value had increased due to potential growth in electronic data logger revenues, improved cost structure and improved cash position resulting from operations and the $750,000 investment by TI. In comparing the fiscal year ended April 30, 2003 to the prior fiscal year, revenues from sales of electronic data loggers increased $806,392, cost of sales decreased $519,133, general administrative expenses decreased $494,841, and selling expenses decreased $203,543. In addition, cash from operations for fiscal year ended April 30, 2003 was $590,381 or $946,903 greater than the prior fiscal year. For these reasons, the Company believed its value had increased. However, despite reductions in total liabilities during the fiscal year ended April 30, 2003, at that date total liabilities remained at $5,012,619.

On June 3, 2003, Sensitech sent Cox a revised Letter of Intent increasing its offer to $9.1 million, conditioned on the mutual exchange of certain financial and performance information. Cox Technologies rejected this improved offer as being inadequate, because the Board of Directors believed that the Company was worth more than $9.1 million and was unwilling to entertain an offer in that amount.

On September 8, 2003, Sensitech again increased its offer to approximately $9.9 million. On September 11, 2003, Cox Technologies responded that the Sensitech offer was sufficient to commence negotiations. From September 11, 2003 through October 19, 2003, the parties continued discussions. On October 19, 2003, Sensitech increased its offer by approximately $600,000 in exchange for confirmation of historic revenue performance and the prompt initiation of financial due diligence.

From October 19, 2003 through December 12, 2003, Sensitech performed its due diligence and the parties negotiated the terms of the Asset Purchase Agreement. As part of the negotiations, Sensitech advised us that it did not want to purchase the assets associated with our Vitsab product line because it did not believe those assets were consistent with Sensitech's core competency in, and strategic focus on, electronics and data management and that purchase of the Vitsab assets would have materially increased the post-closing costs of the asset sale to Sensitech.

In the process of negotiating the Asset Purchase Agreement, we were able to negotiate a reduction in the amount of the purchase price that would be "held-back" from the $500,000 amount included in Sensitech's April 14 proposal to $250,000. In order to achieve the $250,000 reduction, which would result in an additional $250,000 to be delivered to Cox Technologies at the closing, and because the remaining $250,000 deferred amount was relatively small in relation to the costs associated with establishing an escrow account, we agreed to allow the remaining $250,000 hold-back amount to be held by Sensitech.

On December 12, 2003, the Cox Technologies Board of Directors received the fairness opinion from Ensemble Consulting LLC and met to consider the terms of the Asset Purchase Agreement. After considering various risks and issues facing the company going forward, as compared to the company's opportunities in the future, the Board determined that the asset sale to Sensitech and subsequent dissolution and liquidation would have the highest probability of returning the greatest value to Cox Technologies shareholders. On December 12, 2003, the Cox Technologies Board of Directors unanimously approved the Asset Purchase Agreement and the asset sale on the terms set forth in the Asset Purchase Agreement, and unanimously approved the Plan of Dissolution. On December 12, 2003 we entered into the Asset Purchase Agreement with Sensitech.

Neither before nor during discussions with Sensitech has any third party indicated any interest in presenting an offer or competing offer to merge with or acquire Cox Technologies. Management of Cox Technologies decided not to approach other parties due to its assessment of a variety of risks, including the dearth of other potential strategic acquirers of necessary size or financial means, the expenses associated with "shopping" the company, the negative impact on customer relationships and the risk that Sensitech would discontinue negotiations. In addition, management believes Sensitech has strategic reasons that would compel it to pay more than other prospective buyers. Sensitech has advised us that, because of the many redundancies between Sensitech and Cox Technologies, completing the asset sale represents, to Sensitech, a significant increase in product volume and customer revenue with little additional infrastructure or fixed manufacturing costs. Furthermore, because of its prior acquisition experience, we believe that Sensitech's management team is equipped to manage its post-acquisition company with only a very modest increase in marketing, sales and management expense. While there may be other competitors who would be capable of purchasing our assets, we believe that they would likely need to retain more of our manufacturing and distribution infrastructure, in order to continue operating the business associated with our assets successfully. Because of the overlap between our business and Sensitech's business, and Sensitech's acquisition experience, it is our opinion that the proposed asset sale to Sensitech represents a very smooth acquisition from an acquiror's and customer's perspective, and offers our shareholders the highest available return.

On December 15, 2003 Cox Technologies disseminated a press release announcing the Asset Purchase Agreement.


Cox Technologies' Reasons for the Asset Sale; Board Recommendation

In approving the proposed asset sale to Sensitech, and recommending that shareholders approve the proposed asset sale, the Board of Directors considered a number of factors before recommending that our shareholders approve the proposed asset sale, including the following:


     * That our debt balances and competitive position require that we receive a significant cash infusion or sell the company;

     * That we have explored other strategic alternatives and received no offers;

     * That Ensemble Consulting LLC has rendered its opinion to the Board of Directors that the consideration to be paid for the assets by Sensitech to us is fair to our shareholders from a financial point of view;

     * That we would be entitled to terminate the asset sale, with the payment of a termination fee, and sell the assets to a third party in the event that we receive an offer from a third party to purchase the assets at a price higher than $10,532,000;

     * That the value of our assets, particularly our intellectual property and certain contracts and customer relationships, would decline with the passage of time;

     * That Sensitech would assume certain payables and all of our obligations under customer contracts, including warranty and product liability claims;

     * That the asset sale to Sensitech would result in an amount of cash available for distribution to our shareholders in the liquidation in excess of any other identified alternative.

     * That as a result of the asset sale and subsequent dissolution and liquidation, our shareholders would be foregoing any opportunity to share in the future growth or increase in value of the Company; and

The foregoing includes the material factors considered by the Board of Directors. In view of its many considerations, the Board of Directors did not quantify or otherwise assign relative weight to the specific factors considered. In addition, individual members of the Board of Directors may have given different weights to different factors. After weighing all of these considerations, the Board of Directors was unanimous in determining to approve the asset sale and to recommend that our shareholders approve the proposed asset sale to Sensitech.


Opinion of Ensemble Consulting LLC

The Board of Directors of Cox Technologies retained Ensemble Consulting LLC, to act as financial advisor to the Board of Directors and to render to the Board of Directors an opinion as to the fairness to the shareholders of Cox Technologies, from a financial point of view, of the consideration to be received by Cox Technologies in the asset sale. Ensemble Consulting is a consulting and investment banking firm whose principals are regularly engaged in the provision of fairness opinions and the valuation of businesses in connection with mergers, acquisitions, asset and division sales and other purposes. The Board of Directors selected Ensemble Consulting for its reputation and experience in investment banking. Ensemble Consulting was previously retained by the Board of Directors to provide advice and render its fairness opinion in relation to the March 2003 investment by TI and for valuation assessment of certain outstanding stock options in April 2003. The Company paid Ensemble Consulting $14,430 in connection with services rendered in relation to the fairness opinion, $2,210 in connection with services rendered in relation to the valuation of stock options in April 2003, and $19,500 in connection with services rendered in relation to the fairness opinion for the March 2003 investment by TI.

In connection with Ensemble Consulting's engagement, the Board of Directors requested that it evaluate the fairness to the shareholders of the consideration to be paid by the Buyer in the sale from a financial point of view. Ensemble Consulting delivered to the Board of Directors on December 12, 2003 its fairness opinion to the effect that, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the fairness opinion and described below, the proposed consideration to be received by Cox Technologies in the asset sale was fair, from a financial point of view, to the shareholders of Cox Technologies. A copy of the fairness opinion is attached to this proxy statement as Annex E and is incorporated by reference into this Proxy Statement.

While Ensemble Consulting rendered its fairness opinion and provided certain valuation analyses to the Board of Directors, Ensemble Consulting was not requested to and did not make any recommendation to the Board of Directors as to the specific amount of consideration to be received by Cox Technologies in the asset sale, which was determined through negotiations between Cox Technologies and Sensitech. The fairness opinion, which was directed to the Board of Directors, addresses only the fairness, from a financial point of view, of the consideration payable to Cox Technologies in the asset sale, does not address the underlying business decision to proceed with the asset sale, or the relative merits of the asset sale compared to any alternative business strategy or transaction in which Cox Technologies might engage and does not constitute a recommendation to any of the Cox Technologies shareholders as to how to vote on the proposal relating to the asset sale.

The following discussion describes the procedures followed, assumptions made, matters considered and limitations on review undertaken by Ensemble Consulting in the performance of its services. The fairness opinion was provided for the information of the Board of Directors in its evaluation of the sale and does not constitute a recommendation by Ensemble Consulting to any of the Company shareholders as to whether they should approve the sale. Ensemble Consulting's opinion is directed to the Board of Directors and relates only to the fairness of the sale. The engagement was limited to opining as to the fairness, from a financial point of view, to the shareholders and does not address any other aspect of the sale. Ensemble Consulting did not solicit other potential purchasers of all or any part of the assets, advise the Board of Directors with respect to alternatives to the sale or negotiate the terms of the sale. Accordingly, the fairness opinion does not address the Company's underlying business decision to effect the sale.

Scope of Analysis. In connection with the fairness opinion, Ensemble Consulting made such reviews, analyses and inquiries, as it deemed necessary and appropriate under the circumstances. In arriving at its opinion, Ensemble Consulting's review included:

     The Asset Purchase Agreement;

     The Cox Technologies annual reports on Form 10-K for the fiscal years ended April 30, 1998, 1999, 2000, 2001, 2002 and 2003;

     The Cox Technologies quarterly reports on Form 10-Q for the quarters ended July 31, 2001, October 31, 2001, January 31, 2002, July 31, 2002, October
     31, 2002, January 31, 2003 and July 31, 2003;

     The Cox Technologies draft quarterly report dated December 11, 2003 for the quarter ended October 31, 2003;

     The Cox Technologies' forecasted financial results for the four fiscal years ended April 30, 2004, 2005, 2006 and 2007;

     Other information from Cox Technologies including marketing pieces and press releases;

     Historical market prices and trading activity of the Cox Technologies common stock;

     Publicly available information on companies that are publicly traded and/or have been acquired in a merger or acquisition transaction, which Ensemble Consulting deemed comparable to Cox Technologies;

In addition, Ensemble Consulting visited the Cox Technologies headquarters and conducted discussions with selected members of the Cox Technologies senior management and members of the Board of Directors to discuss the asset sale, the operations, financial condition, future prospects and performance of Cox Technologies.

In conducting its investigation and analyses, and in arriving at its fairness opinion, Ensemble Consulting took into account such accepted financial and investment banking procedures and considerations as it has deemed relevant, including the review of: (i) historical and projected revenues, operating earnings, net income and capitalization of Cox Technologies and certain other publicly held companies in businesses believed to be comparable to Cox Technologies; (ii) the current and projected financial position and results of operations of Cox Technologies; (iii) the historical market prices and trading activity of the common stock of Cox Technologies; (iv) financial and operating information concerning selected business combinations deemed comparable in whole or in part; (v) the general condition of the securities markets; and (vi) such other factors as were deemed appropriate.

Assumptions. In performing its analysis, Ensemble Consulting relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it have been reasonably prepared and reflect the best currently available estimates and judgments of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to it. Ensemble Consulting did not independently verify the accuracy or completeness of the information supplied to it with respect to the Company and did not make any physical inspection or independent appraisal of any of the properties or assets of the Company.

Valuation Methodology. For the purpose of its analysis, Ensemble Consulting performed a valuation of the enterprise value of the Company. It considered the following valuation methodologies:

The "market approach" or "Guideline Public Company Comparison", which arrives at an indication of value by comparing the entity being appraised to comparable, publicly-traded companies. Market-based valuation ratios or multiples are calculated from the comparable companies, which are adjusted, and applied to the subject entity. This approach assumes valuation parameters of guideline companies would influence the value of the subject entity. As a part of Ensemble Consulting's analysis, Ensemble Consulting compared the Company to publicly-traded companies that were considered comparable to Cox Technologies.

The "income approach" which measures value based on the expected net earnings or cash flows of the subject entity. Generally, the present value of the income stream to be generated for the benefit of the entity's owners over its remaining economic life is determined. This approach assumes that the income derived from the entity will, to a large extent, determine its value. As a part of its analysis, Ensemble Consulting relied on projections for the Company provided by management. Such projections led to cash flows that were valued via a discounted cash flow analysis. In the course of this analysis, a weighted average cost of capital was developed. The weighted average cost of capital was developed via determination of the Company's cost of equity and cost of debt.


Market Approach:  Guideline Public Company Comparison

As a part of its analysis, Ensemble Consulting compared the Company to publicly-traded companies that it considered comparable to Cox Technologies. Using publicly-available information, Ensemble Consulting compared the financial condition and market valuations of the Company to those of a group of comparable companies that provide temperature monitoring products and other related products. Companies included in the peer group were Mesa Laboratories, Inc; Thermo Electron Corporation; Mikron Infrared, Inc.; Roper Industries, Inc.; and Emerson Electric Company. These companies were chosen for the peer group because they maintain business operations that provide temperature monitoring products and related products that collect and analyze data to provide knowledge for the user. No company used in the Guideline Public Company Comparison is identical to the Company. All of the companies are larger than Cox Technologies and each peer company maintained a less leveraged capital structure than Cox Technologies on both a book-value and a market-value basis.

Ensemble Consulting analyzed the relative performance of the Company by comparing financial performance ratios and market trading statistics for the Company with those of the peer group. An analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies to which Cox Technologies is being compared and other factors that could affect the public trading value of such companies. The market trading information used in the multiples provided below consists of averages for the period of one month preceding December 11, 2003. The market trading multiples developed in the valuation analysis were:

     * invested capital (enterprise value) to trailing twelve-months revenue, which is the stock market equity value plus debt and preferred stock minus cash and marketable securities, to revenues for the latest twelve months;

     * invested capital (enterprise value) to trailing twelve-months EBITDA, which is the ratio that represents a multiple of cash flow generated by a company. EBITDA means earnings before interest, taxes, depreciation, and amortization;

     * invested capital (enterprise value) to trailing twelve-months EBIT, which is ratio that represents a multiple of the operating income by a company. EBIT is similar to EBITDA but EBIT does not reflect the addition of depreciation and amortization;

     * price (market capitalization) to trailing twelve-months earnings (net income).

An analysis of the multiples for the peer group yielded the following weighted average multiples and range of values for the last twelve months among the peer group:

                                   Weighted Average          Range of Values
                                   ----------------          ---------------
Invested Capital / Revenue               2.5x                1.9x to 2.9x
Invested Capital / EBITDA               12.9x                8.0x to 18.2x
Invested Capital / EBIT                 14.2x                8.2x to 20.2x
Price / Earnings                        19.7x                12.9x to 32.6x

In the analysis for the peer group, certain of the guideline companies were weighted more heavily than other guideline companies. In particular, Mesa Laboratories, Inc. and Roper Industries, Inc. were assigned double weight in the weighted average, while the remaining companies were assigned single weight. This was done because of Mesa Laboratories, Inc.'s and Roper Industries, Inc.'s greater comparability to the Company than others in the peer group in terms of size and rates of growth in revenues and earnings.

Once an initial set of weighted average indicated multiples was derived, certain adjustments were made to these valuations. Specifically, adjustments were made to the valuation multiples ultimately applied to Cox Technologies in the Guideline Public Company Comparison. In the Guideline Public Company Comparison, Ensemble Consulting discounted the indicated multiples in the peer group by 45% and 55% before applying such multiples to Cox Technologies for purposes of assessing a range of implied values for Cox Technologies. Ensemble Consulting discounted these peer group valuation multiples in its application of multiples to Cox Technologies for differences in perceived risk and growth prospects of Cox Technologies relative to the peer group. Specifically, the following elements influenced these discounts:


Volatile Margins

The Company's competitive position has historically been threatened by relatively low profit margins. In recent years, the Company has generated EBITDA that can be defined as volatile and, often, negative. Most competitors in the industry, particularly the target companies in the guideline transactions, have generated greater and more consistent profit margins. Notably, the profitability scenario for the Company has changed dramatically in the past year; as the Company's expenses were reduced through a deliberate cost-reduction plan and, to some extent revenues have stabilized through a new sales and marketing plan. However, the judgment of Ensemble Consulting caused it to question the sustainability of such earnings and revenues. The historically limited profits and cash flow of the Company obviously limit opportunities for growth for the Company, particularly in light of the impact of lack of ability to reinvest in the Company. While the Company's profit margins are reasonably in line with those of comparable companies over the latest twelve months, Ensemble Consulting believed it would be difficult to sustain those levels in the current competitive environment with little-to-no capital investment in the Company. Ensemble Consulting reflected those risks in its analysis.


Weak Financial Condition

The Company's balance sheet has continued to be weak, despite the recent improvement in the Company's earnings. Relative to the public companies in the peer group, Cox Technologies has continued to maintain a highly leveraged capital structure. The Company has also carried significant debt relative to overall capitalization, both on a book value and market value basis. The Company has a negative net worth on a book basis and an asset base that has withered over the past several years. Ensemble Consulting reflected this risk of weak financial condition in its analysis.


Limited Access to Financial Resources

Cox Technologies has lacked and continues to lack access to a sufficient variety of financial resources. While the Company is publicly-traded, it has not enjoyed the same access to capital as other publicly-traded companies, such as the public equity markets and the public debt markets. The combination of limited access to external financing can limit growth opportunities. Ensemble Consulting reflected this risk in its analyses.

Additionally, the refinancing risk of the TI Note, which is due on March 10, 2005, continues to cause great concern about the Company's ability to continue as a going concern, as discussed in the Company's most recent Annual Report on Form 10-K. Ensemble Consulting believes that the Company will encounter great difficulty repaying this note through current cash flow despite the recent recovery in earnings. Additionally Ensemble Consulting believes that the Company's future financial health to be precarious due to the refinancing risk and the volatile nature of earnings streams.

Relative Growth and Margin Improvement

Cox Technologies may potentially have lower long-term growth and more uneven profitability prospects than those of the guideline public companies. A less diversified product and service offering reduces long-term growth prospects compared to the guideline companies. Additionally, limited access to financial resources and other factors can reduce long-term growth. Lack of size may also impair profitability prospects. Importantly, the financial investors in the Company, who have found themselves as operators of the Company, have brought the Company to greater profitability than has been seen in years. However the current financial performance is most likely not sustainable as the Company has not invested in its operations and continues to see customer turnover. This risk of weaker future financial performance increases the risk associated with an investment and translates into lower valuation multiples. Ensemble Consulting adjusted the indicated valuation multiples for this increased risk.


Size

On average, Cox Technologies is smaller than the guideline public companies. It is widely accepted in the financial community that investments in smaller companies come with higher risks, and higher risk translates into lower valuation multiples. Ensemble Consulting adjusted the indicated valuation multiples in its analysis for the Company's smaller size.


Management Depth

The experience and depth of the management team of a Company can have a significant influence on the value of the Company. Ensemble Consulting considered the fact that the management team of Cox Technologies has adequate experience, and recently demonstrated a distinct capability to deal with external market forces in managing the Company. Importantly, Ensemble Consulting also understands each member of the management team is critical to the Company's success. The reliance on this small management team has increased more so with this success. This reliance increases the risk associated with an investment and translates into lower valuation multiples. Ensemble Consulting adjusted the indicated valuation multiples for this increased risk.

As a result of the above elements, Ensemble Consulting believes the Company faces greater challenges and threats than the guideline public companies. Therefore Ensemble Consulting discounted the industry valuation multiples by the indicated percentages of 45% and 55% to indicate the fair market value of an investment in Cox Technologies, Inc. Accordingly, this adjustments and the related analysis is not a mathematical exercise but rather involves complex considerations and judgments concerning differences in the financial and operating characteristics of Cox Technologies relative to the peer group, as discussed above. As a result, the adjusted multiples resulted as such:

                             Indicated Range of Value Based on Latest Twelve Months - October 31, 2003
                             -------------------------------------------------------------------------
                                            Low                                  High
                             ---------------------------------     -----------------------------------
                              IC/EBIT    IC/EBITDA  IC/Revenue      IC/EBIT    IC/EBITDA  IC/Revenue
Indicated Multiple (2)         14.2x       12.9x        2.5x         14.2x       12.9x        2.5x
Adjustment (3)                 (55%)       (55%)       (55%)         (45%)       (45%)       (45%)
                               -----       -----       -----         -----       -----       -----
Adjusted Multiple               6.4x        5.8x        1.1x          7.8x        7.1x        1.4x

The adjusted multiples were then applied to the Company's latest twelve month results for EBIT, EBITDA and revenue of $1,219,675; $1,543,990; and $9,607,569, respectively. The price/earnings ratio range was employed only as a reference point and was excluded since this figure is influenced by the composition of each company's capital structure and thus yields a less reliable valuation conclusion. The resulting indicated values were then weighted among themselves, with the remaining three multiples of invested capital/revenue, invested capital/EBITDA, and invested capital/EBIT weighting in total to 100%. Invested capital / EBITDA and invested capital / EBIT were each given a weighting of 25%, whereas the multiple of invested capital /revenue was given a weighting of 50%. These weightings were applied in this manner for a number or reasons, but mostly to reflect the mode in which operations of the Company have been conducted over the latest-twelve months, by which expenses have been reduced below a sustainable long-term level and little-to-no capital investment has been made into the Company over this period, reflecting unrealistically increased margins in the Company over the past twelve months which do not reflect a steady state of operations. This weighting should be viewed only as an approximation reflecting Ensemble Consulting's qualitative judgment and experience as to the significance of relative relationship of the Company's operations to those of the peer group and not as a definitive indication of relative value.

As can be seen from the table below, the Guideline Public Company Comparison yielded an enterprise value range of $9,474,428 on the low side with the 55% discount and $11,844,247 on the high side with a 45% discount. Upon the subtraction of the book value of the debt of the Company at October 31, 2003 of $4,306,021, the equity value range of the Company is indicated to be between $5,168,379 and $7,538,179.

Adjusted Multiple                                    6.4x          5.8x          1.1x             7.8x           7.1x          1.4x
Subject Company Base                          $ 1,219,675   $ 1,543,990   $ 9,607,569      $ 1,219,675    $ 1,543,990   $ 9,607,569
Indicated Value                               $ 7,805,920   $ 8,955,142   $10,568,326      $ 9,513,465    $10,962,329   $13,450,597
Weight                                                25%           25%           50%              25%            25%           50%
                                                      ---           ---           ---              ---            ---           ---
                                                1,951,480    $2,238,786    $5,284,163        2,378,366    $ 2,740,582   $ 6,725,298
                                                        |                   |                        |                   |
                                                           |             |                              |             |
                                                             |         |                                  |         |
                                                               |     |                                      |     |
                                                                  |                                            |
Publicly Traded Equivalent Value                            $ 9,474,428                                   $11,844,247
                                                            -----------                                   -----------
Indicated Value of Invested Capital (rounded)               $ 9,474,400                                   $11,844,200

Income Approach:  Discounted Cash Flow Analysis

Ensemble Consulting performed a discounted cash flow analysis based on financial projections provided to Ensemble Consulting by the Company's senior management. The financial projections provided by management exclude those revenues and earnings that could be generated from assets relating to the Vitsab product line since this product line is not included in the proposed asset sale. The discounted cash flow analysis is based on the projected future unlevered free cash flows of the Company, after taking into consideration capital expenditure and working capital requirements. These cash flows are discounted back to a present value at an appropriate rate and are added to a terminal value, which is determined by applying an earnings multiplier to the Company's project EBITDA in the year 2007 and discounting that value back to the present.

As a part of its analysis, Ensemble Consulting relied on projections for the Company provided by management. These projections were developed by management and provided to Ensemble Consulting for the fiscal years for 2004, 2005 and 2006. Ensemble Consulting extrapolated growth rates from the previous years to develop a set of financial projections for the fiscal year 2007, which were then used as the terminal year of the analysis. Such projections led to cash flows which were valued via a Discounted Cash Flow Analysis. In the course of this analysis, a weighted average cost of capital was developed. The weighted average cost of capital is the rate used to discount cash flows back to a present value and was developed via determination of the Company's cost of equity and cost of debt. The cost of equity was developed using a number of inputs. A specific equity risk premium of 10.3% was added to the Company's cost of equity.

                                                          Capital Asset
                                                          Pricing Model
                                                    --------------------------
A. Cost of Equity
 Risk-free rate = U.S. Treasury 30-year bond rate
     Rf       =                                                         5.11%
 Beta = a measure of the systematic risk
     B        =                                                          1.40
 Equity risk premium = incremental return
     Rp       =                                                          7.6%
 Specific risk premium = additional risk
     Rs       =                                                         10.3%
                                                                       ------
 Cost of Equity (rounded)                                               26.1%

B. Cost of Debt
 Ten Year Treasury =                                                  4.2500%
 Debt Premium      =                                                     8.3%
 Corp tax rate     =                                                     0.0%
                                                                       ------
 Cost of Debt (rounded)                                                 12.5%

C. Weighted Average Cost of Capital
                            Percentage              Estimated         Weighted
                         of Total Capital             Cost          Contribution
                         ----------------             ----          ------------
 Cost of Equity               30.0%          x        26.1%  =           7.8%
 Cost of Debt                 70.0%          x        12.5%  =           8.8%
                                                                       ------
Estimated Weighted Average Cost of Capital, rounded          =          17.0%
CONCLUDED WEIGHTED AVERAGE COST OF CAPITAL                              17.0%
                                                                       ------

This specific equity risk premium of 10.3% comprised three specific components. Specifically, the following components influenced this risk:


Quality of Financial Projections and Size

In this Discounted Cash Flow Analysis, Ensemble Consulting used financial projections provided by management. Because of its familiarity and history with the Company, Ensemble Consulting determined to use these projections but acknowledged their substantial weaknesses. These projections were developed by management with little acknowledgment of the lack of capital investment or working capital investment made in the Company. Ensemble Consulting believes the projections are too optimistic in light of the fact that the Company maintains little, if any, intellectual property. No R&D expenses have been invested in the Company since 2001. Additionally, maintenance of G&A and Selling Expense margins at less than the current levels of 19.2% and 11.2%, respectively, will be nearly impracticable for the Company. Additionally, Cox Technologies is smaller than the average publicly-traded company. It is widely accepted in the financial community that investments in smaller companies come with higher risks, and higher risk translates into required rates of return. Ensemble Consulting adjusted the indicated risk premium by 5.25% for the Company's optimistic financial projections as well as its smaller size.

Illiquidity Discount

Cox Technologies' stock is thinly traded and has no recognized coverage by equity research professionals. Additionally, the stock trades on the OTC Bulletin Board and therefore must be considered highly illiquid. Therefore, Ensemble Consulting has adjusted the indicated risk premium by 3.00% for the stock's illiquidity.


Management Depth

The experience and depth of the management team of a Company can have a significant influence on the value of the Company. Ensemble Consulting considered the fact that the management team of Cox Technologies has adequate experience, and has more recently demonstrated a distinct capability to deal with external market forces in managing the Company. Notably, Ensemble Consulting also understands each member of the management team is critical to the Company's success. The reliance on this small management team has increased more so with this success. This reliance increases the risk associated with an investment and translates into higher required rates of return. Ensemble Consulting adjusted the indicated risk premium by 2.00% for this increased risk.

As a result of the above elements, Ensemble Consulting believes the Company faces significantly greater challenges and threats than the average company traded in the public equity markets. Therefore, Ensemble Consulting adjusted the Company's cost of equity by the indicated percentages to indicate the fair market value of an investment in Cox Technologies.

Thus the weighted average cost of capital was developed by appropriately weighting the respective components of the capital rates by factors relating to the relative components of capital structure. The concluding cost of equity of 26.1% was given a 30% weighting in the capital structure; the cost of debt of 12.5% was given a 70% weighting in the capital structure, to provide a concluded rounded weighted average cost of capital of 17%. Four years of projected cash flows were developed and used in the analysis, with the fourth year resulting in a terminal value of $11,136,655 as a result of a capitalization rate of 14% derived from a weighted average cost of capital of 17% less a long term growth rate of 3%. That terminal value as a result of discounting yielded a present value component of the terminal value of $7,521,697, which with the sum of the present values of the preceding years' cash flows resulted in an indicated value of invested capital of $11,415,000. The cash flow analysis yielded an enterprise value of $11,415,000 and an indicated value of equity of $7,108,979 upon subtracting the book value of debt of the Company of $4,306,021 at October 31, 2003. Ensemble Consulting, in the course of its analysis, widened the range of weighted average cost of capital to between 16% and 18% to encompass a range of indicated equity values of $6,607,479 and $7,687,579.

Conclusions. In arriving at its fairness opinion, Ensemble Consulting did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Ensemble Consulting believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying the fairness opinion. Based on the income approach of valuation, the indicated range of value for the equity of the Company was $6,607,479 to $7,687,579. Based on the guideline company comparison approach, the indicated range of value for the equity of the company was $5,168,379 to $7,538,179. Ensemble Consulting weighted these results equally to yield a concluded rounded range of value of the equity of Cox Technologies of between $5,887,900 and $7,612,900. A concluded range of enterprise value of Cox Technologies was yielded by adding the book value of the debt of the Company at October 31, 2003 of $4,306,021 and subtracting the value of pre-transaction cash of $620,188. The concluded enterprise value of the Company ranges between $9,573,733 and $11,298,733. The aggregate purchase price of $10,532,000 falls within this range. This analysis did not give additional considered weight to the value of the assets being left behind at the Company other than cash, because of the difficulty of ascribing value to these and other assets and because of their potential immateriality to the analysis as a whole.

Based upon its analysis and the assumptions described more fully in the complete fairness opinion included as Annex E, Ensemble Consulting delivered its opinion to the Board of Directors to the effect that, as of December 12, 2003, the consideration to be paid by Sensitech in connection with the asset sale is fair to the shareholders of the Company from a financial point of view.


Sensitech's Reasons for the Asset Sale

In approving the asset sale, Sensitech and its Board of Directors identified several reasons supporting the acquisition of the Cox Technologies assets. As described above, adding the Cox Technologies assets to the existing Sensitech business increases Sensitech's revenues, extends its product platform, and allows Sensitech to operate a substantially larger business with a relatively small increase in Sensitech's fixed operating costs. This attractive cost/benefit analysis with regard to Cox Technologies' assets is further enhanced by the tested capabilities of Sensitech's management to successfully transition the Cox technologies assets into Sensitech's business. These factors combined will allow Sensitech to maintain competitive pricing for its entire product line. Sensitech believes this is particularly important in the markets in which it competes (and which Cox Technologies has competed in), which are facing increased and significant price competition. Furthermore, Sensitech intends to use the increased revenues attributable to the Cox Technologies assets, to fund aggressive research and development to maintain competitive products and adopt new technologies. Also, Sensitech intends to use its expanded product platform and revenues to increase its presence in international markets, as well as to attract possible development and distribution partners with companies in comparable markets abroad. And finally, Sensitech intends to leverage its projected profitability and increased market presence to attract investors and to be able to obtain new forms of capital to support its growth.

Regulatory Approvals

No United States Federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed asset sale other than the federal securities laws.

Use of Proceeds from the Proposed Asset Sale

If the asset sale is completed, we anticipate that, of the net proceeds, we will apply an estimated $588,600 to pay off bank debt, an estimated $3,674,800 to pay off the TI note, an estimated $864,600-$1,242,400 to satisfy our remaining liabilities and, subsequently, an estimated $5,843,200-$7,148,400 to liquidating distributions to our shareholders.

Appraisal Rights

Our shareholders have no appraisal rights in connection with the sale of assets to Sensitech.

Vote Required and Board Recommendation

The approval of the asset sale to Sensitech requires the affirmative vote of a majority of the outstanding shares of our common stock. All members of the Board of Directors and each of our executive officers who hold (or are deemed to hold) as of the record date an aggregate of approximately 17,231,074 shares of our common stock (approximately 45% of the outstanding shares of common stock as of the record date) have indicated that they will vote in favor of the proposal.

The Board of Directors believes that the asset sale is in the best interests of Cox Technologies and our shareholders and recommends a vote "FOR" this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

                                 PROPOSAL NO. 2

           TO APPROVE THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

General

Our Board of Directors is proposing the plan of dissolution for approval by our shareholders at the Special Meeting. Subject to shareholder approval of the asset sale, the Board of Directors approved the plan of dissolution on December 12, 2003, and amended and re-approved the plan of dissolution on January 29, 2004. A copy of the plan of dissolution, as amended, is attached as Annex D to this proxy statement. Certain material features of the plan are summarized below. We encourage you to read the plan of dissolution in its entirety.

After approval of the plan of dissolution and subject to approval of Proposal 1, our business and operations will be transferred to Sensitech pursuant to the Asset Purchase Agreement, we will no longer have any significant assets or contracts. At such time, and assuming that the asset sale is consummated by April 16, 2004, management expects the following assets and liabilities to remain on the general ledger of the Company:

                                                    Low Estimate* High Estimate*
Assets:
  Cash (1)                                           $11,432,000   $12,222,000
  Trade accounts receivable, net of allowance (2)         25,000        50,000
  Note receivable (3)                                    250,000       250,000
  Prepaid assets and deposits (4)                         25,000        45,000
  Fixed assets, at expected net realizable valule (5)     17,000        30,000
                                                     -----------   -----------
     Total assets                                    $11,749,000   $12,497,000
                                                     ===========   ===========

Liabilities
  Accounts payable and accrued liabilities (6)       $   595,200   $   827,400
  RBC Centura debt (7)                                   567,600       567,600
  TI Note payable (8)                                  3,695,800     3,695,800
  Income taxes payable                                   200,000       250,000
                                                     -----------   -----------
     Total liabilities                               $ 5,058,600   $ 5,340,800
                                                     ===========   ===========


*    See Estimated Distribution to Shareholders on page 40.

1. These amounts represent management's estimate of the cash balance immediately after the closing of the transaction with Sensitech, net of holdbacks and adjustment, and before all liabilities associated with the closing have been paid.

2. The trade accounts receivable represents an estimate of the value of trade accounts receivable that will not be purchased by Sensitech at the time of closing.

3. The note receivable is a portion of the proceeds from the sale to Sensitech.

4.   Prepaid assets and deposits is principally prepaid insurance premiums.

5. The fixed asset balance represents management's estimate of the net realizable value of the assets remaining after closing the sale with Sensitech.

6. Accounts payable and accrued liabilities represents an estimate of the unpaid trade payables, professional fees, directors and officers insurance premiums, employment retention cost, in-the-money stock options liability and proxy solicitation costs.

7. The principal under our loan facility with RBC as of February 29, 2004 was $609,566. Both the high and low estimate assumes that RBC is repaid in full by April 16, 2004 in the amount of $567,600.

8. The principal and accrued interest under the TI note as of February 29, 2004 was $3,652,063. Both the high and low estimate assumes TI is repaid on April 16, 2004 in the amount of $3,695,800.

After the asset sale, other than the transitional manufacturing services provided to Sensitech for a period to end no later than June 1, 2004 (unless we agree to extend such period) our activities will be limited to:


     * filing Articles of Dissolution with the Secretary of State of the State of North Carolina and thereafter remaining in existence as a non-operating entity;

     *    selling any of our remaining assets;

     *    paying our remaining creditors;

     * terminating any of our remaining commercial agreements, relationships or outstanding obligations;

     *    collecting any outstanding amounts due to Cox Technologies;

     * establishing a contingency reserve for payment of our expenses and liabilities;

     *    completing tax filings;

     * complying with the Securities and Exchange Commission reporting requirements; and

     *    preparing to make distributions to our shareholders.


North Carolina law provides that, following the approval of the plan of dissolution by the Cox Technologies shareholders, the Board of Directors may take such actions as it deems necessary in furtherance of the dissolution of Cox Technologies and the wind up of its operations and affairs. In addition, North Carolina law allows the dissolution to be revoked within the 120 days after filing of Articles of Dissolution with the North Carolina Secretary of State. The dissolution plan grants the Board of Directors the right to revoke the dissolution within such time period without seeking shareholder approval of such revocation. The dissolution plan also grants the Board of Directors authority to amend the plan of dissolution without seeking shareholder approval of such amendment. Neither the North Carolina Business Corporation Act nor the plan of dissolution limit the reasons for which the Board of Directors may revoke the dissolution or amend the plan of dissolution. The Board of Directors has determined that the plan of dissolution is in the best interests of the Company and will not revoke the plan of dissolution unless an unforeseen circumstance or alternative presents itself that the Board of Directors determines to be preferable to the dissolution. Likewise, the Board of Directors will not amend the plan of dissolution unless the Board of Directors determines that an amendment is in the best interests of the Company.

We currently estimate that, assuming that the sale of assets to Sensitech is consummated, the amount ultimately distributed to our shareholders will be in the range of $0.16 to $0.20 per share. The distribution to our shareholders may be reduced by additional liabilities we may incur, the ultimate settlement amounts of our liabilities and our failure to achieve significant value for our non-cash assets. See "Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan."

During the liquidation of our assets, we may pay our officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the plan of dissolution. See "Possible Effects of the Approval of the Plan upon the Directors and Executive Officers."

The following resolution will be offered at the Special Meeting:


"RESOLVED, THAT THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION BE RATIFIED AND APPROVED."

Background and Reasons for the Plan of Dissolution


The decision to dissolve our company and distribute any remaining cash to our shareholders is driven by the form of the transaction by which Sensitech has agreed to purchase Cox Technologies' business. An acquisition in the form of a sale of assets would mean that we would need to wind up our company and dissolve, and that shareholders would not receive any distributions until we satisfied all liabilities and completed our dissolution. However, Sensitech would only consider a purchase of Cox Technologies' assets because it did not want to assume all of Cox Technologies' liabilities.

Following the closing under the Asset Purchase Agreement, we will have no operating assets other than the transitional manufacturing services provided to Sensitech for a period to end no later than June 1, 2004 (unless we agree to extend such period), and no other means to generate revenue. A dissolution and distribution of remaining cash to our shareholders is a means to allow our shareholders their pro rata portion, after payment of all of our remaining liabilities, of the proceeds from the asset sale.

Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan

There are many factors that our shareholders should consider when deciding whether to vote to approve the plan of dissolution. Such factors include those risk factors set forth below.

We cannot assure you of the amount, if any, of any distribution to our shareholders under the plan of dissolution.

Liquidation and dissolution may not create value to our shareholders or result in any remaining capital for distribution to our shareholders. We cannot assure you of the precise nature and amount of any distribution to our shareholders pursuant to the plan of dissolution. Uncertainties as to the final purchase price under the Asset Purchase Agreement and certain expenses make it difficult to predict with certainty the distribution, if any, to our shareholders. The actual amount of all distributions will also depend in part upon our ability to convert our remaining non-cash assets not sold pursuant to the Asset Purchase Agreement into cash and we cannot be certain of the final amount of our liabilities.

Our shareholders could vote against the plan of dissolution.

If we do not obtain shareholder approval of the plan of dissolution, we would have to continue our business operations from a very difficult position in light of our announced intent to liquidate and dissolve. After the sale of assets and completion of the transitional manufacturing services to Sensitech for a period ending no later than June 1, 2004 (unless we agree to extend such period), we will have no assets with which to generate revenue, and we would use the cash received from the Asset Purchase Agreement to pay ongoing operating expenses instead of making a distribution to shareholders pursuant to the plan of liquidation.

Our Board of Directors will have the authority to revoke or amend the plan of dissolution.

North Carolina law allows the dissolution to be revoked within the 120 days after filing of Articles of Dissolution with the North Carolina Secretary of State. The dissolution plan grants the Board of Directors authority to revoke the dissolution within such time period without seeking shareholder approval of such revocation. The dissolution plan also grants the Board of Directors authority to amend the plan of dissolution without seeking shareholder approval of such amendment. Neither the North Carolina Business Corporation Act nor the plan of dissolution limit the reasons for which the Board of Directors may revoke the dissolution or amend the plan of dissolution. The Board of Directors has determined that the plan of dissolution is in the best interests of the Company and will not revoke the plan of dissolution unless an unforeseen circumstance or alternative presents itself that the Board of Directors determines to be preferable to the dissolution. Likewise, the Board of Directors will not amend the plan of dissolution unless the Board of Directors determines that an amendment is in the best interests of the Company.

We will continue to incur liabilities and expenses that will reduce the amount available for distribution to shareholders.

Liabilities and expenses from operations (such as operating costs, salaries, directors' and officers' insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred as we seek to close the Asset Purchase Agreement and wind down operations. We estimate that the expenses necessary to continue the administrative operations after closing of the asset sale and until the time of distribution of proceeds to shareholders will be in a range from $30,000 to $45,000 for each month the Company's office remains open. These expenses will reduce the amount of assets available for ultimate distribution to shareholders. If available cash and amounts received on the sale of non-cash assets are not adequate to provide for our obligations, liabilities, expenses and claims, we may not be able to distribute meaningful cash, or any cash at all, to our shareholders.

Distribution of assets, if any, to our shareholders could be delayed.

Although our Board of Directors has not established a firm timetable for distributions to our shareholders, the Board of Directors intends, subject to contingencies inherent in winding down our business, to make such distributions as promptly as practicable after the end of the manufacturing obligations to Sensitech. Subject to closing the asset sale and to the shareholder approval of the plan of dissolution, we anticipate that an initial distribution of liquidation proceeds will be made to our shareholders in the second or third calendar quarter of 2004. Thereafter, as we liquidate our remaining assets and properties we will distribute liquidation proceeds, if any, to our shareholders as the Board of Directors deems appropriate. We anticipate that the majority of the remaining liquidation proceeds will be distributed before December 31, 2004. However, we are currently unable to predict the precise timing of any distribution pursuant to our wind down. The timing of any distribution will depend on and could be delayed by, among other things, the timing of sales of our non-cash assets and claim settlements with creditors. Additionally, a creditor could seek an injunction against the making of distributions to our shareholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for distribution to our shareholders.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, our shareholders could be held liable for payment to our creditors of each such shareholder's pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such shareholder.

If our shareholders approve the plan of dissolution, we will file Articles of Dissolution with the State of North Carolina dissolving Cox Technologies. Pursuant to the North Carolina Business Corporation Act, we will continue to exist after the dissolution becomes effective to allow us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute to our shareholders any remaining assets. Under the North Carolina Business Corporation Act, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities during this period, each shareholder could be held liable for a period of five years for payment to our creditors of such shareholder's pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such shareholder.

However, the liability of any shareholder would be limited to the amounts previously received by such shareholder from us in the dissolution. Accordingly, in such event a shareholder could be required to return all distributions previously made to such shareholder. In such event, a shareholder could receive nothing from us under the plan of dissolution. Moreover, in the event a shareholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a shareholder incurring a net tax cost if the shareholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve established by us will be adequate to cover any expenses and liabilities. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust."

Our stock transfer books will close on the date we file the Articles of Dissolution with the North Carolina Secretary of State, after which it will not be possible for shareholders to publicly trade our stock.

We intend to close our stock transfer books and discontinue recording transfers of our common stock at the close of business on the date we file the Articles of Dissolution with the North Carolina Secretary of State, referred to as the "final record date." The articles of dissolution will be filed at such time as the Board of Directors, in its absolute discretion deems necessary, appropriate or desirable. It is anticipated that the final record date will be in the second or third calendar quarter of 2004. We plan to provide notice to the National Association of Securities Dealers, Inc. and issue a press release announcing the final record date at least ten days before the final record date.

After the final record date, certificates representing our common stock shall not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our shareholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, and, after the final record date, any distributions made by us shall be made solely to the shareholders of record at the close of business on the final record date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act," even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we intend to, after filing our Articles of Dissolution, seek relief from the Securities and Exchange Commission from the reporting requirements under the Exchange Act. We anticipate that, if such relief were granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the Securities and Exchange Commission might require. However, the Securities and Exchange Commission may not grant any such relief.

Possible Effects of the Approval of the Plan upon Directors and Executive
Officers

Following the filing of the Articles of Dissolution with the North Carolina Secretary of State, we will continue to indemnify each of our current and former directors and officers to the extent required under North Carolina law and our Articles of Incorporation as in effect immediately prior to the filing of the Articles of Dissolution. In addition, we intend to maintain our current directors' and officers' insurance policy through the date of dissolution and to obtain runoff coverage for an additional five years after filing the Articles of Dissolution. We have received a quote for such coverage in the amount of $212,000.

Our Board of Directors will take such steps as they deem necessary in order to retain personnel required to complete the orderly dissolution, including providing necessary and reasonable compensation for such services under such circumstances. Under the plan of dissolution, the Board of Directors is authorized to approve compensation to personnel retained to complete the dissolution and liquidation. There are currently no agreements with any individuals regarding services to be performed or compensation to be paid in relation to the dissolution and liquidation. The Board of Directors has no plans to provide incentives to such individuals or to compensate them at any rate above their current compensation level. Current annual salary levels of our officers are as follows:

Brian Fletcher    $ 120,000
Kurt Reid         $ 120,000
James L. Cox      $  84,000
John R. Stewart   $  90,000

In addition, Mr. Stewart has been granted a bonus of $10,000 payable if he continues to provide services to the Company through completion of the dissolution. No other bonuses are anticipated. It is anticipated that the salaries of officers continuing to provide services through the dissolution process will be reduced as the amount of activity is reduced and that the total of salaries payable during the dissolution process will be between $78,000 and $101,500.

Other than as set forth above and as described in "Proposal No. 1--To Approve the Proposed Asset Sale--Interests of our Directors and Executive Officers," it is not currently anticipated that our liquidation will result in any material benefit to any of our officers or to directors who participated in the vote to adopt the plan of dissolution.

Provisions of the Plan

Our liquidation and dissolution is conditioned upon completion of the asset sale to Sensitech.

Subject to closing the asset sale to Sensitech, we will distribute pro rata to our shareholders, in cash or in-kind, or sell or otherwise dispose of, all of our property and assets. The liquidation is expected to commence as soon as practicable after the asset sale, and to be concluded prior to the first anniversary thereof, or such later date as required by North Carolina law, by a final liquidating distribution to our shareholders. Any sales of our remaining assets will be made in private or public transactions and on such terms as are approved by the Board of Directors. With the exception of the asset sale to Sensitech, it is not anticipated that any further votes of our shareholders will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors. See "Proposal No. 1--To Approve the Proposed Asset Sale--General."

The plan of dissolution provides that the Board of Directors will liquidate our assets in accordance with any applicable provision of the North Carolina Business Corporation Act. Without limiting the flexibility of the Board of Directors, the Board of Directors may, at its option, instruct our officers to follow the procedures set forth in the North Carolina Business Corporation Act to:


     *    collect our assets;

     * dispose of properties that will not be distributed in kind to our shareholders;

     *    discharge or make provision for discharging our liabilities;

     * distribute our remaining property among our shareholders according to their interests;

     *    notify known claimants in writing of the dissolution;

     * publish notice of our dissolution and request that persons with claims against us present them in accordance with the notice;

     * take every other act necessary to wind up and liquidate our business and affairs.

Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. Our Board of Directors will distribute to our shareholders the maximum amount permissible under applicable law.

After the final record date, we will not issue any new stock certificates, other than replacement certificates. Any person holding options, warrants or other rights to purchase common stock must exercise such instruments or rights prior to the final record date. See "Listing and Trading of the Common Stock" and "Final Record Date" below.

Following approval of the plan of dissolution by our shareholders, and after consummation of the asset sale and performance of the manufacturing obligations to Sensitech, Articles of Dissolution will be filed with the State of North Carolina dissolving Cox Technologies. Our dissolution will become effective, in accordance with the North Carolina Business Corporation Act, upon proper filing of the Articles of Dissolution with the Secretary of State or upon such later date as may be specified in the Articles of Dissolution. Pursuant to the North Carolina Business Corporation Act, our corporate existence will continue after the dissolution, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our shareholders any remaining assets, but not for the purpose of continuing the business for which we were organized.

Liquidating Distributions; Nature; Amount; Timing

Although the Board of Directors has not established a firm timetable for distributions to shareholders if the plan of dissolution is approved by the shareholders, the Board of Directors intends, subject to contingencies inherent in winding up our business, to make such distributions as promptly as practicable. We intend that any distributions to the shareholders will be in the form of cash.

Subject to closing the asset sale and to the shareholder approval of the plan of dissolution, we anticipate that an initial distribution of liquidation proceeds will be made to our shareholders in the second or third calendar quarter of 2004. Thereafter, as we liquidate our remaining assets and properties we will distribute liquidation proceeds, if any, to our shareholders as the Board of Directors deems appropriate. We anticipate that the majority of the remaining liquidation proceeds will be distributed before December 31, 2004.

As a condition to receipt of any distribution to the Company's shareholders, the Board of Directors, in their absolute discretion, may require shareholders to surrender their certificates evidencing the shares of the Company's common stock or, in the case of lost, stolen or destroyed certificates, furnish the Company with evidence satisfactory to the Board of Directors of the loss, theft or destruction of certificates, together with surety bond or other security or indemnity as may be required by the Board of Directors.

The proportionate interests of all of our shareholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, and after such date, any distributions made by us shall be made solely to shareholders of record on the close of business on the final record date, except to reflect permitted transfers. The Board of Directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the plan of dissolution. The actual nature, amount and timing of all distributions will be determined by the Board of Directors, in its sole discretion, and will depend in part upon our ability to convert our remaining assets into cash and pay and settle our significant remaining liabilities and obligations. See "Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan."

In lieu of satisfying all of our liabilities and obligations prior to making distributions to our shareholders, we may instead reserve assets deemed by management and the Board of Directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve."

Uncertainties as to the precise value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to shareholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal, accounting and miscellaneous office expenses), although currently declining, will continue to be incurred following shareholder approval of the asset sale and plan of dissolution. These expenses will reduce the amount of assets available for ultimate distribution to shareholders, and, while a precise estimate of those expenses cannot currently be made, management and the Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to shareholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to shareholders. If such available cash and amounts received on the sale of assets are not adequate to provide for our obligations, liabilities, expenses and claims, distributions of cash and other assets to our shareholders will be reduced and could be eliminated. See "Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan."

Following is a table showing management's estimate of cash proceeds and outlays and of our ultimate distribution to shareholders as of the date of this proxy statement. The following estimates are not guarantees and they do not reflect the total range of possible outcomes. The table assumes that we complete the asset sale to Sensitech by April 16, 2004. See "Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan" for a discussion of the risk factors related to the plan of dissolution and any potential proceeds which we may be able to distribute to shareholders.

Estimated Distribution to Shareholders

                                                               Low           High
                                                              Range          Range
                                                              -----          -----
Asset Purchase Price                                     $ 10,532,000   $ 10,532,000
    Plus Balance Sheet Adjustment (1)                         500,000        750,000
    Less Holdback From Initial Payment (2)                   (250,000)      (250,000)
    Less Customer Adjustment (3)                             (200,000)          --  .
                                                         ------------   ------------
Estimated Cash Proceeds at Closing                         10,582,000     11,032,000
Cash Reserves (4)                                             850,000      1,200,000
Receipt of Holdback Proceeds from Buyer (2)                    50,000        250,000
Interest Income Earned on Investments (5)                      35,000         75,000
Net Proceeds From Liquidation of Retained Assets (6)           17,000         30,000
                                                         ------------   ------------
      Estimated Gross Cash                                 11,534,000     12,587,000
                                                         ------------   ------------

Retirement of RBC Centura Debt (7)                            567,600        567,600
Retirement of TI Note (8)                                   3,695,800      3,695,800
Operating Expenses (9)                                        200,000        100,000
Income Taxes on Gain on Asset Sale                            250,000        200,000
Professional Fees (attorneys, accountants, other) (10)        235,000        135,000
Directors and Officers Liability Insurance (11)               212,000        212,000
Employee Retention Cost (12)                                  120,000         96,000
In-the-money Stock Option Payments (13)                       216,940        115,740
Proxy Solicitation (14)                                        25,000         18,000
                                                         ------------   ------------

      Estimated Payments and Expenses                       5,522,340      5,140,140
                                                         ------------   ------------
Estimated Cash to Distribute to Shareholders             $  6,011,660   $  7,446,860
                                                         ============   ============
Shares Outstanding as of December 31, 2003                 38,167,077     38,167,077

Estimated Per Share Distribution                                $0.16          $0.20
                                                         ============   ============

1. The Balance Sheet Adjustment is the amount by which the sum of the purchased receivables and purchased inventory less the amount of the assumed accounts payable deviates from a targeted amount of $1,754,000. Both the low range and high range amounts reflect our belief that the net assets in this comparison will exceed the target amount.

2. As provided in the Asset Purchase Agreement the buyer will withhold $250,000 until 6 months after the closing date at which time that amount will be paid to Cox Technologies subject to reduction as provided in the Asset Purchase Agreement. The high and low range amounts for receipt of the holdback payment reflect our belief that any claims for indemnification could fall between zero and $200,000.

3. In the event that some of our current top 50 customers indicate they will not transition all or a substantially all of their business with Cox Technologies to Sensitech and the aggregate annual revenues from those departing customers exceeds $1,700,000, our estimated cash proceeds at closing would be reduced by such amount. The low range reflects the greatest amount that we believe would be deducted as a result of this adjustment.

4. Cash reserves represents the balance of cash in the Company's bank accounts generated from operations, including operations under the Manufacturing Services Agreement, and from the sale of the Vitsab division. The low and high ranges reflect management's estimate based on the Company's current cash level, the future payment obligations of the Company and the future cash receipts of the Company.

5. Interest income earned on investments reflects the intention of the Company to invest the proceeds received from Sensitech and the sale of the Vitsab line until the funds are distributed to shareholders. The low and high range amounts reflect the management's expectation of interest rates available on secure short-term investments and the duration of time available for investing.

6. The net proceeds from liquidation of retained assets reflect the sale of the remaining assets of the Company after the Sensitech sales and sale of the Vitsab line. The low and high ranges are management's estimate of the potential net realizable proceeds the Company could receive from the sale of business personal property, office equipment and manufacturing machinery and equipment.

7. The principal under our loan facility with RBC as of February 29, 2004 was $609,566. Both the high and low range assumes RBC is repaid by April 16, 2004.

8. The principal and accrued interest under the TI Note as of February 29, 2004 was $3,652,063. Both the high and low range assumes TI is repaid on April 16, 2004 in the amount of $3,695,800.

9. Operating expenses constitute fixed and semi-variable costs that continue for some period of time after the sale of assets to Sensitech and up until the time of final distribution. These costs include supplies, utilities, rent, payroll and associated taxes and fringe benefits, janitorial service, bank fees, etc. The low and high ranges reflect management's estimate of the levels to which these costs can be controlled.

10. Professional fees include costs incurred for attorney fees and independent accountants costs for services rendered in connections with the sale of assets, additional SEC filing requirements, conduct of the special shareholders meeting and dissolution of the Company. The high and low range amounts reflect the potential costs that management believes are possible for the level of effort needed to complete these transactions.

11. The Company intends to purchase a Directors and Officers Liability policy to cover claims made against Cox Technologies or its officers and directors for the five year period starting with the date of dissolution. Both the low and high range reflect the premium cost quoted to the Company for the necessary coverage.

12. Employee retention costs represent management's estimate of the bonus payments to employees remaining until their jobs or duties are completed and their positions are terminated. The low and high range consider that all employees may not remain in the employment of the Company.

13. In-the-money stock option payments represent the estimated amount that will be paid to employees holding options with an exercise price (or strike price) below the anticipated distribution amount to be paid to shareholders. The low range assumes the options payments are based on a $.20 per share distribution to shareholders and the high range assumes the options payments are based on a $.16 per share distribution to shareholders.

14. Proxy solicitation costs include the printing of proxy material, distribution and return mail costs associated with gathering the shareholders votes, and the fees charged by our transfer agent to administer the process. The low range reflects the costs generally incurred in conducting a regular meeting of shareholders and the high range reflects the potential for additional cost that may be incurred if addition mailing of information to shareholders are required.

Sales of our Assets

Subsequent to the asset sale to Sensitech, the plan of dissolution contemplates the sale of all of our remaining assets. The plan of dissolution does not specify the manner in which we may sell our remaining assets. Such sales could take the form of individual sales of assets, sales of groups of assets organized by business, type of asset or otherwise, a single sale of all or substantially all of our remaining assets, or some other form of sale. The remaining assets may be sold to one or more purchasers in one or more transactions over a period of time. We will not sell any of the remaining assets to any of our "affiliates" without first obtaining the approval of any such asset sale by our shareholders, excluding the votes of any such affiliate and any other interested shareholder as determined by the Board of Directors in accordance with all applicable laws and regulations.

It is not anticipated that any further shareholder votes will be solicited with respect to the approval of the specific terms of sales of our remaining assets approved by the Board of Directors. We do not anticipate amending or supplementing the proxy statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various remaining assets depends largely on factors beyond our control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, United States and foreign regulatory approvals, public market perceptions, and limitations on transferability of certain assets. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation.

See "Proposal No. 1--To Approve the Proposed Asset Sale--General" for a further description of the proposed sale of substantially all of our assets to Sensitech.

Conduct of Cox Technologies Following Adoption of the Plan

Following approval of the plan of dissolution by our shareholders, completion of the asset sale and completion of our manufacturing obligations to Sensitech, our activities will be limited to distributing our assets in accordance with the plan, establishing a contingency reserve for payment of our expenses and liabilities, including liabilities incurred but not paid or settled prior to approval of the plan of dissolution, selling any of our remaining assets, and terminating any of our remaining commercial agreements, relationships or outstanding obligations and collecting any monies owed to us. Following the approval of the plan of dissolution by our shareholders, we shall continue to indemnify our officers, directors, employees and agents in accordance with our Articles of Incorporation, including for actions taken in connection with the plan and the winding up of our affairs. The Board of Directors may obtain and maintain such insurance as may be necessary to cover our indemnification obligations under the plan of dissolution. We have received a quote of $212,000 for such coverage.

Reporting Requirements

Whether or not the plan of dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome. If the plan of dissolution is approved, in order to curtail expenses, we will, after filing our Articles of Dissolution, seek relief from the Securities and Exchange Commission from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the Securities and Exchange Commission might require. However, the Securities and Exchange Commission may not grant any such relief.

Contingent Liabilities; Contingency Reserve

Under the North Carolina Business Corporation Act, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following the approval of the plan of dissolution by our shareholders, we will pay all expenses and fixed and other known liabilities, or set aside as a contingency reserve, cash and other assets which we believe to be adequate for payment thereof. We are currently unable to estimate with precision the amount of any contingency reserve that may be required, but any such amount will be deducted before the determination of amounts available for distribution to shareholders.The actual amount of the contingency reserve will be based upon estimates and opinions of management and the Board of Directors and review of our estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, and expenses accrued in our financial statements. There can be no assurance that the contingency reserve in fact will be sufficient. In calculating the estimated range of distributions as shown in the table on page [ ], we have not made any specific provision for a contingency reserve because the table includes our estimates of all known liabilities and we plan on satisfying each of those liabilities prior to making a final distribution to shareholders. However, when an initial distribution is made to shareholders, a contingency reserve will be established to satisfy the estimated balance of costs associated with the items included in the table on page 40.

After the liabilities, expenses and obligations for which the contingency reserve is established have been satisfied in full, we will distribute to our shareholders any remaining portion of the contingency reserve.

Under the North Carolina Business Corporation Act, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each shareholder could be held liable for the repayment to creditors out of the amounts theretofore received by such shareholder from us.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve, a creditor of ours could seek an injunction against the making of distributions under the plan of dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to shareholders and/or interest holders under the plan of dissolution.

Final Record Date

We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock on the final record date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the final record date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur on or after the final record date. See "Trading of the Common Stock" below.

All liquidating distributions from us on or after the final record date will be made to shareholders according to their holdings of common stock as of the final record date. Subsequent to the final record date, we may at our election require shareholders to surrender certificates representing their shares of the common stock in order to receive subsequent distributions. Shareholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by us, if any, to shareholders who have not surrendered their stock certificates may be held in trust for such shareholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a shareholder's certificate evidencing the common stock has been lost, stolen or destroyed, the shareholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Trading of the Common Stock

We currently intend to close our stock transfer books on the final record date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease on and after the final record date. Thereafter, our shareholders will not be able to transfer their shares.

Absence of Appraisal Rights

Under the North Carolina Business Corporation Act, our shareholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the plan of dissolution.

Regulatory Approvals

No United States Federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation other than federal securities laws and the North Carolina Business Corporation Act.

Material United States Federal Income Tax Consequences

The following discussion is a general summary of the material United States Federal income tax consequences affecting our shareholders that are anticipated to result from the receipt of distributions pursuant to our dissolution and liquidation. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of our shareholders subject to special treatment under certain Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, foreign individuals and entities, and persons who acquired their Cox Technologies stock upon exercise of stock options or in other compensatory transactions). It also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, final and temporary Treasury Regulations, Internal Revenue Service rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. Distributions pursuant to the plan of dissolution may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions. The following discussion has no binding effect on the Internal Revenue Service or the courts and assumes that we will liquidate in accordance with the plan of dissolution in all material respects.

No ruling has been requested from the Internal Revenue Service with respect to the anticipated tax consequences of the plan of dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences. If any of the anticipated tax consequences described herein prove to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to our shareholders and us from the liquidation. Tax considerations applicable to particular shareholders may vary with and be contingent on the shareholder's individual circumstances. In particular, the discussion below does not apply to a shareholder who also happens to own or possess a beneficial interest in any shares of Sensitech or any of its affiliates.

Federal Income Taxation of Cox Technologies. After the approval of the plan of dissolution and until the liquidation is completed, we will continue to be subject to Federal income taxation on our taxable income, if any, such as interest income, gain from the sale of our assets or income from operations. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the fair market value of the consideration received for each asset over our adjusted tax basis in the asset sold. In addition, although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, we may recognize gain upon such distribution of property. We will be treated as if we had sold any such distributed property to the distributee-shareholder for its fair market value on the date of the distribution. Management believes that we have sufficient usable net operating losses to offset substantially all of any federal income or gain recognized by us for federal income tax purposes.

Federal Income Taxation of our Shareholders. Amounts received by shareholders pursuant to the plan of dissolution will be treated as full payment in exchange for their shares of our common stock. Shareholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property, if any, distributed to them, and (2) their tax basis for their shares of our common stock. A shareholder's tax basis in his, her or its shares will depend upon various factors, including the shareholder's cost and the amount and nature of any distributions received with respect thereto.

A shareholder's gain or loss will be computed on a "per share" basis. If we make more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of stock owned by a shareholder. The value of each liquidating distribution will be applied against and reduce a shareholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a shareholder with respect to a share exceeds his, her or its tax basis for that share. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the shareholder's tax basis for that share. Gain or loss recognized by a shareholder will be capital gain or loss provided the shares are held as capital assets, and will be long term capital gain or loss if the stock has been held for more than one year.

Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, the shareholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the shareholder's future sale of that property will be measured by the difference between the shareholder's tax basis in the property at the time of such sale and the proceeds of such sale.

After the close of its taxable year, we will provide shareholders and the Internal Revenue Service with a statement of the amount of cash distributed to our shareholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the Internal Revenue Service will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by shareholders might be changed. Distributions of property other than cash to shareholders could result in tax liability to any given shareholder exceeding the amount of cash received, requiring the shareholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

If a shareholder is required to satisfy any liability of ours not fully covered by our contingency reserve (see "Contingent Liabilities; Contingency Reserve"), payments by shareholders in satisfaction of such liabilities would generally produce a capital loss, which, in the hands of individual shareholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

The tax consequences of the plan of dissolution may vary depending upon the particular circumstances of the shareholder. We recommend that each shareholder consult his, her or its own tax advisor regarding the Federal income tax consequences of the plan of dissolution as well as the state, local and foreign tax consequences.

Effect of Liquidation

The methods used by the Board of Directors and management in estimating the values of our assets are inexact and may not approximate values actually realized. The Board of Directors' assessment assumes that estimates of our liabilities and operating costs are accurate, but those estimates are subject to numerous uncertainties beyond our control and also do not reflect any contingent or unmatured liabilities that may materialize or mature. For all these reasons, actual net proceeds distributed to shareholders in liquidation may be significantly less than the estimated amount discussed in this proxy statement. Moreover, no assurance can be given that any amounts to be received by our shareholders in liquidation will equal or exceed the price or prices at which our common stock has recently traded or may trade in the future.

Vote Required and Board Recommendation

The approval of the plan of dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. All members of the Board of Directors and each of our executive officers who hold (or are deemed to hold) as of the record date an aggregate of approximately 17,252,385 shares of our common stock (approximately 45% of the outstanding shares of common stock as of the record date) have indicated that they will vote in favor of the proposal.

The Board of Directors believes that the plan of dissolution is in the best interests of our shareholders and recommends a vote "FOR" this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Set forth below is the number of shares of Common Stock of the Company owned by certain beneficial owners, the directors, the Co-Chief Executive Officers, the other executive officers, and the directors and executive officers as a group, on February 29, 2004. There were 38,167,077 common shares outstanding as of February 29, 2004.

                                                              Percent
                                                                of
Name                                         Shares (1)        Class
----                                         ----------        -----
Dr. James L. Cox ........................  8,569,708 (2)       20.2%
Brian D. Fletcher ....................... 17,683,637 (3)       44.0%
Kurt C. Reid ............................ 17,680,637 (4)       44.0%
James R. McCue ..........................    211,000 (5)         *
David K. Caskey .........................    270,311 (6)         *
Technology Investors, LLC ............... 15,421,654 (7)       37.5%
Directors and executive officers
  as a group (5 persons) ................ 28,993,639 (8)       58.1%
----------------

* Indicates beneficial ownership of less than 1% of the shares of Common Stock of the Company outstanding on February 29, 2004.

(1)  Includes shares, if any, held by each person's spouse.
(2) Dr. Cox owns 3,280,279 shares directly, 1,005,829 shares are owned by a trust over which Dr. Cox has investment and voting power, and 12,000 shares held by parent. Includes a warrant to purchase 2,500,000 shares. Includes options to purchase 1,771,600 shares exercisable within 60 days of February 29, 2004.
(3) Mr. Fletcher owns 217,983 shares directly. Includes options to purchase 2,044,000 shares exercisable within 60 days of February 29, 2004. Includes 2,921,654 shares beneficially owned through TI and that are issuable upon the conversion of a convertible promissory note at the option of TI. Includes 12,500,000 shares beneficially owned through TI that were issued to TI on March 19, 2003.
(4) Mr. Reid owns 214,983 shares directly. Includes options to purchase 2,044,000 shares exercisable within 60 days of February 29, 2004. Includes 2,921,654 shares beneficially owned through TI and that are issuable upon the conversion of a convertible promissory note at the option of TI. Includes 12,500,000 shares beneficially owned through TI that were issued to TI on March 19, 2003.
(5) Mr. McCue owns 11,000 restricted shares directly. Includes options to purchase 200,000 shares exercisable within 60 days of February 29, 2004.

(6) Mr. Caskey owns 10,311 shares directly. Includes options to purchase 260,000 shares exercisable within 60 days of February 29, 2004.
(7) The address for TI is 191 Bridgeport Drive, Moorseville, North Carolina. Includes 2,921,654 shares owned by TI that are issuable upon the conversion of a convertible promissory note at the option of TI.
(8) Includes a convertible promissory note, warrants and options to purchase, in the aggregate, 11,741,254 shares exercisable within 60 days of February 29, 2004.


                                  OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.


                             ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov. If you have any questions about the Special Meeting or the proposals to be voted on at the Special Meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact Kurt Reid at (704) 825-8146 ext. 239.


By Order of the Board of Directors,



Dr. James L. Cox
Chairman of the Board, President and Chief Technology Officer

                                                                         Annex A

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 10-K

(Mark One)

(X) ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934 - FOR THE FISCAL YEAR ENDED APRIL 30, 2003

( ) TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934 - For the transition period from _______ to ________

                         Commission file number: 0-8006

                             COX TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            NORTH CAROLINA                                    86-0220617
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)

         69 McADENVILLE ROAD
       BELMONT, NORTH CAROLINA                                28012-2434
(Address of principal executive offices)                      (Zip code)
--------------------------------------------------------------------------------
       Registrant's telephone number, including area code: (704) 825-8146

       Securities registered pursuant to Section 12 (b) of the Act: (None)

                    Securities registered pursuant to Section
                               12 (g) of the Act:

                         COMMON STOCK, WITHOUT PAR VALUE
--------------------------------------------------------------------------------
                               (Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes (X) No ( )

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the
best  of  the  registrant's   knowledge,  in  definitive  proxy  or  information
statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. (X)

Estimated aggregate market value of the voting stock held by non-affiliates of the registrant:

                         $1,055,126 as of July 29, 2003
--------------------------------------------------------------------------------

Number of shares of Common Stock, no par value, as of the latest practicable date:

                      38,339,094 shares as of July 29, 2003
--------------------------------------------------------------------------------

Documents incorporated by reference: Portions of the proxy statement dated July 29, 2003, relating to the August 29, 2003 annual meeting of shareholders, are incorporated by reference into Part III of this annual report.

                             COX TECHNOLOGIES, INC.

                                    FORM 10-K

                                ANNUAL REPORT TO
                     THE SECURITIES AND EXCHANGE COMMISSION
                    FOR THE FISCAL YEAR ENDED APRIL 30, 2003

                                 --------------

                                TABLE OF CONTENTS

Item                                                                        Page

                                     PART I

1.     Business..........................................................      1
2.     Properties........................................................      6
3.     Legal Proceedings.................................................      6
4.     Submission of Matters to a Vote of Security Holders...............      7

                                     PART II

5.     Market for the Registrant's Common Equity and Related Stockholder
        Matters..........................................................      7
6.     Selected Financial Data...........................................     10
7.     Management's Discussion and Analysis of Financial Condition and
        Results of Operations............................................     10
8.     Financial Statements and Supplementary Data ......................     18
9.     Changes in and Disagreements With Accountants on Accounting and
        Financial Disclosure.............................................     38

                                    PART III

10.    Directors and Executive Officers of the Registrant................     38
11.    Executive Compensation............................................     38
12.    Security Ownership of Certain Beneficial Owners and Management....     38
13.    Certain Relationships and Related Transactions....................     38
14.    Internal Controls and Procedures..................................     38

                                     PART IV

16.    Exhibits, Financial Statement Schedules and Reports on Form 8-K...     39
       Signatures........................................................     42

                                     PART I

ITEM 1.  BUSINESS

General

        Cox Technologies, Inc. (the "Company"), was incorporated as Mericle Oil Company in July 1968, under the laws of the State of Arizona. The name was changed to Energy Reserve, Inc. in August 1975. In November 1994, Energy Reserve acquired Twin-Chart, Inc. and altered its primary business focus from crude oil operations to temperature recording and monitoring operations. As a result of this change in focus, the Company changed its name to Cox Technologies, Inc. in April 1998. The Company reincorporated in the State of North Carolina in December 2000.

        The Company's executive offices and manufacturing facility are located at 69 McAdenville Road, Belmont, North Carolina 28012-2434; telephone (704) 825-8146. Except where the context otherwise indicates, all references to the "Company" are to Cox Technologies, Inc., its wholly owned subsidiaries, Twin-Chart, Inc., Transit Services, Inc., Vitsab Sweden, AB ("Vitsab Sweden"), Vitsab, Inc., Vitsab USA, Inc., Fresh Tag Research & Manufacturing, Inc., Qualtag Engineering, Inc. and Cox Recorders Australia, Pty. Ltd. ("Cox Recorders Australia"), a 95% owned Australian distribution company. During July 2001, all domestic subsidiaries were merged into the parent company, Cox Technologies, Inc. On March 15, 2003, the Company sold all of its shares in its Vitsab Sweden subsidiary to its Copenhagen distributor. Only the foreign subsidiary, Cox Recorders Australia, remains. The Company will continue to operate Cox Recorders Australia as an operational subsidiary.

        The core business of the Company is to provide reliable temperature monitoring products and develop new and technologically advanced monitoring systems. The Company produces and distributes transit temperature recording instruments, including electronic "loggers," graphic temperature recorders and visual indicator labels, both in the United States and internationally. Transit temperature recording instruments create a strip chart record of temperature changes over time, or record temperatures electronically according to a preset interval ("logging"). The Company sells and manufactures both types of transit monitoring products, and has established an international market presence and reputation for reliable temperature recording products.

        The  Company  has  expended   funds  to  further  the   development   of
enzyme-based "smart labels" that detect temperature abuse in packages of perishable goods. The Company has introduced this new technology, known as Vitsab(R), to the food and pharmaceutical industries as a monitoring label applied to packages of temperature sensitive products.

        The Company previously had two current operating segments that involved the (1) production and distribution of temperature recording and monitoring devices, including electronic "loggers," graphic temperature recorders and visual indicator labels (referred to as "Temperature Recorder Operations" as a group) and (2) oilfield operations and other, which included all economic activity related to the oil production and the holding of the oil subleases and the operation of its Phoenix office. The Company closed its Phoenix office effective October 31, 2000. The activities performed in Phoenix were transferred to the Corporate Office in Belmont, North Carolina. On September 30, 2002, the Company concluded the sale of its interest in the oil subleases to an unrelated third party.

        The Company now operates in one reporting segment, Temperature Recorder Operations.

Temperature Recorder Operations

        The Company's temperature recorder activities include production and distribution of graphic temperature recording instruments, the sale and distribution of electronic temperature and humidity recorders (sold for non-transit quality monitoring purposes as well as for transit monitoring), production and distribution of visual indicator labels, the sale of fixed based temperature monitoring systems, and the sale and distribution of various temperature sensing probes and thermometers. The Company also performs contract manufacturing.

        The graphic temperature recording instruments, known as temperature recorders, are self-contained, battery-powered and designed to create a graphical "time vs. temperature" record. The electronic temperature recorders are battery-powered devices that record temperature in a computer memory chip. The data is later retrieved by transferring the information to a personal computer.

        The graphic recorders are marketed under the trade name Cox Recorders and produce a record which is documentary proof of temperature conditions useful for compliance with governmental regulations, the monitoring of performance of refrigerated carriers, and for claims in the transport of valuable perishables such as produce, meat, pharmaceuticals, chemicals, live plants and animal material. The electronic temperature recording products are used for the same purpose, but also are used for internal checking of temperature conditions in storage and processing. The visual indicator label product determines the exposure of a stored or shipped temperature-sensitive commodity.

        In previous years, the Company manufactured two separate graphic recorders. The Cox(1) and Cobra(R) record the air temperature in a truck or container. Both are used primarily in transit monitoring of temperature variations. Manufacture of the Cobra(R) design was halted during fiscal 2001 due to a declining demand for the product.

        The Company sells two different types of electronic "data loggers" which are manufactured by an offshore contractor. The Tracer(R) product line, which can record data for both temperature and humidity, is a research-grade instrument used in a broad variety of laboratory, environmental, process control, and quality assurance applications. A lower cost electronic data logger, the DataSource(R), is used primarily for transit temperature monitoring and recording. Both loggers deliver their data via a cable link to a personal computer using specialized software.

        Several large grocery store chains and food wholesale distribution companies currently either require their shippers to use the DataSource(R) product exclusively when shipping perishable products to their distribution centers, or they accept DataSource(R) as well as other data loggers. The Company is currently in discussions with other retail and wholesale food distributors that have shown interest in using the DataSource(R) product in their operations as well as in discussion with manufacturers of temperature sensitive products about the use of the DataSource(R) product. Management is encouraged by the recent increase in sales of this product and has hired additional sales personnel to introduce the DataSource(R) product to other potential users. Management cannot predict whether the current users of the DataSource(R) product will continue using it nor can they predict if the current discussions will result in creating additional users of the DataSource(R) product.

        The Company purchases for resale the TempList(R), which is a data collection or "listing" temperature recorder that is used for point-of-measurement recording. The TempList(R) delivers the data via a cable link to a personal computer using specialized software. The Company also purchases digital thermometers with penetration probes for resale from a variety of manufacturers.

        During fiscal 2003 the Company began selling fixed base temperature monitoring systems which are designed to monitor facilities such as warehouses, coolers, processing rooms, as well as other temperature sensitive facilities. These wireless systems are designed to use multiple permanently mounted temperature sensors that communicate the temperature by radio frequency to a server device. The system has an integral software component that automatically records the temperature and has the ability to send alerts when pre-determined temperature parameters have been exceeded. Remote access to the data via the internet is an optional feature. The Company acts as a reseller of these fixed base systems.

        The Cox(1) product accounts for approximately 71% of the Company's revenues. The balance of revenue is accounted for through the sale of electronic data loggers, probes and other temperature monitoring products.

        During fiscal 2002, the Company contracted with a third party to manufacture and assemble certain base versions of the Cox(1) units at an offshore location. During fiscal 2003, that offshore location supplied approximately 40% of the total number of units utilized by the Company. Because of this manufacturing arrangement, the Company has realized significant cost savings on units manufactured in both the offshore and Belmont, North Carolina facilities. The Belmont facility will continue to manufacture and assemble a certain percentage of the base Cox(1) units while increasing the number of units supplied by its offshore source. If necessary, the production capabilities of the Belmont facility can be expanded to meet the total demand for all Cox(1) units. The Company's current plans are to continue assembling special-use Cox(1) units in the Belmont facility. The Company has identified certain risks and uncertainties that are associated with offshore production that include, but are not limited to, political issues, transportation risks and the availability of raw materials. The Company will not experience foreign currency exchange risks as all transactions are denominated in U.S. dollars.

        The source and availability of raw materials are not critical or significant factors in the temperature recorder operations of the Company. The temperature recorder operations of the Company are non-seasonal. The Company does and is required to carry significant amounts of inventory for its temperature recorder operations and neither Company nor industry practices provide extended payment terms to customers.

        The temperature recorder operations of the Company are not dependent upon a single or a few customers. However, the Company does have business relationships with several large retail customers and foreign distributors that, if severed, could have a material adverse effect upon the earnings or the financial position of the Company. Backlog of orders is not a major factor in the temperature recorder operations of the Company.

       The Company is a major competitor in the temperature recording industry with regards to its production and distribution activities. The Company encounters significant competition from a variety of companies in all major areas of its business activity. The Company competes primarily on product performance and price. Reliability, technology, customer service and company reputation are also important competitive factors.

        The Company generally does not maintain company owned distribution entities. However, in 1999, the Company established Cox Recorders Australia to retain its market share and presence in this geographic area. Except for this subsidiary, all distributors are contracted. All other distribution and sales operations are through individual sales persons operating on salary, sales commission basis or salary plus incentive basis.

Vitsab(R) Product

        Vitsab(R) is a relatively new technology that employs enzymatic color indicators inside a transparent label to show the amount of temperature exposure of a stored or shipped temperature-sensitive commodity. The enzyme indicator reaction is activated at the beginning of the monitoring period by applying pressure on a plastic bubble strip that is a structural part of the label. This strip contains sealed packets of non-toxic liquids that are broken by pressure. These non-toxic liquids mix to form the indicating solution.

        These labels are programmable devices that run as a "biological clock" parallel to the biological clock of the product it is set to monitor. They integrate both time and temperature and give a visual indication which parallels the monitored food or drug product as it reaches a certain definable state. This device is known as a TTI (time-temperature integrator).

        The Company produces two distinct Vitsab(R) TTI configurations: a "three dot" indicator (for wholesale distribution of perishables) and a "one dot" indicator (primarily for food safety and consumer packages). Each product is produced on automated machinery.

        The Company is in the final stages of the development, production and marketing of the Vitsab(R) products. Final development of this technology continues to require substantial effort to refine the manufacturing procedures to achieve a reliable and consistent product delivery. In addition, the chemical formulation of the label itself, including the specific chemical nature of the enclosure, continues to require testing and validation. During fiscal 2003, the Vitsab(R) line of products generated approximately 3% of the Company's total revenues.

        The source and availability of certain raw materials may be a critical and significant factor for the Vitsab(R) TTI if it begins production in significant volumes. The Company's current plans are to manufacture the Vitsab(R) TTI at the Belmont, North Carolina location.

        In April 2001 the Company executed an agreement with its Copenhagen distributor ("Purchaser") for an option to purchase all of the shares and assets of the Company's wholly owned subsidiary, Vitsab Sweden. The option agreement gave the Purchaser until November 30, 2001 to exercise the option. On October 18, 2001 the Company entered into a verbal agreement with Purchaser to extend the agreement through February 2002, and thereafter on a month-to-month basis. On April 15, 2002, the Purchaser notified the Company that he was terminating the agreement effective June 15, 2002. During May 2002, the Purchaser rescinded the termination notice and both parties agreed verbally to extend the agreement until September 15, 2002, and then on a month-to-month basis. On December 10, 2002, the Company executed an additional amendment with the Purchaser that extended the option period until March 31, 2003. On March 15, 2003, the Company, under a Share Purchase Agreement, sold all of its shares in Vitsab Sweden to the Purchaser. The purchase price for all of the Company's shares in Vitsab Sweden was $1.00. Additionally, the Purchaser is under an obligation to make monthly payments of $6,000 to the Company, which obligation commenced on the first month after the sale and ends in June 2004. Upon completion of these payments by Purchaser, the Company will transfer title and ownership of certain equipment located at the Malmo, Sweden location. Should the Purchaser fail to make any payment within 30 days of its due date, it will forfeit its ownership rights in the assets, and the Company will be entitled to take immediate possession of those assets.

        In connection with the sale of the Company's shares in Vitsab Sweden to the Purchaser, the Company granted Vitsab Sweden a ten-year, exclusive, royalty-bearing license to manufacture, sell and distribute Vitsab(R) products in certain European countries designated in the agreement. The royalty will be based on the volume of Vitsab(R) products sold by Vitsab Sweden, and will be paid to the Company on a quarterly basis. The Company does not anticipate that the sales of Vitsab(R) products through the Vitsab Sweden license will represent a significant portion of the Company's overall sales of Vitsab(R) products.

         The Company's entire Vitsab(R) operation has been largely dependent on one customer. That customer has been testing these products for use in the distribution of their perishable products. On September 5, 2002 the Company received notification from the customer that it was not going to continue with the pilot program. The Company also received notification from the largest user of Vitsab(R) products in that customer's pilot program that they will continue to purchase and use the Vitsab(R) product in their operations. The Company continues to manufacture and sell the Vitsab(R) products to the largest user in the pilot program and other customers. The Company added several new customers during the fiscal year.

        The Company's existing manufacturing equipment located in Belmont has the capacity to produce enough of the Vitsab(R) products to meet the currently projected demands of the current customer base. The labels have proved to perform as effective time-temperature monitors.

        The Company's visual indicator label operations previously included the development, production and distribution of FreshTag(TM) food spoilage indicators. FreshTag(TM) is based on a licensed and patented technology developed by the U.S. Food and Drug Administration ("FDA") that enables the detection of specific chemical compounds that signal the incipient spoilage of seafood and other food types. Effective April 10, 2002 the Company terminated the Patent License Agreement. The Company had no significant operations related to the FreshTag(TM) product.

Oilfield Operations

        Until September 30, 2002, the Company owned working interests through subleases in developed oil and gas properties located in California. These developed properties contained drilled wells that were capable of producing crude oil or natural gas. The Company attempted to manage and improve production in the fields by employing an independent oilfield operator through several contractual agreements dating back to 1999.

        As previously disclosed in prior years, the sublessor had declared these subleases in default due to the failure by the Company to meet certain well drilling requirements. In May 2000, the Company paid the sublessor $50,000 to cure the default. By agreement and amendment to the subleases, the sublessor acknowledged that all drilling requirements had been fulfilled, that the Company had no further obligation to drill any additional wells, that any and all notices of default were canceled, and that the subleases were in full force and effect.

        As a result of the high cost and difficulty in producing crude oil of the type found in the field and losses incurred in the oilfield operations, the Company evaluated the recoverability of the carrying amount of the oilfield net assets. In analyzing expected future cash flows from potential offers, the Company was of the opinion that $300,000 of net assets should be recognized as property held for sale. As a result, the Company recognized a loss on impairment of $3,062,196 in the fourth quarter of fiscal 2001. The Company determined that no change in the valuation of this asset was necessary for fiscal 2002.

        On July 31, 2001, the operator filed a lien against the subleased properties. On January 29, 2002, the operator filed a lawsuit (the "Oilfield Litigation") against the Company, two of its current officers and a former officer, claiming breach of contract, fraud and damages totaling approximately $87,000. At April 30, 2002, the Company accrued $90,000, which was the balance of capital and related interest that the operator invested into the subleases under an agreement with the Company and to which he had a reasonable claim.

        On March 21, 2002, the Company received an offer from a group, which includes the operator of the subleases, to purchase the oil subleases for approximately $362,000. The lien filed by the operator would be paid out of the proceeds in order to have the lien filed on the subleases released. The offer was accepted on March 25, 2002, and the parties began to draft the definitive purchase and sale agreement. The purchase and sale agreement was executed by both parties on June 3, 2002. The purchaser was required to deposit $50,000 into an escrow account within two business days upon execution of the agreement. These funds were never deposited into the escrow account by the purchaser. In a letter dated June 20, 2002, the Company notified the purchaser that it was in default of the purchase and sale agreement and therefore the agreement had been terminated. On July 11, 2002, the Company executed an addendum to the original purchase and sale agreement with the same purchaser after receiving a $25,000 non-refundable deposit. The closing of the transaction took place on September 30, 2002. At closing, the Company received an additional $50,000, net of transaction fees. The balance of the sale price was comprised primarily of a promissory note payable to the Company in the amount of $175,000 and a payment of $87,000 to the operator of the oilfield subleases to settle the Oilfield
Litigation. The operator of the oilfield received the $87,000 payment on September 30, 2002 and the Oilfield Litigation was settled as of that date. The

Company received the first installment under the note in the amount of $100,000 on January 30, 2003, and the last installment in the amount of $75,000 on May 30, 2003. Proceeds from both installments were reduced by a $9,000 sales commission paid to a third party.

Intellectual Property

        The Company owns a number of patents, trademarks, trade secrets and other intellectual property directly related to, and important to, the Company's business. Although the conduct of business involves the manufacture of various products that are covered by patents, the Company does not believe that any one single existing patent or group of patents is material to the success of the business as a whole.

Research and Development

        No research and development expenses were incurred during fiscal 2003 or 2002 due to the Company reaching the final development stages of the Vitsab(R) product and the halt in the development of the EDS(TM) product. Research and development expenses were $345,393 for the fiscal year ended 2001.

Government Regulation

        The Company is not currently subject to direct regulation by any governmental agency other than rules and regulations that apply to businesses generally and any export controls and import controls, which may apply to our products. Many of the Company's customers' products, however, are subject to extensive regulation by agencies such as the FDA. The Company designs and manufactures its products to ensure that its customers are able to satisfy a variety of regulatory requirements and protocols established to, among other things, avoid the spoiling of perishable goods such as produce, meat, pharmaceuticals and chemicals.

        The regulatory environment in which customers operate is subject to changes due to political, economic and technical factors. In particular, as use of temperature recording and monitoring technology expands and as national governments continue to develop regulations for this technology, customers may need to comply with new regulatory standards. The failure to comply with current or future regulations or changes in the interpretation of existing regulations could result in the suspension or cessation of sales by the Company to its customers.

Employees

        On June 1, 2003, the Company had 64 full-time employees compared to 78 on June 1, 2002. A significant portion of this 18% decrease in full-time employees is due to the termination of seven assembly employees as the Company outsourced a large portion of its Cox(1) manufacturing to a third party. The balance of the decrease was due to the attrition and consolidation of certain corporate and sales activities. None of the Company's employees are covered by collective bargaining agreements. Relations between the Company and its employees are generally considered good.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

                                                                    Date Elected
 Name and Age (1)                  Title (1)                         An Officer
 ----------------                  ---------                         ----------
Dr. James L. Cox         Chairman, President and                      08/01/95
     Age - 58                 Chief Technology Officer
David K. Caskey          President - Cox Recorders Division           11/01/97
     Age - 41
Brian D. Fletcher        Co-Chief Executive Officer and               03/10/00
     Age - 41                 Director of Marketing
James R. McCue           President - Vitsab Division                  03/12/00
     Age - 45
Kurt C. Reid             Co-Chief Executive Officer and               03/10/00
     Age - 43                 Chief Operating Officer
John R. Stewart          Chief Financial Officer                      06/11/03
     Age - 55                 and Secretary

----------
(1)      As of June 30, 2003

        The present terms of all officers extend to August 29, 2003, the date of the next annual meeting of shareholders and the annual meeting of the Board of Directors, or until their successors are elected and qualified.

        Dr. James L. Cox has been employed by the Company as President for more than five years and as Chief Technology Officer since April 1, 2003. Prior thereto and for more than five years, he was employed by the Company as Chief Executive Officer. He has served continuously as Chairman for the past five years.

        David K. Caskey has been employed by the Company as President of the Cox Recorders Division for the past five years.

        Brian D. Fletcher has been employed by the Company as Co-Chief Executive Officer and Director of Marketing since April 1, 2003. Prior thereto and since March 10, 2000, he was employed as Chief Operating Officer. Prior to joining the Company, he was a private investor for more than the previous two years.

        James R. McCue has been employed by the Company as President of the Vitsab Division since March 21, 2000. Prior to joining the Company, he was employed in marketing with Hill-Rom Company, a division of Hillenbrand Industries for more than the previous two years.

        Kurt C. Reid has been employed by the Company as Co-Chief Executive Officer since April 1, 2003 and Chief Operating Officer since March 10, 2000. Prior to joining the Company, he was a private investor for more than the previous two years.

        John R. Stewart has been employed by the Company as Chief Financial Officer and Secretary since June 11, 2003. Prior to joining the Company, he was self-employed as an independent accounting and financial consultant for more than the previous five years.

ITEM 2.  PROPERTIES

        The Company has leased manufacturing facilities located in Belmont, North Carolina. The Company also had a leased manufacturing facility in Malmo, Sweden until March 2003. The facility in Belmont serves as the Corporate Office and in the capacity of manufacturing and distributing the Company's products. The Malmo facility was used for the limited production of the Vitsab(R) product. The Company also leases office space in Upland, California, to support the sales and distribution functions.

ITEM 3.  LEGAL PROCEEDINGS

        The Company is not involved in any legal proceedings presently.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

        On January 20, 2003, the Company entered into a Stock Purchase Agreement (the "TI Stock Purchase Agreement") with Technology Investors, LLC ("TI"), an affiliate of certain executive officer and directors of the Company, pursuant to which TI agreed to purchase and the Company agreed to sell 12,500,000 shares of the Company's Common Stock at a price of $0.06 per share, for a total purchase price of $750,000. This transaction was submitted to the Company's shareholders for their approval at a special meeting of the shareholders on March 12, 2003. With a quorum of shareholders present, a motion was made and seconded to approve the TI Stock Purchase Agreement, and the motion was passed by a unanimous vote of those present in person or represented by proxy. The transaction was consummated on March 19, 2003. TI, together with Mr. Fletcher and Mr. Reid and their affiliates, now collectively own and control beneficially an aggregate of 15,594,966 shares of the Company's Common Stock, or approximately 38% of the Company's issued and outstanding common stock. These figures include the 2,662,000 shares of the Company's Common Stock that TI may obtain by converting its existing promissory note, but exclude the options that Mr. Fletcher and Mr. Reid own to purchase, in the aggregate, 3,000,000 shares of the Company's Common Stock, which options become exercisable on September 12, 2003.

        A more detailed description of this transaction can be read in the Proxy Statement, dated March 12, 2003, which was mailed to shareholders on February 6, 2003.


                                     PART II

ITEM 5.  MARKET  FOR THE  REGISTRANT'S  COMMON  EQUITY AND  RELATED  STOCKHOLDER
         MATTERS

        The Company's Common Stock is traded on the nationwide over-the-counter market and is listed under the symbol "coxt.ob" on the electronic bulletin board provided by the National Quotation Bureau, Inc.

        The table below presents the reported high and low common stock sale prices for each quarter of fiscal 2003 and 2002. The Company has not declared any dividends during the last two fiscal years.


                             2003                               2002
                      -----------------------------------------------------
                      High         Low                 High            Low
                      ----         ---                 ----            ---
First Quarter         $0.30       $0.07                $0.45          $0.27
Second Quarter        $0.15       $0.06                $0.38          $0.20
Third Quarter         $0.08       $0.02                $0.52          $0.29
Fourth Quarter        $0.07       $0.04                $0.28          $0.07

        At July 14, 2003, the Company had approximately 2,062 holders of record of the Company's Common Stock.

        The  table  below  presents  the  information   related  to  the  equity
compensation plans that have been previously approved by shareholders and equity compensation plans not approved by shareholders, as of April 30, 2003.

                                             Number of securities    Weighted-average
                                              to be issued upon      exercise price of       Number of securities
                                                 exercise of            outstanding        remaining available for
                                             outstanding options,    options, warrants      future issuance under
                                             warrants and rights        and rights        equity compensation plans
                                             --------------------    -----------------    -------------------------
Equity compensation plans approved by
security holders (2000 Stock Incentive             5,218,000              $ .1885                 2,028,972
Plan)

Equity compensation plans not approved by
security holders (Non-Qualified Stock              6,652,500              $ .6568                     --
Option Agreements)
                                             --------------------    -----------------    -------------------------
Total                                             11,870,500              $ .4510                 2,028,972
                                             ====================    =================    =========================

        Since its inception, the Company has not paid any cash dividends on its common stock and does not anticipate paying such dividends in the foreseeable future.

        The following is a list of all unregistered stock issued during the last three fiscal years.

Fiscal 2003

        Pursuant to an April 10, 2001 amendment to an agreement between the Company and BEN Acquisition, LLC, dated June 23, 2000, the Company issued 10,000 shares of restricted stock to each of the three members of BEN Acquisition, LLC on July 18, 2002. The shares were issued under the exemption set forth in Rule 506 of Regulation D of the Securities Act of 1933.

        Pursuant to the TI Stock Purchase Agreement, the Company issued 12,500,000 shares of restricted stock to TI. The shares were issued under the exemption set forth in Rule 506 of Regulation D of the Securities Act of 1933.

Fiscal 2002

        Pursuant to an April 10, 2001 amendment to an agreement between the Company and BEN Acquisition, LLC, dated June 23, 2000, the Company issued 9,500 shares of restricted stock to each of the three members of BEN Acquisition, LLC on November 20, 2001. The shares were issued under the exemption set forth in Rule 506 of Regulation D of the Securities Act of 1933.

        Pursuant to an April 30, 2001 agreement between the Company and McManus Financial Consultants, Inc., under which they provided consulting services related to investor relations, the Company issued 41,667 and 41,666 shares of restricted stock, respectively, to the two partners. The shares were issued under the exemption set forth in Rule 506 of Regulation D of the Securities Act of 1933.

        Pursuant to a February 15, 2002 agreement between the Company and Stock Enterprises, Inc., under which Mr. James R. Stock, president, agreed to cancel for consideration an investor relations services agreement dated November 1, 2002, the Company issued to Mr. Stock 30,000 shares of restricted stock. The shares were issued under the exemption set forth in Rule 506 of Regulation D of the Securities Act of 1933.

Fiscal 2001

        Pursuant to an agreement between the Company and Mr. Jens Rask, under which Mr. Rask provided consulting services, the Company issued to Mr. Rask 50,000 shares of restricted stock. The shares were issued under the exemption set forth in Rule 701 of the Securities Act of 1933.

       Pursuant to an agreement between the Company and Mr. Jayanth Prabhakar, under which Mr. Prabhakar provided engineering consulting services, the Company issued to Mr. Prabhaker a 43,000 shares of restricted stock. The shares were issued under the exemption set forth in Rule 701 of the Securities Act of 1933.

       Pursuant to a March 28, 2000 agreement between the Company and Strategic Equity Marketing, LLC, under which they would provide consulting services related to investor relations, the Company issued to Strategic Equity Marketing, LLC a total of 12,013 shares of restricted stock. The shares were issued under the exemption set forth in Section 4(2) of the Securities Act of 1933.

        Pursuant to an agreement between the Company and Mr. Jack Wright, under which Mr. Wright provided engineering consulting services, the Company issued to Ms. M. Jean Wright 500 shares of restricted stock. The shares were issued under the exemption set forth in Rule 701 of the Securities Act of 1933.

       Pursuant to a September 12, 2000 engagement letter between the Company and McGuireWoods, LLP, under which they would provide legal services, the Company issued to McGuireWoods, LLP a total of 97,500 shares of restricted stock. The shares were issued under the exemption set forth in Section 4(2) of the Securities Act of 1933.

       Pursuant to an August 30, 2000 agreement between the Company and Mr. Steven J. Inguillo, an employee, the Company issued to Mr. Inguillo 7,720 shares of restricted stock for compensation. The shares were issued under the exemption set forth in Rule 701 of the Securities Act of 1933.

        Pursuant to an August 1, 2000 employment acceptance agreement between the Company and Mr. Robert L. Thornton, the Company issued to Mr. Thornton 2,500 shares of restricted stock. The shares were issued under the exemption set forth in Rule 701 of the Securities Act of 1933.

        Pursuant to an April 6, 2000 agreement between the Company and Mr. Steve Otwell, under which Mr. Otwell would provide consulting services, the Company issued to Mr. Otwell a total of 33,878 shares of restricted stock. The shares were issued under the exemption set forth in Rule 701 of the Securities Act of 1933.

        Pursuant to an April 6, 2000 agreement between the Company and Mr. Frederick W. Leak, under which Mr. Leak would provide consulting services, the Company issued to Mr. Leak a total of 33,878 shares of restricted stock. The shares were issued under the exemption set forth in Rule 701 of the Securities Act of 1933.

        Pursuant to a September 13, 2000 agreement between the Company and Mr. John W. Farquhar, under which Mr. Farquhar would provide consulting services, the Company issued to Mr. Farquhar 2,400 shares of restricted stock. The shares were issued under the exemption set forth in Rule 701 of the Securities Act of 1933.

        Pursuant to an September 20, 2000 agreement between the Company and Ms. Mary R. Norris, an employee, the Company issued to Ms. Norris 5,000 shares of restricted stock for compensation. The shares were issued under the exemption set forth in Rule 701 of the Securities Act of 1933.

        Pursuant to an October 23, 2000 agreement between the Company and New Hope Electrical Services, LLC, under which they would provide consulting services, the Company issued to New Hope Electrical Services, LLC 5,008 shares of restricted stock. The shares were issued under the exemption set forth in
Section 4(2) of the Securities Act of 1933.

        Pursuant to a subscription agreement dated November 29, 2000 between the Company and Ronald H. and Marijke W. Smith, under which they agreed to purchase $66,600 of restricted stock at $.666 per share, the Company issued to Ronald H. and Marijke W. Smith 100,000 shares of restricted stock. The shares were issued under the exemption set forth in Rule 506 of Regulation D of the Securities Act of 1933.

        Pursuant to an August 16, 2000 agreement between the Company and Mr. Peter H. Ronnow, an employee, the Company issued to Mr. Ronnow 16,600 shares of restricted stock for compensation. The shares were issued under the exemption set forth in Rule 701 of the Securities Act of 1933.

        Pursuant to a June 13, 2000 agreement between the Company and Hilary Kaye Associates, Inc. under which they would provide consulting services related to public relations, the Company issued to Hilary Kaye Associates, Inc. 6,862 shares of restricted stock. The shares were issued under the exemption set forth in Section 4(2) of the Securities Act of 1933.

        Pursuant to a November 16, 2000 engagement letter between the Company and Danielson Harrigan & Tollefson, LLP, under which they would provide legal services, the Company issued to Danielson Harrigan & Tollefson, LLP a total of 48,547 shares of restricted stock. The shares were issued under the exemption set forth in Section 4(2) of the Securities Act of 1933.

        Pursuant to a December 5, 2000 agreement between the Company and by Remote, Incorporated under which they would provide consulting services, the Company issued to by Remote, Incorporated 15,129 shares of restricted stock. The shares were issued under the exemption set forth in Section 4(2) of the Securities Act of 1933.

        Pursuant to a November 14, 2000 engagement letter between the Company and Gilmore, Rees & Carlson, P.C., under which they would provide legal services, the Company issued to Gilmore, Rees & Carlson, P.C. 7,946 shares of restricted stock. The shares were issued under the exemption set forth in
Section 4(2) of the Securities Act of 1933.

ITEM 6.  SELECTED FINANCIAL DATA

        The following table sets forth selected historical consolidated financial information as of and for each of the fiscal years, which have been derived from, and should be read together with, the audited consolidated financial statements and the related notes, which are included elsewhere in this report. The information presented below should also be read together with Management's Discussion and Analysis of Financial Condition and Results of Operations.

Fiscal Years Ended April 30,             2003            2002            2001           2000(2)        1999
----------------------------             ----            ----            ----           -------        ----
Sales                               $ 8,773,852     $ 8,627,103     $ 9,709,561     $ 9,710,976    $ 8,954,544
Income (loss) from operations       $   413,556    ($ 4,826,969)   ($ 6,149,417)   ($ 1,955,191)   $   163,292
Basic and diluted net income
     (loss) per average common
     share                               $  .00         ($  .20)        ($  .27)        ($  .09)        $  .01
Weighted average number of
     Common shares outstanding       27,907,224      25,360,071      24,661,104      24,222,547     21,368,188
Total assets                        $ 3,512,201     $ 4,072,391     $ 8,654,189     $14,369,529    $12,877,192
Stockholders' equity (deficit)     ($ 1,500,418)   ($ 2,305,523)    $ 2,528,355     $ 9,041,805    $10,025,938
Long-term debt (1)                  $ 4,189,893     $ 3,233,913     $ 3,090,044     $ 2,908,359    $   581,374

----------
(1)      Excludes current maturities
(2)      As restated

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Fiscal 2003

        The Company operates in one reporting segment, Temperature Recorder Operations. The "Temperature Recorder Operations" segment involves the production and distribution of temperature recording and monitoring devices, including electronic "loggers," graphic temperature recorders and visual indicator labels.

        Revenues from sales increased $146,749, or approximately 2% in fiscal 2003 as compared to fiscal 2002. As a whole both unit sales and average selling price remained relatively flat in fiscal 2003. For fiscal 2003, revenues from data logger sales increased by approximately $608,000, or approximately 41%, over revenues from sales of the same product in fiscal 2002, while revenues from sales of graphic recorders decreased by approximately $491,000, or approximately 7%, over revenues from sales of the same product in fiscal 2002. During fiscal 2003, revenues from the sale of graphic recorders represented approximately $6,260,000, or approximately 71%, of total revenues, revenues from the sale of electronic data loggers represented approximately $2,080,000, or approximately 24% of total revenues, revenues from the sale of probes and related products represented approximately $137,000, or approximately 2%, of total revenues and revenues from the sale of Vitsab(R) products represented approximately $279,000, or approximately 3%, of total revenues. Revenues from the sale of other miscellaneous products represented less than 1% of total revenues.

        Cost of sales decreased by $519,133, or approximately 10%, as compared to fiscal 2002. The decrease was realized principally because of a reduction in labor costs and related fringe benefits, lower raw material costs, and the lower cost of units purchased from an offshore contract manufacturer. The Company also experienced lower cost in the areas of freight and postage and shop supplies used in manufacturing. These decreases in cost were partially offset by increased cost of retriever fees.

        The Company continues to contract with a third party to manufacture and assemble certain base versions of the Cox(1) units at an offshore location. During fiscal 2003, this location supplied approximately 40% of the total number of units utilized by the Company. Because of this manufacturing arrangement, the Company has realized significant cost savings on units manufactured in both the offshore and Belmont, North Carolina facilities. The Company's current plans are to continue assembling special-use Cox(1) units in the Belmont facility. The Belmont facility will also continue to manufacture and assemble a certain percentage of the base Cox(1) units. If necessary, the production capabilities of the Belmont facility can be expanded to meet the total demand for all Cox(1) units. The Company has identified certain risks and uncertainties that are associated with offshore production that include, but are not limited to, political issues, transportation risks and the availability of raw materials. The Company will not experience foreign currency exchange risks as all transactions are denominated in U.S. dollars.

        General and administrative expenses for fiscal 2003 decreased $494,841, or approximately 19%, as compared to fiscal 2002. This decrease is due to lower costs associated with bad debt, labor, legal fees and outside services, partially offset by increases in insurance premium costs and other general expenses.

        Selling expenses for fiscal 2003 decreased $203,543, or approximately 16%, as compared to fiscal 2002. The decrease is due to lower sales salaries, commissions, trade show expenses, travel expenses and freight out expense, partially offset by increases in advertising, temporary labor and outside sales services expenses.

        No research and development costs were incurred during fiscal 2003 as the Company reached the final development stages of the Vitsab(R) product.

        Depreciation expense in fiscal 2003 decreased $117,049, or approximately 27%, as compared to fiscal 2002. The decrease occurred principally because older assets of the Company are becoming fully depreciated.

        Amortization of patents and goodwill decreased $221,613, or approximately 86%, in fiscal 2003 as compared to fiscal 2002. Amortization of patents was essentially equal between fiscal 2003 and 2002 and the decrease is directly related to the impairment of goodwill during fiscal 2002.

        Other income (expense) decreased $38,035, or approximately 20%, in fiscal 2003 as compared to fiscal 2002. The decrease was primarily attributable to the cessation of option payments for the purchase of the Company's wholly owned subsidiary, Vitsab Sweden, upon the consummation of the sale of the subsidiary. Other expenses decreased because the Company is no longer paying patent licensing fees.

        Interest expense decreased $71,004, or approximately 13%, in fiscal 2003 as compared to fiscal 2002. The decrease was primarily attributable to interest expense in fiscal 2002 related to the construction of manufacturing equipment that will not be completed, and that did not reoccur in fiscal 2003. Interest payments to Centura decreased due to the retirement of a portion of the debt balance payable to Centura. These decreases were substantially offset by the interest that accrued on the $2,500,000 note payable to TI, dated March 10, 2000, that becomes due in March 2005.

        The decrease in inventory of $237,072 is related to the decrease in the number of units in finished goods inventory and a decrease in work-in-progress inventory. The Company has also lowered its costs of purchasing raw materials through negotiations with vendors. Decreased direct labor and benefits costs and overheads incurred in the production of the Cox(1) units resulted in a decrease in the valuation of finished goods. The Company also established a $50,000 reserve for slow moving or obsolete inventory in fiscal 2003.

        The net decrease in property and equipment of $258,940 is primarily due to depreciation and the transfer of assets owned by the Company related to Vitsab Sweden. This decrease was partially offset by the acquisition of approximately $84,000 of new assets.

       Liquidity and Capital Resources

        The Company derives cash from operations, equity sales, and borrowing from long- and short-term lending sources to meet its cash requirements. At present, the cash flow from operations appears adequate to meet cash requirements and commitments of the Company during the 2004 fiscal year.

        In March 2000, the Company entered into an agreement with TI whereby the Company issued to TI a 10% subordinated convertible promissory note in the amount of $2,500,000 (the "TI Note"), the entire principal and interest of which are due on March 10, 2005. Alternatively, the principal amount of the TI Note and interest accrued thereon may be converted, at the option of holder, into shares of the Company's Common Stock at a conversion price of $1.25 per share. As of April 30, 2003, the principal and accrued interest of $3,327,500 would be converted into 2,662,000 shares of the Company's Common Stock. Mr. Fletcher and Mr. Reid serve as the sole managers of TI and share voting and dispositions power with respect to the Common Stock issuable upon conversion of the TI Note.

        The Company's cash flow from operations is currently not adequate to retire the TI Note, and it is unlikely that cash flow will increase in an amount sufficient for the Company to meet its obligations under the TI Note when the principal and accrued interest become due on March 10, 2005. TI has indicated that, in the event the Company becomes unable to meet its obligations under the TI Note, TI may be willing to explore alternative financing arrangements, including a restructuring of the TI Note prior to its due date. Alternatively, the Company may seek a cash infusion elsewhere, through a separate debt or equity offering, a strategic partnership or some form of business combination. The Company may consider any or all of these alternatives in the event it becomes unable to meet its debt obligation to TI, but there can be no assurance that any deal will be consummated on terms acceptable to both the Company and TI or another third party. Without such an arrangement, it is highly likely that the Company would default on its obligations under the TI Note, at which time TI would be entitled to exercise any and all remedies available to it under the TI Note and applicable law, including bringing suit against the Company and its assets. Should TI seek to enforce its right to timely repayment of the TI Note, there is a risk that the Company will not be able to continue as a going concern.

        On July 13, 2000 the Company entered into a five-year term loan ("Term Loan") with its primary lender, Centura in the amount of $1,190,000. Initial principal payments of $9,920, in addition to accrued interest, were due monthly from August 2, 2000 to July 2, 2001. The rate of interest on the Term Loan was Centura's prime rate plus .625% per annum. Thereafter, principal payments of $22,313, in addition to accrued interest, were due monthly until July 13, 2005.

        On July 13, 2000 the Company also established a revolving line of credit with Centura for working capital in the amount of up to $1,000,000 ("Revolving Loan"), subject to a maximum percentage of eligible trade accounts receivable and inventories. The rate of interest on the Revolving Loan was Centura's prime rate plus .25% per annum and was due monthly beginning in August 2000. The principal of the Revolving Loan was due on September 2, 2001.

        On November 29, 2001, the Company executed (a) an amendment to the original Revolving Loan agreement, (b) a new security agreement and (c) a note modification agreement for the Term Note and for the Revolving Loan that were effective October 30, 2001 (collectively "Modified Agreements"). These Modified Agreements extended the maturity date of the Revolving Loan to January 31, 2002 and changed the rate that interest would accrue on the Term Note and the Revolving Loan from prime rate plus .625% per annum and prime rate plus .25% per annum, respectively, to 30-day LIBOR plus 500 basis points per annum. These Modified Agreements also stated that Centura would forbear exercise of its rights and remedies under the Modified Agreements until January 31, 2002, so long as the Company continued to pay the principal and interest on the Term Note and pay interest on the Revolving Loan. On February 21, 2002 the Company executed documents with Centura, effective January 31, 2002, that amended the Modified Agreements to extend the maturity dates of the Revolving Loan and the Term Loan to July 31, 2002. As a result, the full balance of theses loans was classified as current portion of long-term debt at April 30, 2002.

        The Company borrowed $1,000,000 related to this line of credit at April 30, 2002. On June 7, 2002, the Company paid $200,000 down on the amount outstanding on this line of credit, leaving a balance of $800,000.

        Centura also agreed to finance the lease of two major pieces of production equipment related to the manufacturing of the Vitsab(R) product. The Company had advanced approximately $842,000 in progress payments on the cost of both pieces of equipment, of which $464,000 had been advanced directly by Centura. Through January 31, 2002, the Company had accrued and paid approximately $57,000 of interest related to the progress payments made by Centura on behalf of the Company.

        In November 2001, the Company met with representatives of the engineering firm that designed, and was in the later stages of constructing, the new production equipment for manufacturing the Vitsab(R) product. In that meeting, the engineering firm stated it was still having technical problems with the production equipment. These problems were preventing the engineering firm from delivering a machine that would meet the Company's production requirements at the agreed upon fees. It was agreed by both parties that the design and construction of the new production equipment would be put on hold indefinitely. It was also agreed that the Company could have possession and/or title to the equipment at its current state of development. The date of completion of the new production equipment, if ever, will be determined at a later date.

        As a result of the indefinite delay in the design and construction of the equipment, the Company and Centura agreed to execute documents on February 21, 2002 that converted the $464,000 advanced under the lease by Centura to a five-year note payable ("Lease Loan"), effective January 31, 2002. The executed documents also incorporated the note into the Modified Agreements. The interest rate on the note was the 30-day LIBOR plus 500 basis points per annum, with monthly payments of $7,700 plus accrued interest. The maturity date of the note was July 31, 2002.

        On July 31, 2002, the Company executed documents with Centura that extended the maturity date of the Term Loan, the Revolving Loan and the Lease Loan ("Loans") to October 31, 2002 and decreased the amount available on the Revolving Loan from $1,000,000 to the then outstanding balance of $800,000.

        On December 1, 2002, the Company executed documents with Centura that extended the maturity date of the Loans to March 15, 2003. Under this new arrangement, the Company continued paying the current monthly principal payments plus accrued interest on the Loans during this forbearance period. This extension gave the Company additional time to procure additional debt or equity funding to allow the Company to decrease the amount owed to Centura by an additional $450,000 (the "Loan Reduction"). The Company was required to reduce the amount of principal outstanding under the Loans to $1,215,000, including the Loan Reduction, by March 15, 2003. The Loan Reduction was in addition to the Company's normal monthly principal payments due on the Loans and the $91,000 payment that the Company received on January 30, 2003 from the purchaser of the oilfield subleases.

        On March 19, 2003, the Company executed with Centura: (a) an amendment to the loan agreement, (b) a promissory note and (c) a security agreement. The amendment to the loan agreement required among other considerations that the outstanding Term Loan, Revolving Loan and Lease Loan should not exceed a combined balance of $1,214,999. Also, under this agreement the aforementioned notes would be amended and restated to one promissory note. Principal payments on the note are $30,000 plus accrued interest beginning April 15, 2003 and continuing each month thereafter through August 19, 2006. The interest rate on the outstanding principal is calculated at the bank's 30-day LIBOR base rate plus 4% per annum (5.32% on April 30, 2003). On the first day of the month after the principal balance has been paid equal to or less than $800,000, the interest rate will decrease to the bank's 30-day LIBOR base rate plus 3% per annum provided there is no event of default. Effective October 1, 2003, the Company will be required to submit a monthly borrowing base calculation in support of the loan balance and would be required to pay a sufficient principal payment to reduce the loan balance to the amount supported by such borrowing base. The borrowing base is defined as the sum of 80% of the eligible accounts receivable and 35% of the eligible inventory of the Company.

        On May 19, 2003, the Company executed a note modification agreement to modify the note dated March 19, 2003. The effective date of the modification was established when the Company made a principal payment on the note for $355,000. The payment was made to Centura on May 21, 2003. The May 19, 2003 modification reduced the monthly principal payment to $21,000 plus accrued interest beginning on June 15, 2003 and continuing until July 15, 2006 on which date the balance of the note will mature. Also, beginning on the effective date of the modification, the interest rate on the outstanding principal shall be calculated at the bank's 30-day LIBOR base rate plus 2.5% per annum.

       Off-Balance Sheet Arrangements

        The Company is not a party to or bound by any long-term guaranteed purchase agreements. The Company procures raw materials used in its manufacturing process using a standard purchase order form. A small number of purchase orders may extend out to a life of six months and, on rare occasions, up to one year. The terms and conditions presented in the purchase order provide for several situations by which an order could be canceled or stopped during the fulfillment of the order. The Company would be liable for goods already delivered under a purchase order or costs incurred by a vendor for unfinished goods manufactured specifically for the Company that are not standard products of the vendor, plus a reasonable profit on such unfinished goods. The Company does not believe the cancellation by the Company of any of its purchase order agreements would have a material adverse effect on the liquidity or operations of the Company. Except as set forth above, the Company has not entered into any financial derivative transactions or other off-balance sheet arrangements for risk management or financing purposes.

        Contractual Obligations

        The amounts set forth below represent the Company's material contractual obligations to be paid in future periods:

                                                          Payments due by period
                                                          ----------------------
                                                          Less than                                   More than
Contractual obligations                      Total          1 year       1-3 years      3-5 years      5 years
-----------------------                      -----          ------       ---------      ---------      -------
10% Senior Subordinated Convertible
Note due March 2005                       $3,327,500     $     --       $3,327,500     $     --       $     --
Note payable to bank                       1,184,999        360,000        720,000        104,999           --
Unsecured note payable                        12,000         12,000           --             --             --
Capital leases                               196,172        158,780         37,392           --             --
Operating leases                             137,419        119,254         18,165           --             --
Purchase obligations                            --             --             --             --             --
---------------------------------------   ----------     ----------     ----------     ----------     ----------
Total                                     $4,858,090     $  650,034     $4,103,057     $  104,999     $     --
=======================================   ==========     ==========     ==========     ==========     ==========


        Critical Accounting Policies

        The Company's accounting and reporting policies are in accordance with accounting principles general accepted in the United States of America. The application of certain of these principles involves a significant amount of judgment and the use of estimates based on assumptions that involve significant uncertainty at the time of estimation. We have identified the following policies as being particularly sensitive to estimate or otherwise critical based on the potential impact on the financial statements: revenue recognition, asset impairment, stock options, and income taxes. We periodically review these policies, the estimation processes involved, and the related disclosures.

        Revenue recognition - Revenue is recognized as products are shipped, net of an allowance for estimated returns.

        Asset impairment - Goodwill is evaluated for impairment annually, or more frequently when there are indications of impairment. Based on an analysis of acquired goodwill as of April 30, 2002, the goodwill previously recorded was deemed impaired and was written off as of that date. Specifically identified intangible assets subject to amortization, such as patents, and long-lived assets are evaluated for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. During fiscal year 2002, it was determined that the carrying amount of certain equipment under development was not recoverable, and an impairment loss was recognized in the period ended April 30, 2002.

        Stock options - The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure," which disclosures are presented in Note 1, "Significant Accounting Policies - Stock-based Compensation." In accordance with this policy, the Company continues to account for its employee stock-based compensation plans under Accounting Principles Board (APB) Opinion No. 25 and related interpretations. No stock-based compensation cost is reflected in net income for options granted under those plans having an exercise price equal to the market value of the underlying common stock on the date of grant.

        Income taxes - The Company accounts for income taxes using the asset and liability method. As of April 30, 2003, the Company has approximately $4.3 million of deferred tax assets related principally to net operating loss carry forwards and impairment losses recognized for financial reporting purposes. A valuation allowance has been recorded to offset these deferred tax assets. The ability of the Company to ultimately realize its deferred tax assets will be contingent upon the Company achieving taxable income. There can be no assurance that this will occur in amounts sufficient to utilize the deferred tax assets. Should the Company determine that it would be able to realize some or all of the deferred tax assets in the future, an adjustment to the deferred tax asset valuation allowance would increase income in the period such determination was made.

        Quantitative and Qualitative Analysis

        The Company has identified certain areas that potentially subject it to significant concentrations of credit risk. These areas for potential risk include cash and cash equivalents and trade accounts receivable. At times, cash balances at financial institutions are in excess of FDIC insurance coverage. The cash balances are maintained at financial institutions with high credit - quality ratings and the Company believes no significant risk of loss exists with respect to those balances. Credit risk associated with trade accounts receivable is generally diversified due to the large number of entities comprising the customer base. The Company believes that amounts reported for cash and cash equivalents and trade accounts receivable are considered to be reasonable approximations of their fair values due to their short term nature.

Fiscal 2002

        Prior to fiscal 2002, the Company had two operating segments: (1) Temperature Recorder Operations and (2) oilfield operations and other, which included all economic activity related to the oil production and the holding of the oil subleases and the operation of its Phoenix, Arizona office. The Company closed its Phoenix office effective October 31, 2000. The activities performed in its Phoenix office were transferred to the Corporate Office in Belmont, North Carolina. The Company entered into an agreement with a group in Dallas, Texas, to sell the subleases on behalf of the Company. The group contacted and solicited potential buyers to make purchase offers to the Company for the subleases. The Company terminated the agreement in April 2001 after receiving no purchase offers from potential buyers. As a result of the inability of the Company to attract a potential buyer, the high cost and difficulty in producing crude oil of the type found in the field and losses incurred in the oilfield operations, the Company evaluated the recoverability of the carrying amount of the oilfield net assets. In analyzing expected future cash flows from potential offers, the Company determined that $300,000 of net assets should be accounted for as property held for sale. As a result, the Company recognized a loss on impairment of $3,062,196 in the fourth quarter of fiscal 2001. The Company determined that no change in the valuation of this asset was necessary for fiscal 2002. The Company sold the oilfield subleases on September 30, 2002 and now operates in one reporting segment, Temperature Recorder Operations.

        Temperature Recorder Operations

        Revenues from sales decreased $1,082,458, or approximately 11% in fiscal 2002 as compared to fiscal 2001, due to a 13% decrease in the number of Cox(1) units sold as a result of decreased demand and a 4% decrease in average sales price. Sales of DataSource(R) units increased approximately 129%, slightly offset by a 4% decrease in average sales price during fiscal 2002. During fiscal 2002, a large grocery store chain started requiring its shippers to use the DataSource(R) units exclusively. Fiscal 2002 reflects a 22% decrease in the number of Tracer(R) products sold and a 4% decrease in average sales price.
During fiscal 2002, revenues from the sale of graphic recorders represented $6,751,000 or approximately 78% of total revenues, revenues from the sale of electronic data loggers represented $1,472,000 or approximately 17%, revenues from the sale of probes and related products represented $129,000 or approximately 2%, and revenues from the sale of Vitsab(R) products represented $112,000 or approximately 1%. Revenues from the sale of oil and other miscellaneous products represented the balance.

        Cost of sales for fiscal 2002 increased $85,162, or approximately 2% as compared to fiscal 2001. The increase was due to increased retriever fees, shipping costs and supplies used in the manufacturing process, partially offset by decreased purchases of raw materials, decreasing labor and benefits costs and postage expenses.

        During fiscal 2002, the Company contracted with a third party to manufacture and assemble certain base versions of the Cox(1) units at an offshore location. During fiscal 2002, this location supplied approximately 6% of the total number of units utilized by the Company. Because of this manufacturing arrangement, the Company realized significant cost savings on units manufactured in both the offshore and Belmont, North Carolina facilities.

        General and administrative expenses for fiscal 2002 decreased $2,014,515, or approximately 44% as compared to fiscal 2001. This decrease was due to lower costs associated with legal fees, professional services, salaries, payroll taxes and employee benefits, partially offset by increases in outside services and other general expenses.

        Selling expenses for fiscal 2002 decreased $551,400, or approximately 30% as compared to fiscal 2001. The decrease was due to lower sales salaries, commissions, trade shows and travel expenses.

        No research and development costs were incurred during fiscal 2002 as the Company reached the final development stages of the Vitsab(R) product and halted the development of the EDS(TM) product in fiscal 2001.

        Depreciation and depletion expense in fiscal 2002 decreased $90,422, or approximately 18% as compared to fiscal 2001. There was no depletion expense associated with the oilfield operations recorded in fiscal 2002 as a result of the impairment of the oilfield operations, as discussed in Note 3 to the consolidated financial statements.

        Amortization of patents and goodwill increased $36,261, or approximately 17% in fiscal 2002 as compared to fiscal 2001. This increase was related to the additional goodwill recognized from the acquisition of Vitsab Sweden. In fiscal 2002, the Company evaluated the fair value of goodwill from the acquisition of Vitsab Sweden and determined the goodwill to be impaired and recognized an impairment loss of $2,695,689 in the fourth quarter of fiscal 2002, as discussed in Note 8 to the consolidated financial statements.

        Other income increased $317,335, or approximately 248% in fiscal 2002 as compared to fiscal 2001. This increase was related primarily to the payments received as a result of the agreement between the Company and its Copenhagen distributor for an option to purchase all of the shares and assets of the Company's wholly owned subsidiary, Vitsab Sweden, as discussed in Note 1 to the consolidated financial statements.

        Interest expense increased $28,820, or approximately 6% in fiscal 2002 as compared to fiscal 2001. Reasons for this increase included the increase in interest accrued on the note payable to TI, dated March 10, 2000, in the amount of $2,500,000, interest on the Revolving Loan with RBC Centura Bank ("Centura") and the reclassification of interest paid on progress payments made by Centura, on behalf of the Company, from deposits to interest expense.

        The fiscal 2002 decrease in inventory of $509,824 was related to the decrease in the number of units in finished goods inventory and a decrease in work-in-progress inventory. The Company also lowered its costs of purchasing raw materials through negotiations with vendors. Decreased direct labor and benefits costs and overheads incurred in the production of the Cox(1) units resulted in a decrease in the valuation of finished goods and an increase in cost of goods sold by an equal amount.

        The fiscal 2002 decrease in property and equipment, net of $397,836, was primarily due to depreciation. There were no significant additions or deletions to property and equipment in fiscal 2002.

Fiscal 2001

        The Company had two operating segments in fiscal 2001: (1) Temperature Recorder Operations and (2) oilfield operations and other. For both fiscal 2001 and fiscal 2000, revenues from sales of temperature recording devices represented greater than 99% of the Company's consolidated revenues. Revenues from sales of temperature recording devices were $9,637,075 and $9,700,282 for fiscal 2001 and fiscal 2000, respectively, while revenues from oilfield operations and other revenues were $72,486 and $10,694 for fiscal 2001 and fiscal 2000, respectively.

        Temperature Recorder Operations

        Sales decreased $63,207, or approximately 1% in fiscal 2001 as compared to fiscal 2000, due to a decrease in the number of units sold, lower unit selling prices and an increase in the amount of returned units. Cost of sales for fiscal 2001 decreased $213,864, or approximately 4% as compared to fiscal 2000 due primarily to decreased purchases of recorder units and data loggers, partially offset by increased labor costs, retriever fees, shipping costs and supplies used in the manufacturing process. During fiscal 2001, revenues from the sale of graphic recorders represented $8,252,000 or approximately 85% of total revenues, revenues from the sale of electronic data loggers represented $1,019,000 or approximately 10%, revenues from the sale of probes and related products represented $164,000 or approximately 2%, and revenues from the sale of Vitsab(R) products represented $4,000 or less than approximately 1%. Revenues from the sale of oil and other miscellaneous products represented the balance.

        General and administrative expenses for fiscal 2001 increased $942,719, or approximately 26% as compared to fiscal 2000. The increase was due to salaries, outside services, insurance, payroll taxes, legal fees and rent. Also included in fiscal 2001 was approximately $288,000 of non-recurring charges and write-offs related to a technology investment, the closing of the Phoenix office, an increase in the allowance for bad debts and to legal fees. Offsets to the increase include decreases in travel expenses, professional services and office supplies.

        Selling expenses for fiscal 2001 increased $162,805, or approximately 10%, as compared to fiscal 2000. The increase was due to increases in sales salaries related to the EDS(TM) product, commissions and travel expenses, partially offset by decreases in trade show expenses and professional services.

        Research and development expenses were related to costs incurred for both the EDS(TM) and Vitsab(R) products. Research and development expenses decreased $63,969, or approximately 16%, in fiscal 2001 as compared to fiscal 2000, due to the Company reaching the final development stages of the Vitsab(R) product and the halt in the development of the EDS(TM) product.

        Depreciation and depletion expense in fiscal 2001 increased $80,312, or approximately 19%, as compared to fiscal 2000 primarily due to asset additions. Fiscal 2000 reflects the restatement of $349,713 recorded as a prior period adjustment. All depletion expenses associated with the oilfield operations were written off as a loss on impairment, as discussed in Note 3 to the consolidated financial statements.

        Amortization of goodwill increased $21,751, or approximately 11% in fiscal 2001 as compared to fiscal 2000. This increase was related to the increase in the amount of goodwill resulting from the acquisition of Vitsab Sweden.

        Included in costs and expenses were the costs associated with the development of the EDS(TM) and Vitsab(R) products. During fiscal 2001, the Company incurred $3,044,583 of costs related to the development of these new products. Without these development costs, net loss in the Temperature Recorder Operations for fiscal 2001 would have been ($384,274).

        Other expenses increased $171,546, or approximately 395%, in fiscal 2001 as compared to fiscal 2000 primarily due to a valuation adjustment related to the note due from officer.

        Interest expense increased $326,179, or approximately 192%, in fiscal 2001 as compared to fiscal 2000. The primary reason for this increase was the interest cost related to the note payable to TI dated March 10, 2000 in the amount of $2,500,000 and interest on the revolving line of credit with, and interest accrued on progress payments made by, Centura.

        The fiscal 2001 decrease in accounts receivable was due to the lower sales during the fiscal year and enhanced collection efforts on past due receivables.

        The fiscal 2001 increase in inventory was related to the continued production of recorder units in order to increase on-hand inventory and to purchases of raw material related to the production of the Vitsab(R) product.

        Oilfield Operations and Other

        There were limited oil production operations conducted during fiscal 2001. The Company maintained certain insurance and other compliance matters pertaining to the oilfield operations during this fiscal year. The Company recognized $3,062,196 of the oilfield operations net assets as a loss on impairment in the fourth quarter of fiscal 2001.

        The other expenses related to the Phoenix, Arizona office operations, which functioned as a management office for certain of the overall affairs of the Company, the center for administration of oilfield activities and transactions, and as a location for aspects of software development. Effective August 31, 2000, the Company ceased all software development in this office. The Company wrote off this investment in software development of approximately $155,000 in fiscal 2001. Effective October 31, 2000, the Company closed the Phoenix office and transferred the activities of this office to the Corporate Office in Belmont, North Carolina.

Forward-Looking Statements

        Statements contained in this document that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations of forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "estimate," "intend," "plan," and other words and terms of similar meaning in connection with any discussion of future operating and financial performance. Forward-looking statements are subject to risks and uncertainties that may cause future results to differ materially from those set forth in such forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof. Such risks and uncertainties with respect to the Company include, but are not limited to, its ability to successfully implement internal performance goals, performance issues with suppliers, regulatory issues, competition, the effect of weather on customers, exposure to environmental issues and liabilities, variations in material costs and general and specific economic conditions. From time to time, the Company may include forward-looking statements in oral statements or other written documents.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

COX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                                      April 30, 2003  April 30, 2002
                                                                      --------------  --------------
ASSETS
------
CURRENT ASSETS:
      Cash and cash equivalents                                       $    572,149    $    216,042
      Accounts receivable, net                                             964,078       1,072,935
      Inventory, net                                                     1,182,270       1,419,342
      Notes receivable - current portion                                    75,000            --
      Prepaid expenses                                                      17,733          44,832
                                                                      ------------    ------------
          TOTAL CURRENT ASSETS                                           2,811,230       2,753,151

      Property and equipment, net                                          505,688         764,628
      Property held for sale, net                                             --           300,000
      Due from officer, net                                                  8,928          41,067
      Other assets                                                          71,510          64,749
      Patents                                                              114,845         148,796
                                                                      ------------    ------------
          TOTAL ASSETS                                                $  3,512,201    $  4,072,391
                                                                      ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------
CURRENT LIABILITIES:
       Accounts payable and accrued expenses                          $    291,948    $    658,123
       Short-term debt                                                        --         1,000,000
       Current portion of long-term debt                                   530,778       1,485,878
                                                                      ------------    ------------
            TOTAL CURRENT LIABILITIES                                      822,726       3,144,001

OTHER LIABILITIES:
       Long-term debt                                                      862,393         208,913
       Long-term debt - related party                                    3,327,500       3,025,000
                                                                      ------------    ------------
           TOTAL OTHER LIABLITIES                                        4,189,893       3,233,913
                                                                      ------------    ------------
          TOTAL LIABILITIES                                           $  5,012,619    $  6,377,914
                                                                      ------------    ------------

COMMITMENTS AND CONTINGENCIES
-----------------------------
STOCKHOLDERS' DEFICIT:
      Common stock, no par value; authorized 100,000,000
      shares;issued and outstanding; 38,339,094 shares
      at April 30, 2003 and 25,769,684 shares at April 30, 2002       $ 23,252,804    $ 22,593,724
      Accumulated other comprehensive loss                                 (32,591)        (68,168)
      Accumulated deficit                                              (24,696,452)    (24,806,900)
      Less - Notes receivable for common stock                             (24,179)        (24,179)
                                                                      ------------    ------------
          TOTAL STOCKHOLDERS' DEFICIT                                 ($ 1,500,418)   ($ 2,305,523)
                                                                      ------------    ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                 $  3,512,201    $  4,072,391
                                                                      ============    ============

                 See Notes to Consolidated Financial Statements.

COX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

                                                   Fiscal Years Ended April 30,
                                          --------------------------------------------
                                                2003            2002            2001
                                                ----            ----            ----
REVENUE:
   Sales                                  $  8,773,852    $  8,627,103    $  9,709,561
                                          ------------    ------------    ------------
COSTS AND EXPENSES:
   Cost of sales                             4,917,048       5,436,181       5,351,019
   General and administrative                2,045,839       2,540,680       4,555,195
   Selling                                   1,057,109       1,260,652       1,812,052
   Research and development                       --              --           345,393
   Depreciation and depletion                  306,349         423,398         513,820
   Loss on impairment                             --         3,537,597       3,062,196
   Amortization of patents and goodwill         33,951         255,564         219,303
                                          ------------    ------------    ------------
     TOTAL COSTS AND EXPENSES                8,360,296      13,454,072      15,858,978
                                          ------------    ------------    ------------
INCOME (LOSS) FROM OPERATIONS                  413,556      (4,826,969)     (6,149,417)
                                          ------------    ------------    ------------
OTHER INCOME (EXPENSE):
   Other income (expense)                      151,150         189,185        (128,150)
   Interest expense                           (454,258)       (525,262)       (496,442)
                                          ------------    ------------    ------------
     TOTAL OTHER INCOME (EXPENSE)             (303,108)       (336,077)       (624,592)
                                          ------------    ------------    ------------
INCOME (LOSS) BEFORE INCOME TAXES              110,448      (5,163,046)     (6,774,009)
Provision for income taxes                        --              --              --
                                          ------------    ------------    ------------
NET INCOME (LOSS)                         $    110,448    ($ 5,163,046)   ($ 6,774,009)
                                          ============    ============    ============
BASIC AND DILUTED:
NET INCOME (LOSS) PER SHARE               $        .00    ($       .20)   ($       .27)
WEIGHTED AVERAGE NUMBER
     OF COMMON SHARES OUTSTANDING           27,907,224      25,360,071      24,661,104

                 See Notes to Consolidated Financial Statements.

COX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                  Accumulated                      Subscribed
                                                     Other                           Stock
                                     Common      Comprehensive    Accumulated      Less Note
                                      Stock      Income (Loss)      Deficit        Receivable         Total
                                      -----      -------------      -------        ----------         -----
Balance, April 30, 2000           $ 21,889,449   $       --      ($12,869,845)   $     22,201    $  9,041,805
Comprehensive income (loss)
      Net income (loss)                   --             --        (6,774,009)           --        (6,774,009)
      Foreign currency
        translation adjustment            --         (108,581)           --              --          (108,581)
                                                                                                 ------------
Total comprehensive
  income (loss)                           --             --              --              --        (6,882,590)
Change in subscribed stock, net           --             --              --           (53,332)        (53,332)
 Common stock issued                   422,472           --              --              --           422,472
                                  ------------   ------------    ------------    ------------    ------------
Balance, April 30, 2001             22,311,921       (108,581)    (19,643,854)        (31,131)      2,528,355

Comprehensive income (loss)
      Net income (loss)                   --             --        (5,163,046)           --        (5,163,046)
      Foreign currency
        translation adjustment            --           40,413            --              --            40,413
                                                                                                 ------------
Total comprehensive
  income (loss)                           --             --              --              --        (5,122,633)
Payment on subscribed stock               --             --              --             6,952           6,952
Common stock issued                    281,803           --              --              --           281,803
                                  ------------   ------------    ------------    ------------    ------------
Balance, April 30, 2002             22,593,724        (68,168)    (24,806,900)        (24,179)     (2,305,523)

Comprehensive income (loss)
      Net income                          --             --           110,448            --           110,448
      Foreign currency
        translation adjustment            --           35,577            --              --            35,577
                                                                                                 ------------
Total comprehensive income                --             --              --              --           146,025
Common stock issued                    659,080           --              --              --           659,080
                                  ------------   ------------    ------------    ------------    ------------
Balance, April 30, 2003           $ 23,252,804   ($    32,591)   ($24,696,452)   ($    24,179)   ($ 1,500,418)
                                  ============   ============    ============    ============    ============


                 See Notes to Consolidated Financial Statements.

COX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                Fiscal Years Ended April 30,
                                                             2003           2002          2001
                                                             ----           ----          ----
CASH FLOW FROM OPERATING ACTIVITIES:
       Net income (loss)                                $   110,448    ($5,163,046)   ($6,774,009)
       Adjustments to reconcile net income (loss)
           to net cash from operating activities:
           Depreciation and depletion                       306,349        423,398        513,820
           Amortization of patents                           33,951        255,564        219,303
           Loss on impairment                                  --        3,537,597      3,062,196
           Loss on disposal of property and equipment          --            2,242         22,628
           Gain on sale of property held for sale           (19,503)          --             --
           Loss on sale of subsidiary                        17,013           --             --
           Allowance for doubtful accounts                   19,250          3,190         33,286
           Other                                             13,131        (63,209)        21,783
           Increase in valuation allowance                   32,139         12,499        211,787
                                                        -----------    -----------    -----------
                                                            512,778       (991,765)    (2,689,206)
       Changes in assets and liabilities:
          (Increase) decrease in current assets:
               Accounts receivable                           89,607         65,183        483,425
               Inventory                                    237,072        509,824       (303,551)
               Prepaid expenses                              27,099        (14,339)       (27,380)
               Other receivable and investments                --           19,230          8,586
          Increase (decrease) in current liabilities:
               Accounts payable and accrued expenses       (276,175)        55,345       (329,673)
                                                        -----------    -----------    -----------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES             590,381       (356,522)    (2,857,799)
                                                        -----------    -----------    -----------

CASH FLOW FROM INVESTING ACTIVITIES:
        Purchase of property and equipment                  (84,315)       (25,562)       (81,039)
        Proceeds from sale of property held for sale         54,504           --             --
        Equipment under development                            --           28,603       (689,176)
        Collection of note receivable from property
         held for sale                                      100,000           --             --
                                                        -----------    -----------    -----------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              70,189          3,041       (770,215)
                                                        -----------    -----------    -----------

CASH FLOW FROM FINANCING ACTIVITIES:
       Issuance of common stock, net                        659,080        281,803        422,472
       Repayment on debt                                 (1,301,620)      (370,813)    (1,273,669)
       Subscriptions receivable                                --            6,952          4,768
       Amounts borrowed under short-term debt                  --          252,548      1,211,452
       Amounts borrowed under long-term debt                302,500        315,000      1,190,000
                                                        -----------    -----------    -----------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            (340,040)       485,490      1,555,023
                                                        -----------    -----------    -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                      35,577         40,413       (108,581)
                                                        -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH                             356,107        172,422     (2,181,572)
CASH AND CASH EQUIVALENTS, beginning of period              216,042         43,620      2,225,192
                                                        -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, end of period                $   572,149    $   216,042    $    43,620
                                                        ===========    ===========    ===========

Supplemental Cash Flow Information
Interest paid                                           $   154,787    $   250,262    $   246,442
Income taxes paid                                       $      --      $      --      $      --
Note Receivable resulting from sale of property
  held for sale                                         $   175,000    $      --      $      --


                 See Notes to Consolidated Financial Statements.

COX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED APRIL 30, 2003, 2002 AND 2001

          1. SIGNIFICANT ACCOUNTING POLICIES

               Nature of Operations

               Cox Technologies, Inc. (the "Company") is engaged in the business of producing and distributing transit temperature recording instruments, including electronic "loggers," graphic temperature recorders and visual indicator labels, both in the United States and internationally. Temperature recorders and loggers work by creating a strip chart record of temperature changes over time, or record temperatures electronically according to a preset interval ("logging"). Visual indicator labels are a relatively new technology that employs enzymatic color indicators inside a transparent label to show the amount of temperature exposure of a stored or shipped temperature-sensitive commodity. The visual indicator products are marketed under the trade name Vitsab(R). The Company has been involved in the sale and manufacture of both types of transit monitoring products, and has established an international market presence and reputation for reliable temperature recording products.

               In April 2001, the Company executed an agreement with its Copenhagen distributor ("Purchaser") for an option to purchase all of the shares and assets of the Company's wholly owned subsidiary, Vitsab Sweden, AB ("Vitsab Sweden"). The option agreement gave the Purchaser until November 30, 2001 to exercise the option. On October 18, 2001 the Company entered into a verbal agreement with Purchaser to extend the agreement through February 2002, and thereafter on a month-to-month basis. On April 15, 2002, the Purchaser notified the Company that he was terminating the agreement effective June 15, 2002. During May 2002, the Purchaser rescinded the termination notice and both parties agreed verbally to extend the agreement until September 15, 2002, and then on a month-to-month basis. On December 10, 2002, the Company executed an additional amendment with the Purchaser that extended the option period until March 31, 2003. On March 15, 2003, the Company, under a Share Purchase Agreement, sold all of its shares in Vitsab Sweden to the Purchaser. The purchase price for all of the Company's shares in Vitsab Sweden was $1.00. The Company recognized a loss of approximately $17,000 that is included in other income (expense). Additionally, the Purchaser must make monthly payments of $6,000 to the Company beginning the month after the sale and ending with a final payment in June 2004. Upon completion of these payments by Purchaser, the Company will transfer title and ownership of certain equipment located at the Malmo, Sweden location. Should the Purchaser fail to make any payment within 30 days of its due date, then they will forfeit their ownership rights in the assets and the Company shall be entitled to take immediate possession of those assets. The Company will be paid a quarterly royalty based on the volume of Vitsab(R) products sold by the Purchaser. The Purchaser will have the exclusive right for ten years to manufacture, sell and distribute the Vitsab(R) product in certain countries designated in the agreement

               The Company's entire Vitsab(R) operation has been largely dependent on one customer. That customer has been testing these products for use in the distribution of their perishable products. On September 5, 2002 the Company received notification from the customer that it was not going to continue with the pilot program. The Company also received notification from the largest user of Vitsab(R) products in that customer's pilot program that they will continue to purchase and use the Vitsab(R) product in their operations. The Company continues to manufacture and sell the Vitsab(R) products to the largest user in the pilot program and other customers. The Company added several new customers during the fiscal year.

               Stock-based Compensation

               The Company has elected to follow Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), and related interpretations in accounting for its employee stock options. The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." This statement defines a fair value method of accounting for stock options or similar equity instruments. SFAS No. 123 permits companies to continue to account for stock-based compensation awards under APB No. 25, but requires disclosure in a note to the financial statements of the pro forma net income and earnings per share as if the Company had adopted the new method of accounting. SFAS No. 123 has been amended by Financial Accounting Standards Board pronouncement number 148 ("FASB No. 148), "Accounting for Stock-based Compensation - Transition and Disclosure". FASB No. 148 requires prominent disclosure in the annual and quarterly statements of the Company on stock-based compensation.

               The  Company  has  two  stock  option  plans,  the  Stock  Option
          Agreements By and Between Cox Technologies, Inc. and Certain Executives ("Executive Plan") and the 2000 Stock Incentive Plan ("2000 Plan"). In accordance with the Executive Plan, options to purchase an aggregate of up to 6,652,500 shares of the Company's Common Stock were granted to certain executives of the Company. Options generally were granted at the fair market value of the Company's Common Stock determined on the date of the grant. Certain options were granted at an exercise price below fair market value and $600,000 of compensation expense was charged to operations in fiscal 2000. Options from the Executive Plan are exercisable on various dates and expire on various dates. All options under the Executive Plan have been granted. In accordance with the 2000 Plan, up to 8,000,000 shares of the Company's Common Stock can be issued through the use of stock-based incentives to employees, consultants and non-employee members of the Board of Directors. The exercise price of options granted through the 2000 Plan cannot be less than 85% of the fair market value of the Company's Common Stock on the date of the grant. All outstanding options have been granted at the fair market value; therefore, no compensation expense has been recorded. Options from the 2000 Plan are exercisable on various dates from the date of the grant and expire on various dates. Exceptions to the exercise date for both plans are allowed upon the retirement, disability or death of a participant. An exception is also allowed upon a change in control as defined in both plans.

               Options granted, exercised and canceled under both plans for the three years ended April 30, 2003 were as follows:

                            Options           Weighted-Average
                          Outstanding          Exercise Price
                     ---------------------  ---------------------
April 30, 1999                --                     --
     Granted               600,000                 $1.25
     Exercised                --                     --
     Canceled                 --                     --
                        ----------
April 30, 2000             600,000                 $1.25
     Granted             7,310,000                  $.58
     Exercised                --                     --
     Canceled                 --                     --
                        ----------
April 30, 2001           7,910,000                  $.63
     Granted             3,742,500                  $.12
     Exercised                --                     --
     Canceled             (120,000)                 $.38
                        ----------
April 30, 2002          11,532,500                  $.45
     Granted               777,500                  $.11
     Exercised                --                     --
     Canceled             (439,500)                 $.19
                        ----------
April 30, 2003          11,870,500                  $.45
                        ==========

               The Company applies APB No. 25 in accounting for both Plans. Accordingly, compensation cost is determined using the intrinsic value method under APB No. 25. Had compensation cost for both Plans been determined consistent with the fair value method for compensation expense encouraged under SFAS No. 123, the Company's net income and earnings per share (EPS) would have been the pro forma amounts shown below for the fiscal years ended April 30. For purposes of pro forma disclosures, the estimated fair value of options is recorded in its entirety in the year granted.

                                        2003            2002             2001
                                        ----            ----             ----
Net income (loss)       As reported   $110,448     ($5,163,046)     ($6,774,009)
Net income (loss)       Pro forma       95,587     ($5,191,687)     ($7,036,503)

Basic and diluted EPS   As reported       $.00           ($.20)           ($.27)
Basic and diluted EPS   Pro forma         $.00           ($.20)           ($.29)

               For purposes of pro forma disclosure, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for nonqualified stock option grants in fiscal 2003, 2002 and 2001, respectively:

                                     2003              2002             2001
                                     ----              ----             ----
Risk free interest rate(s)       4.9% to 5.3%      4.8% to 5.2%     4.8% to 6.0%
Volatility factor(s)             285% to 304%      224% to 249%      98% to 243%
Expected life                   7 to 10 years     7 to 10 years    4 to 10 years

               The weighted average fair value of nonqualified stock options granted during fiscal 2003, 2002 and 2001 was $.11, $.12, and $.55, respectively. Options outstanding at April 30, 2003 have exercise prices ranging from $.08 to $1.25, and a weighted average remaining contractual life of 8.2 years. The number of shares and weighted average exercise price of those shares exercisable at the end of each fiscal year was 7,500 shares at $.11 for 2003, 67,500 shares at $.34 for 2002, and 2,697,501 shares at $.55 for 2001.

               Restricted stock was issued out of the 2000 Plan to consultants and employees in lieu of cash payments totaling 30,000 and 723,028 shares, respectively for fiscal 2003 and 2002. At April 30, 2003, there were 2,028,972 shares reserved for issuance under the 2000 Plan.

               Principles of Consolidation

               The accompanying consolidated financial statements include the accounts of Cox Technologies, Inc. (the Company) and its wholly owned subsidiary, Vitsab Sweden, through March 15, 2003, the date it was sold, and Cox Recorders Australia, a 95% owned Australian distribution company. Vitsab Sweden carried out development, production and marketing activities that were a part of the Vitsab(R) operation. Such activities were not considered a component of an entity as defined in SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". In July 2001 all domestic subsidiaries were merged into the parent company, Cox Technologies, Inc. All material intercompany transactions and balances among the Company and its subsidiary companies have been eliminated in the accompanying consolidated financial statements.

               Cash and Cash Equivalents

               For purposes of reporting cash flows, cash and cash equivalents include cash on hand and investments with a maturity of three months or less.

               Accounts Receivable

               Accounts receivable consist of trade accounts receivable and are stated at cost less an allowance for doubtful accounts. Credit is extended to customers and generally collateral is not required. Management's determination of the allowance for doubtful accounts is based on an evaluation of the accounts receivable, past experience, current economic conditions and other risks inherent in the accounts receivable portfolio. The balance in the allowance for doubtful
          accounts   is  $45,750  and  $65,000  at  April  30,  2003  and  2002,
          respectively.

               Depreciation, Depletion and Amortization

               Depreciation for property and equipment is provided on a combination of straight-line and accelerated cost recovery methods over the respective estimated lives over a range of five to twenty years. Depletion expense for fiscal 2001 was based on production.

               Inventory

               Inventories are stated at the lower of cost determined by the FIFO (first-in, first-out) method or market. Inventory consists primarily of raw material, work-in-process and finished goods related to the transit temperature recording segment. The Company established a $50,000 reserve for slow moving or obsolete inventory in fiscal 2003.

               Goodwill

               Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at dates of acquisition and was being amortized on the straight-line method over a range of six to seventeen years. Goodwill was written off as of April 30, 2002, therefore no amortization expense was recognized for 2003 (see Note 8 to the consolidated financial statements). Amortization expense charged to operations totaled $220,094 and $200,910 for fiscal 2002 and 2001, respectively. As goodwill was written off as of April 30, 2002, the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" has no effect on goodwill.

               Patents

               The Company owns a number of patents directly related to and important to the Company's business. The Company adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", effective May 1, 2002. Under SFAS No. 142, intangible assets that have finite useful lives are amortized over their estimated useful lives, but without the constraint of the 40-year maximum life required by APB Opinion No. 17. Intangible assets with finite useful lives are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 requires the Company to evaluate the recoverability of long-lived assets whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The adoption of the provisions of SFAS 142 did not have a significant impact on the Company's financial position or results of operations. Amortization expense charged to operations totaled $33,951, $35,470 and $18,793 for fiscal 2003, 2002 and 2001, respectively.

               Long-lived Assets

               Long-lived  assets held and used by the Company are  reviewed for
          impairment  whenever  changes  in  circumstances   indicate  that  the
          carrying value of the asset may not be recoverable.

               Income Taxes

               The Company accounts for income taxes pursuant to the Statement of Financial Accounting Standards (SFAS) No. 109, which requires a liability method of accounting for income taxes. Under this method, the deferred tax liability represents the tax effect of temporary differences between the financial statement and tax bases of assets and liabilities and is measured using current tax rates.

               Revenue Recognition

               The Company recognizes revenue when products are shipped, net of estimated allowance for product returns.

               Fair Value of Financial Instruments

               Financial instruments include cash and cash equivalents, accounts receivable, notes receivable, accounts payable, accrued expenses, short-term debt and long-term debt. The amounts reported for financial instruments other than long-term debt are considered to be reasonable approximations of their fair values due to their short-term nature. Based on borrowing rates currently available to the Company for loans with similar terms and maturities, the fair value of the Company's long-term debt approximates the carrying value.

               Comprehensive Income (Loss)

               The Company recorded a foreign currency translation adjustment in
       fiscal  2003,   2002  and  2001  of  $35,577,   $40,413  and  ($108,581),
       respectively. As a result, total comprehensive income was $146,025 as compared to a net income of $110,448 for fiscal 2003, a total comprehensive loss of $5,122,633 as compared to a net loss of $5,163,046 for fiscal 2002 and a total comprehensive loss of $6,882,590 as compared to a net loss of $6,774,009 for fiscal 2001.

               Research and Development Costs

               The costs of research and development activities are charged to operations as incurred.

               Basic and Diluted Earnings Per Share

               Earnings per share have been calculated in conformity with SFAS No. 128, "Earnings Per Share." The Company has a complex capital structure with significant potential common shares. However, basic earnings per common share is based on the weighted average number of common shares outstanding during each year. Potential common shares from the Senior Subordinated Convertible Promissory Note with Technology Investors, LLC ("TI") and stock option grants are anti-dilutive for fiscal 2003, 2002 and 2001 and have been excluded for the earnings per share calculations.

               Reclassifications

               Certain amounts previously reported on the consolidated financial statements have been reclassified to conform to the current period's presentation. Common stock and paid in capital have been combined in their presentation on the consolidated balance sheet and on the consolidated statements of changes in stockholder's equity (deficit).

               Concentrations of Credit Risk

               Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Credit risk is generally diversified due to the large number of entities comprising the customer base. At times, cash balances at financial institutions are in excess of FDIC insurance coverage. The cash balances are maintained at financial institutions with high credit - quality ratings and the Company believes no significant risk of loss exists with respect to those balances.

               Use of Estimates in the Preparation of Financial Statements

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               Recent Accounting Pronouncements

               SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The provisions of SFAS No. 143 are required to be applied starting with fiscal years beginning after June 15, 2002. The Company expects to adopt the provisions of SFAS No. 143 effective May 1, 2003, and the Company believes the adoption of the provisions of SFAS No. 143 will not have a significant effect on its financial position or results of operations.

               SFAS No. 150 addresses the accounting for certain financial instruments with characteristics of both liabilities and equity, and is effective for interim periods beginning after June 15, 2003. The Company believes the adoption of the provisions of SFAS No. 150 will not have a significant effect on its financial position or results of operations.

          2. INVENTORIES

               Inventory at April 30, 2003 and 2002 consists of the following:

                            2003             2002
                            ----             ----
Raw materials             $328,744         $377,478
Work-in-process            103,059          143,339
Finished goods             800,467          898,525
                        ----------       ----------
                         1,232,270        1,419,342
Less reserve                50,000             --
                        ----------       ----------
      Total             $1,182,270       $1,419,342
                        ==========       ==========

          3. PROPERTY AND EQUIPMENT

               The following is a summary of property and equipment at cost, by major classification, less accumulated depreciation at April 30, 2003 and 2002:

                                                          2003           2002
                                                          ----           ----
Manufacturing Property and Equipment
------------------------------------
Tooling                                                 $518,840       $495,507
Machinery and equipment                                1,567,752      1,558,060
Office furniture and equipment                           175,780        167,538
Leasehold improvements                                   300,665        293,635
                                                      ----------     ----------
                                                       2,563,037      2,514,740
Less: Accumulated depreciation                         2,057,349      1,750,112
                                                      ----------     ----------
     Total manufacturing property and equipment          505,688        764,628
                                                      ----------     ----------
Properties Held for Sale:
-------------------------
Oil and Gas Properties and Equipment
------------------------------------
Intangible drilling costs                                   --          883,023
Lease and well equipment                                    --        1,828,881
Leasehold improvements                                      --          715,891
Undeveloped leases                                          --           72,167
Repurchased participating units                             --        2,608,640
Other                                                       --           24,600
                                                      ----------     ----------
                                                            --        6,133,202
Less: Accumulated depreciation and depletion                --        2,771,006
         Allowance for loss on impairment                   --        3,062,196
                                                      ----------     ----------
     Total oil and gas properties and equipment             --          300,000
                                                      ----------     ----------
          Total property and equipment                  $505,688     $1,064,628
                                                      ==========     ==========

               Until September 30, 2002, the Company owned working interests through subleases in developed oil and gas properties located in California. These developed properties contained drilled wells that were capable of producing crude oil or natural gas. The Company attempted to manage and improve production in the fields by employing an independent oilfield operator through several contractual agreements dating back to 1999.

               As a result of the high cost and difficulty in producing crude oil of the type found in the field and losses incurred in the oilfield operations, the Company evaluated the recoverability of the carrying amount of the oilfield net assets. In analyzing expected future cash flows from potential offers, the Company was of the opinion that $300,000 of net assets should be recognized as property held for sale. As a result, the Company recognized a loss on impairment of $3,062,196 in the fourth quarter of fiscal 2001. The Company determined that no change in the valuation of this asset was necessary for fiscal 2002.

               On July 31, 2001, the operator filed a lien against the subleased properties. On January 29, 2002, the operator filed a lawsuit against the Company, two of its current officers and a former officer claiming breach of contract, fraud and damages totaling approximately $87,000. At April 30, 2002, the Company accrued $90,000, which was the balance of capital and related interest that the operator invested into the subleases under an agreement with the Company and to which he had a reasonable claim.

               On March 21, 2002, the Company received an offer from a group, which includes the operator of the subleases, to purchase the oil subleases for approximately $362,000. The lien filed by the operator would be paid out of the proceeds in order to have the lien filed on the subleases released. The offer was accepted on March 25, 2002, and the parties began to draft the definitive purchase and sale agreement. The purchase and sale agreement was executed by both parties on June 3, 2002. The purchaser was required to deposit $50,000 into an escrow account within two business days upon execution of the agreement. These funds were never deposited into the escrow account by the purchaser. In a letter dated June 20, 2002, the Company notified the purchaser that it was in default of the purchase and sale agreement and therefore the agreement had been terminated. On July 11, 2002, the Company executed an addendum to the original purchase and sale agreement with the same purchaser after receiving a $25,000 non-refundable deposit. The closing of the transaction took place on September 30, 2002. The Company recognized a gain of approximately $19,000 that is included in other income (expense). At closing, the Company received an additional $50,000, net of transaction fees. The balance of the sale price was comprised primarily of a promissory note payable to the Company in the amount of $175,000 and a payment of $87,000 to the operator of the oilfield subleases to settle the lawsuit (the "Oilfield Litigation") filed against the Company, two of its current officers and a former officer, claiming breach of contract, fraud and damages totaling approximately $87,000. The operator of the oilfield received the $87,000 payment on September 30, 2002 and the Oilfield Litigation was settled as of that date. The Company received the first installment under the note in the amount of $100,000 on January 30, 2003, and the last installment in the amount of $75,000 on May 30, 2003. Proceeds from both installments were reduced by a $9,000 sales commission paid to a third party.

          4. PATENTS

               Patents are being amortized over their estimated useful lives in accordance with SFAS No. 142. The carrying value and amortization of patents are as follows:

                                                  As of April 30, 2003
                                                  --------------------
                                           Gross Carrying         Accumulated
                                                Value            Amortization
    Amortized intangible asset
        Patents                               $206,597              $91,752
    Aggregate amortization expense
        2003                                  $ 33,951
    Estimated amortization expense
        2004                                  $ 38,282
        2005                                  $ 38,282
        2006                                  $ 38,281
        2007                                       --
        2008                                       --

               5. DEBT

               The following is a summary of long-term debt obligations and lease contracts payable at April 30, 2003 and 2002:

                                            2003                   2002
                                            ----                   ----
10% Senior Subordinated
Convertible Promissory Note due
March 2005 (from related  party,
see Note 6) (principal amount of
the note and accrued interest
are convertible into the
Company's no par common stock at a
conversion price of $1.25 per share)     $3,327,500             $3,025,000

Note payable to bank, secured by
accounts receivable and
inventory. See details set forth
in the narrative below.                   1,184,999                   --

Note payable to bank secured by
general business assets. See details
set forth in the narrative below.              --                  870,148

Unsecured note payable to a
vendor in 24 monthly
installments of $2,000.                      12,000                 36,000

Note payable to bank, secured by
equipment. See details set forth
in the narrative below.                         --                 448,600

Capital leases secured by
equipment, expiring in various
years, with terms ranging from
36 months to 60 months, due in
monthly installments ranging
from $496 to $5,467                          196,172               340,043
                                        ------------          ------------
                                           4,720,671             4,719,791
Less:  Current maturities                    530,778             1,485,878
                                        ------------          ------------
       Total long-term debt              $ 4,189,893           $ 3,233,913
                                        ============          ============

               In March 2000, the Company entered into an agreement with TI whereby the Company issued to TI a 10% subordinated convertible promissory note in the amount of $2,500,000 (the "TI Note"), the entire principal and interest of which are due on March 10, 2005. Alternatively, the principal amount of the TI Note and interest accrued thereon may be converted, at the option of holder, into shares of the Company's Common Stock at a conversion price of $1.25 per share. As of April 30, 2003, the principal and accrued interest of $3,327,500 would be converted into 2,662,000 shares of the Company's Common Stock. Mr. Fletcher and Mr. Reid serve as the sole managers of TI and share voting and dispositions power with respect to the Common Stock issuable upon conversion of the TI Note.

               The Company's cash flow from operations is currently not adequate to retire the TI Note, and it is unlikely that cash flow will increase in an amount sufficient for the Company to meet its obligations under the TI Note when the principal and accrued interest become due on March 10, 2005. TI has indicated that, in the event the Company becomes unable to meet its obligations under the TI Note, TI may be willing to explore alternative financing arrangements, including a restructuring of the TI Note prior to its due date. Alternatively, the Company may seek a cash infusion elsewhere, through a separate debt or equity offering, a strategic partnership or some form of business combination. The Company may consider any or all of these alternatives in the event it becomes unable to meet its debt obligation to TI, but there can be no assurance that any deal will be consummated on terms acceptable to both the Company and TI or another third party. Without such an arrangement, it is highly likely that the Company would default on its obligations under the TI Note, at which time TI would be entitled to exercise any and all remedies available to it under the TI Note and applicable law, including bringing suit against the Company and its assets. Should TI seek to enforce its right to timely repayment of the TI Note, there is a risk that the Company will not be able to continue as a going concern.

               On July 13, 2000 the Company  entered into a five-year  term loan
          ("Term Loan") with its primary lender, Centura in the amount of $1,190,000. Initial principal payments of $9,920, in addition to accrued interest, were due monthly from August 2, 2000 to July 2, 2001. The rate of interest on the Term Loan was Centura's prime rate plus .625% per annum. Thereafter, principal payments of $22,313, in addition to accrued interest, were due monthly until July 13, 2005.

               On July 13, 2000 the Company also established a revolving line of credit with Centura for working capital in the amount of up to $1,000,000 ("Revolving Loan"), subject to a maximum percentage of eligible trade accounts receivable and inventories. The rate of interest on the Revolving Loan was Centura's prime rate plus .25% per annum and was due monthly beginning in August 2000. The principal of the Revolving Loan was due on September 2, 2001.

               On November 29, 2001, the Company executed (a) an amendment to the original Revolving Loan agreement, (b) a new security agreement and (c) a note modification agreement for the Term Note and for the Revolving Loan that were effective October 30, 2001 (collectively "Modified Agreements"). These Modified Agreements extended the maturity date of the Revolving Loan to January 31, 2002 and changed the rate that interest will accrue on the Term Note and the Revolving Loan from prime rate plus .625% per annum and prime rate plus .25% per annum, respectively, to 30-day LIBOR plus 500 basis points per annum. These Modified Agreements also stated that Centura would forbear exercise of its rights and remedies under the Modified Agreements until January 31, 2002, so long as the Company continued to pay the principal and interest on the Term Note and pay interest on the Revolving Loan. On February 21, 2002 the Company executed documents with Centura, effective January 31, 2002, that amended the Modified Agreements to extend the maturity dates of the Revolving Loan and the Term Loan to July 31, 2002. As a result, the full balance of theses loans was classified as current portion of long-term debt at April 30, 2002.

               The Company borrowed $1,000,000 related to this line of credit at April 30, 2002. On June 7, 2002, the Company paid $200,000 down on the amount outstanding on this line of credit, leaving a balance of $800,000.

               Centura also agreed to finance the lease of two major pieces of production equipment related to the manufacturing of the Vitsab(R) product. The Company had advanced approximately $842,000 in progress payments on the cost of both pieces of equipment, of which $464,000 had been advanced directly by Centura. Through January 31, 2002, the Company had accrued and paid approximately $57,000 of interest related to the progress payments made by Centura on behalf of the Company.

               In November 2001, the Company met with representatives of the engineering firm that designed, and was in the later stages of constructing, the new production equipment for manufacturing the Vitsab(R) product. In that meeting, the engineering firm stated it was still having technical problems with the production equipment. These problems were preventing the engineering firm from delivering a machine that would meet the Company's production requirements at the agreed upon fees. It was agreed by both parties that the design and construction of the new production equipment would be put on hold indefinitely. It was also agreed that the Company could have possession and/or title to the equipment at its current state of development. The date of completion of the new production equipment, if ever, will be determined at a later date.

               As a result of the indefinite delay in the design and construction of the equipment, the Company and Centura agreed to execute documents on February 21, 2002 that converted the $464,000 advanced under the lease by Centura to a five-year note payable ("Lease Loan"), effective January 31, 2002. The executed documents also incorporated the note into the Modified Agreements. The interest rate on the note was the 30-day LIBOR plus 500 basis points per annum, with monthly payments of $7,700 plus accrued interest. The maturity date of the note was July 31, 2002.

               On July 31, 2002, the Company executed documents with Centura that extended the maturity date of the Term Loan, the Revolving Loan and the Lease Loan ("Loans") to October 31, 2002 and decreased the amount available on the Revolving Loan from $1,000,000 to the then outstanding balance of $800,000.

               On December 1, 2002, the Company executed documents with Centura that extended the maturity date of the Loans to March 15, 2003. Under this new arrangement, the Company continued paying the current monthly principal payments plus accrued interest on the Loans during this forbearance period. This extension gave the Company additional time to procure additional debt or equity funding to allow the Company to decrease the amount owed to Centura by an additional $450,000 (the "Loan Reduction"). The Company was required to reduce the amount of principal outstanding under the Loans to $1,215,000, including the Loan Reduction, by March 15, 2003. The Loan Reduction was in addition to the Company's normal monthly principal payments due on the Loans and the $91,000 payment that the Company received on January 30, 2003 from the purchaser of the oilfield subleases.

               On March 19, 2003, the Company executed with Centura: (a) an amendment to the loan agreement, (b) a promissory note and (c) a security agreement. The amendment to the loan agreement required among other considerations that the outstanding Term Loan, Revolving Loan and Lease Loan should not exceed a combined balance of $1,214,999. Also, under this agreement the aforementioned notes would be amended and restated to one promissory note. Principal payments on the note are $30,000 plus accrued interest beginning April 15, 2003 and continuing each month thereafter through August 19, 2006. The interest rate on the outstanding principal is calculated at the bank's 30-day LIBOR base rate plus 4% per annum (5.32% on April 30, 2003). On the first day of the month after the principal balance has been paid equal to or less than $800,000, the interest rate will decrease to the bank's 30-day LIBOR base rate plus 3% per annum provided there is no event of default. Effective October 1, 2003, the Company will be required to submit a monthly borrowing base calculation in support of the loan balance and would be required to pay a sufficient principal payment to reduce the loan balance to the amount supported by such borrowing base. The borrowing base is defined as the sum of 80% of the eligible accounts receivable and 35% of the eligible inventory of the Company.

               On May 19, 2003, the Company executed a note modification agreement to modify the note dated March 19, 2003. The effective date of the modification was established when the Company made a principal payment on the note for $355,000. The payment was made to Centura on May 21, 2003. The results of the modification is to reduce the monthly principal payment to $21,000 plus accrued interest beginning on June 15, 2003 and continuing until July 15, 2006 on which date the balance of the note will mature. Also, beginning on the effective date of the modification, the interest rate on the outstanding principal shall be calculated at the bank's 30-day LIBOR base rate plus 2.5% per annum.

               Capital leases consist primarily of manufacturing property and equipment with a capitalized cost of approximately $672,000 and accumulated depreciation of approximately $537,000 and $403,000 as of April 30, 2003 and 2002, respectively.

               Following are maturities of long-term debt for each of the next five fiscal years ended April 30:

           2003                    $   530,778
           2004                      3,724,894
           2005                        360,000
           2006                        104,999
                                   -----------
           Total                    $4,720,671
                                   ===========

          6. RELATED PARTY TRANSACTIONS

               On January 20, 2003, the Company entered into a Stock Purchase Agreement (the "TI Stock Purchase Agreement") with Technology Investors, LLC ("TI"), an affiliate of certain executive officer and directors of the Company, pursuant to which TI agreed to purchase and the Company agreed to sell 12,500,000 shares of the Company's Common Stock at a price of $0.06 per share, for a total purchase price of $750,000. This transaction was submitted to the Company's shareholders for their approval at a special meeting of the shareholders on March 12, 2003. With a quorum of shareholders present, a motion was made and seconded to approve the TI Stock Purchase Agreement, and the motion was passed by a unanimous vote of those present in person or represented by proxy. The transaction was consummated on March 19, 2003. TI, together with Mr. Fletcher and Mr. Reid and their affiliates, now collectively own and control beneficially an aggregate of 15,594,966 shares of the Company's Common Stock, or approximately 38% of the Company's issued and outstanding common stock. These figures include the 2,662,000 shares of the Company's Common Stock that TI may obtain by converting its existing promissory note, but exclude the options that Mr. Fletcher and Mr. Reid own to purchase, in the aggregate, 3,000,000 shares of the Company's Common Stock, which options become exercisable on September 12, 2003.

               A more detailed description of this transaction can be read in the Proxy Statement, dated February 6, 2003, which was mailed to shareholders of record on January 17, 2003.

               In March 2000, the Company issued the TI Note to TI. See Note 5 for further discussion of this transaction and the consequences to the Company if it fails to meet its principal and accrued interest obligations under the TI Note when they become due on March 10, 2005.

               In addition, Mr. Fletcher and Mr. Reid were named directors of the Company. The Company has agreed to nominate Mr. Fletcher and Mr. Reid for three consecutive terms on the Board of Directors. Mr. Fletcher and Mr. Reid were also both retained as consultants to the Company. In connection with their services they each would receive compensation of $1 annually and a one-time grant of immediately exercisable options to purchase 300,000 shares of the Company's Common Stock at an exercise price of $1.25 per share for a period of up to ten years.

               In fiscal 2001, Mr. Fletcher and Mr. Reid each received stock options to purchase 2,000,000 shares of the Company's Common Stock at an exercise price of $.59 per share for a period of up to ten years.

               In fiscal 2002, Mr. Fletcher and Mr. Reid each received stock options to purchase 800,000 shares of the Company's Common Stock at an exercise price of $.11 per share for a period of up to seven years. Also, the Board of Directors approved an increase in compensation for Mr. Fletcher and Mr. Reid retroactive to January 1, 2001, in which they each would receive annual compensation of $100,000, payable quarterly in unrestricted shares of the Company's Common Stock valued at the average daily closing price during the quarter. During fiscal 2002, Mr. Fletcher and Mr. Reid were paid $75,000 of salary in unrestricted shares of the Company's Common Stock at an average market price of $.35 per share under this structure. On December 7, 2001, Mr. Fletcher and Mr. Reid agreed to a decrease in their annual compensation to $1 effective October 1, 2001. On March 15, 2002, the Compensation Committee of the Board of Directors approved a compensation structure, effective March 1, 2002, whereby Mr. Fletcher and Mr. Reid would be compensated based on the actual monthly cash flow and quarterly net income generated by the Company. The maximum annual compensation would be capped at $210,000 each. During fiscal 2002, Mr. Fletcher and Mr. Reid were compensated $7,500 each under this structure.

               During fiscal 2003, Mr. Fletcher and Mr. Reid were each granted options to purchase 200,000 shares of the Company's Common Stock at an exercise price of $.11 per share for a period of up to seven years. Effective November 1, 2002, the Board of Directors ratified the recommendation of the Compensation Committee to change the compensation structure for both Mr. Fletcher and Mr. Reid and set the annual salary rate at $100,000 per year. On April 1, 2003, the Board of Directors modified the compensation plan for Mr. Fletcher and Mr. Reid increasing their annual salary rate to $120,000 per year, effective April 15, 2003, and establishing a quarterly bonus plan beginning with the first quarter of fiscal 2004 based on the profitability of the company. The quarterly bonus is limited to 50% of the Company's net income for the quarter and Mr. Fletcher and Mr. Reid can earn a non-cumulative bonus up to $10,000 per quarter. During fiscal 2003, Mr. Fletcher and Mr. Reid were each compensated approximately $99,000 as a payout from the fiscal 2002 compensation arrangement and approximately $50,000 from the fiscal 2003 compensation arrangement.

          7.RETIREMENT PLAN

               The Company maintains a 401(k) plan that covers substantially all employees, including subsidiary companies. Effective January 1, 2002, the Company elected to discontinue matching contributions. Prior to that date, the Company matched 50% of employee contributions up to 4% of gross earnings. The Company's matching contributions amounted to approximately $15,400 and $33,000, respectively, for fiscal 2002 and 2001.

          8. IMPAIRMENT OF ASSETS

               During fiscal 2002 goodwill and non-depreciable assets were determined to be impaired and these amounts were recognized as a loss on impairment of $3,537,597 in the fourth quarter of fiscal 2002.

               Goodwill originated primarily from the acquisition of Vitsab, AB ("Vitsab") (see Note 13 to the consolidated financial statements) during fiscal 1999. At April 30, 2002 the Company evaluated the fair value of goodwill, which was determined by reference to the present value of estimated future cash inflows and a significant change in technology to get the product to market. Due to the significant change in technology and projected future cash flows for this product, management has determined goodwill from the Vitsab(R) product to be impaired and has recognized an impairment loss of $2,695,689 in the fourth quarter of fiscal 2002.

               The non-depreciable asset represents machinery for the high-speed production of the Vitsab(R) product. Since the machinery will not be completed and not produce any positive future cash flows and has a minimal scrap value, management has determined the equipment to be impaired and has recognized a loss on impairment of $841,908 in the fourth quarter of fiscal 2002.

          9.INCOME TAXES

               The Company and its subsidiaries file consolidated federal income tax returns. There is an aggregate federal net operating loss carryforward of $9,796,000 available to reduce future federal taxable income of the parent company. These net operating loss carryforwards will expire in various amounts between fiscal 2004 and fiscal 2023.

               For the fiscal years ended April 30, 2003, 2002 and 2001, the Company has not recognized an income tax provision due to operating losses and deferred tax asset valuation allowances.

               The reconciliation of income tax computed at federal and state statutory rates to the income tax provision is as follows for the fiscal years ended April 30,

                                         2003            2002            2001
                                         ----            ----            ----
Income (loss) before income taxes      $110,448     ($5,163,046)    ($6,774,009)
Statutory federal income tax rate:           34%             34%             34%
Expected federal income tax
   expense at statutory rate             37,552            --              --
Utilization of deferred tax asset       (37,552)           --              --
                                    -----------     -----------     -----------
Provision for income taxes          $      --       $      --       $      --
                                    ===========     ===========     ===========

               The following is a summary of the significant components of the Company's deferred tax assets for the fiscal years ended April 30,

                                                   2003              2002             2001
                                                   ----              ----             ----
Deferred tax assets:
   Net operating loss carryforwards            $3,754,000        $2,978,000       $3,960,000
   Impairment on long-lived assets                345,000         1,600,000        1,285,000
   Other                                          168,000           322,000          149,000
                                                ---------         ---------        ---------
                                                4,267,000         4,900,000        5,394,000
   Less:  Valuation allowance                   4,267,000         4,900,000        5,394,000
                                                ---------         ---------        ---------
Net deferred tax asset                         $     --          $     --         $     --
                                                =========         =========        =========

               The valuation allowance primarily represents the tax benefits of certain operating loss carryforwards and other deferred tax assets that may expire without being utilized. During fiscal 2003, 2002 and 2001, the valuation allowance (decreased) increased ($633,000), ($494,000) and $2,504,000, respectively.

               The unused net operating loss carryforwards, which may provide future tax benefits, expire at the end of each fiscal year as follows:

                                Unused Net Operating
 Fiscal Year of Expiration    Loss Carryforward Amount
 -------------------------    ------------------------
           2004                    $   282,000
           2005                        641,000
           2006                        411,000
           2007                        253,000
           2008                        253,000
Remaining years                      7,956,000
                                   -----------
     Total                          $9,796,000
                                    ==========

          10. SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

               The following table presents certain financial information for each quarter during the fiscal years ended April 30,

                                                 2003
                      --------------------------------------------------------
                         Fourth          Third         Second          First
                      --------------------------------------------------------
Sales                 $2,177,619     $2,289,867     $2,040,459     $2,265,907
Income (loss) from
  operations
                         171,030        222,372       (128,324)       148,478
Net income (loss)
                          80,025        158,585       (209,842)        81,680
Basic and diluted net
  income (loss) per
  average common
  share                      .00            .01           (.01)           .00

                                                 2002
                      --------------------------------------------------------
                         Fourth          Third         Second          First
                      --------------------------------------------------------
Sales                 $2,158,846     $2,045,969     $2,213,633     $2,208,655
Income (loss) from
  operations
                      (3,818,566)      (206,114)      (260,520)      (541,769)
Net income (loss)       (340,716)
                                     (3,940,428)      (339,258)      (542,644)
Basic and diluted net
  income (loss) per
  average common
  share                     (.16)          (.01)          (.01)          (.02)

          11. SEGMENT INFORMATION

               Prior to fiscal 2002, the Company had two current operating segments that involved the (1) production and distribution of temperature recording and monitoring devices, including electronic "loggers", graphic temperature recorders and visual indicator labels (referred to as "Temperature Recorder Operations" as a group) and (2) oilfield operations and other, which included all economic activity related to the oil production and the holding of the oil leases and the operation of its Phoenix, Arizona office. The Company closed its Phoenix office effective October 31, 2000. The activities performed in Phoenix were transferred to the Corporate Office in Belmont, North Carolina. The Company now operates in one reporting segment, Temperature Recorder Operations. Therefore, no segment information is required to be reported for fiscal 2003 or fiscal 2002.

Fiscal Year Ended April 30,                               2001
---------------------------                               ----
Revenues:
     Temperature Recorder Operations                   $9,637,075
     Oilfield Operations and Other                         72,486
                                                      -----------
                                                       $9,709,561
                                                      ===========
Net income (loss):
     Temperature Recorder Operations                  ($3,428,857)
     Oilfield Operations and Other (1)                 (3,345,152)
                                                      -----------
                                                      ($6,774,009)
                                                      ===========
Identifiable assets:
     Temperature Recorder Operations                   $4,377,067
        Oilfield Operations and Other (1)                 300,000
                                                      -----------
                                                       $4,677,067
                                                      ===========
Capital expenditures:
     Temperature Recorder Operations                    $  84,388
     Oilfield Operations and Other                            --
                                                      -----------
                                                        $  84,388
                                                      ===========
Depreciation, depletion and amortization:
     Temperature Recorder Operations                    $ 733,123
        Oilfield Operations and Other (1)                     --
                                                      -----------
                                                        $ 733,123
                                                      ===========
Interest expense:
     Temperature Recorder Operations                    $ 496,442
     Oilfield Operations and Other                            --
                                                      -----------
                                                        $ 496,442
                                                      ===========

(1) The Company recognized $3,062,196 of the oilfield operations net assets as a loss on impairment in the fourth quarter of fiscal 2001.

               Information on the Temperature Recorder Operations by domestic and international is presented in the following table.

Fiscal Years Ended April 30,   Domestic       International           Total
----------------------------  ----------     ---------------       ----------
Revenues:
     2003                     $6,897,095        $1,876,757         $8,773,852
     2002                     $5,719,605        $2,907,498         $8,627,103
     2001                     $6,461,359        $3,175,716         $9,637,075
     2000                     $7,497,224        $2,203,058         $9,700,282
Net income (loss):
     2003                       $522,755         ($362,307)          $160,448
     2002                    ($3,456,703)      ($1,706,343)       ($5,163,046)
     2001                    ($2,298,835)      ($1,130,022)       ($3,428,857)
     2000                    ($1,530,259)        ($449,666)       ($1,979,925)
Identifiable assets:
     2003                      $ 468,314           $37,375          $ 505,689
     2002                      $ 993,738           $70,890        $ 1,064,628
     2001                     $1,370,091           $92,373        $ 1,462,464
     2000                     $4,912,310          $144,737        $ 5,057,047

          12. LEASES

               The Company leases its corporate office, sales office and manufacturing facilities under non-cancelable operating leases. Rental expense for fiscal 2003, 2002 and 2001 was $113,291, $110,578 and
          $174,723, respectively. At April 30, 2003, future minimum rental payments for non-cancelable operating leases are approximately $119,000 for fiscal 2004, and $18,000 for fiscal 2005.

          13. BUSINESS COMBINATION

               In  November  1997,  the Company  acquired a nominal  interest in
          Vitsab,  AG  ("Vitsag"),  a  corporation  formed under the laws of the
          Country of Switzerland, for $300,000. In June 1998, the Company acquired from Vitsag all of the outstanding shares of Vitsab, a corporation formed under the laws of the Country of Sweden, and a wholly owned subsidiary of Vitsag. The acquisition was accomplished by
          (i) the issuance to Vitsag of 3,375,734 shares of the Company's unregistered common stock and 950,000 shares of the common stock of Vitsab USA, Inc. ("Vitsab USA"), a wholly owned subsidiary of the Company in the formation stage with 4,750,000 issued shares of common stock outstanding, and (ii) the assumption by the Company of certain debt owed by Vitsab to an unrelated company. In an agreement dated July 18, 1999, the Company purchased its minority interest in Vitsab USA through the issuance of 527,458 shares of the Company's unregistered common stock. The transaction has been accounted for as a purchase and the results of Vitsab's operations have been included in the accompanying consolidated financial statements since the date of the acquisition, which was June 30, 1998. The cost of the acquired enterprise was approximately $2,600,000, including debt assumed of approximately $1,750,000. At acquisition, the fair value of liabilities assumed exceeded the fair value of assets acquired, and the excess plus the cost of acquisition were recorded as goodwill. During fiscal 2000, the Company adjusted the initial purchase price allocation that resulted in additional goodwill of approximately $469,000. Goodwill was being amortized over the average estimated useful life of 16 years. The Company determined goodwill to be impaired and recognized an impairment loss of $2,695,689 in the fourth quarter of fiscal 2002. As of March 15, 2003 , the Company sold all of its shares in Vitsab Sweden, the successor to Vitsab, to its Copenpenhagen distributor. See Note 1 for further detail.

          14. GOING CONCERN CONSIDERATION

               The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. During fiscal 2003, the Company produced both income and working capital from operations; however, fiscal 2002 and 2001 produced substantial operating losses and consumed substantial working capital as well. Current assets exceed current liabilities at April 30, 2003 by $2,038,504 as compared to current liabilities exceeding current assets by $390,850 on April 30, 2002. Total liabilities continue to exceed total assets by $1,500,418 and $2,305,523 as of April 30, 2003 and 2002, respectively.

               At present, the cash flow from operations appears adequate to meet cash requirements and commitments of the Company during the 2004 fiscal year. However, the Company's cash flow from operations is currently not adequate to retire the principal and accrued interest on the TI Note when such obligation becomes due on March 10, 2005. A more detailed description of the TI Note and the consequences to the Company if it fails to meet its obligations under the TI Note is provided in Note 5. Mr. Fletcher and Mr. Reid currently serve as the sole managers of TI.

               Realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations. The consolidated financial statements do not reflect any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue as a going concern.

INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Cox Technologies, Inc.
Belmont, North Carolina


We have audited the accompanying consolidated balance sheets of Cox Technologies, Inc. and subsidiaries as of April 30, 2003 and 2002 and the related consolidated statements of income, changes in stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended April 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cox Technologies, Inc. and subsidiaries as of April 30, 2003 and 2002 and the results of their operations and cash flows for each of the years in the three-year period ended April 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company incurred substantial losses in the previous two years and at April 30, 2003 total liabilities exceed total assets by $1,500,418. In addition, the cash flows from operations is currently not adequate to retire the Company's debt obligation to Technology Investors, LLC, which matures on March 10, 2005. Notes 5 and 14 to the consolidated financial statements discuss management's plans relating to these matters. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


/s/ Cherry, Bekaert & Holland, L.L.P.

Cherry, Bekaert & Holland, L.L.P.
Gastonia, North Carolina
July 3, 2003

          Supplementary Data

               The information for this item is contained in Note 10 entitled "SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED) on page 33 of this annual report.


          ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

               None.

                                    PART III

          ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

                    Directors

                    The  information  for this item is set forth in the sections entitled "Election of Directors" and "The Board of Directors" and "Section 16(a) Beneficial Ownership Reporting Compliance" in Cox Technologies' proxy statement dated July 29, 2003, relating to the August 29, 2003 annual meeting of shareholders, which section is incorporated herein by reference.

                    Executive Officers

                    The information for this item is set forth on page 6 of this annual report.

          ITEM 11. EXECUTIVE COMPENSATION

                    The  information  for this item is set forth in the sections entitled "Executive Compensation," "Performance Graph" and "Report of Board of Directors on Executive Compensation" in Cox Technologies' proxy statement dated July 29, 2003, relating to the August 29, 2003 annual meeting of shareholders, which section is incorporated herein by reference (specifically excluding disclosures in such sections relating to Items 402(k) and (1) of Regulation S-K).

          ITEM  12.  SECURITY   OWNERSHIP  OF  CERTAIN   BENEFICIAL  OWNERS  AND
                     MANAGEMENT AND RELATED STOCKHOLDER MATTERS

                    The  information  for this item is set forth in the  section entitled "Common Stock Ownership by Certain Beneficial Owners and Management" in Cox Technologies' proxy statement dated July 29, 2003, relating to the August 29, 2003 annual meeting of shareholders, which section is incorporated herein by reference.

          ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                    The  information  for this  item is set  forth on page 31 of this annual report and in the sections entitled "Election of Directors" and "Certain Relationships and Related Transactions" in Cox Technologies' proxy statement dated July 29, 2003, relating to the August 29, 2003 annual meeting of shareholders, which sections are incorporated herein by reference.

          ITEM 14. INTERNAL CONTROLS AND PROCEDURES

               (a) Evaluation of Disclosure Controls and Procedures. As of a date within 90 days prior to the filing of this report, an evaluation of the effectiveness of the Company's disclosure controls and procedures was carried out under the supervision and with the participation of Brian D. Fletcher and Kurt C. Reid, the Company's Co-Chief Executive Officers, and John R. Stewart, the Company's Chief Financial Officer. Based upon that evaluation, the Chief Executive Officers and Chief Financial Officer concluded that the Company's disclosure controls and procedures were effective.

               (b) Changes to Internal Controls. There were no significant changes to the Company's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                     PART IV

          ITEM 16.  EXHIBITS,  FINANCIAL  STATEMENTS  SCHEDULES  AND  REPORTS ON
                    FORM 8-K                                                Page

               1.  Financial statements -

                   Consolidated Balance Sheets at April 30, 2003 and 2002    18

                   Consolidated Statements of Income for the
                        Fiscal Years Ended April 30, 2003, 2002 and 2001     19

                   Consolidated Statements of Changes in Stockholders'
                        Equity (Deficit) for the Fiscal Years Ended
                        April 30, 2003, 2002 and 2001                        20

                   Consolidated Statements of Cash Flows for the
                        Fiscal Years Ended April 30, 2003, 2002 and 2001     21

                   Notes to Consolidated Financial Statements for the
                        Fiscal Years Ended April 30, 2003, 2002 and 2001  22-36

                   Independent Auditors' Report                              37

               2.  Financial statement schedules -

                   The following financial statement schedules are included herein:

                   Supplemental Schedules:
                   Independent Auditors' Report on Financial
                    Statement Schedules                                      40
                   Schedule II - Valuation and Qualifying Accounts
                    for the Fiscal Years Ended April 30, 2003,
                    2002 and 2001                                            41

                    All other financial  statement  schedules are omitted as not applicable, not required, or the required information is included in the consolidated financial statements and notes thereto.

               3.  Exhibits -

                   23.1 - Consent of Independent Public Accountants         A-1

                   Certifications                                           A-2

                   99.1 - Certificate of Co-Chief Executive Officers        A-5

                   99.2 - Certificate of Chief Financial Officer            A-6

               4.  Reports on Form 8-K -

                   The registrant filed an 8-K on March 19, 2003 that included a press release reporting that, at a special meeting of shareholders held on March 12, 2003, the registrant's shareholders approved the registrant's issuance of 12,500,000 shares of its common stock to Technology Investors, LLC, an affiliate of Brian D. Fletcher and Kurt C. Reid, for an aggregate purchase price of $750,000, pursuant to a Stock Purchase Agreement dated as of January 20, 2003.

INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULES



The Board of Directors and Stockholders
Cox Technologies, Inc.
Belmont, North Carolina

Under date of July 3, 2003, we reported on the consolidated balance sheets of Cox Technologies, Inc. and subsidiaries as of April 30, 2003 and 2002, and the related consolidated statements of income, stockholders' equity (deficit), and cash flows for each of the three years in the three-year period ended April 30, 2003, which are included in this annual report on Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related accompanying consolidated financial statement schedules. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audit.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

Our report on the consolidated financial statements referred to factors that raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statement schedules do not include any adjustments that might be necessary if the Company cannot continue in existence.


/s/ Cherry, Bekaert & Holland, L.L.P.

Cherry, Bekaert & Holland, L.L.P.
Gastonia, North Carolina
July 3, 2003

                     COX TECHNOLOGIES, INC. AND SUBSIDIARIES
                                   SCHEDULE II
                        VALUATION AND QUALIFYING ACCOUNTS

                                                         Additions
                                              -----------------------------
                                                               Charged to       Other
                                 Balance at     Charged to       Other      Changes - Add     Balance
Fiscal                          Beginning of    Costs and      Accounts -     (Deduct) -     at End of
 Year       Description         Fiscal Year      Expenses     Describe (1)   Describe (2)   Fiscal Year
-------------------------------------------------------------------------------------------------------
 2001    Allowance for
            doubtful accounts   $    28,524    $    33,286    $      --      $      --      $    61,810
          Impairment loss              --        3,062,196           --             --        3,062,196
          Deferred tax assets     2,890,000           --        2,504,000      5,394,000
                                -----------    -----------    -----------    -----------    -----------
                                $ 2,918,524    $ 3,095,482    $ 2,504,000    $      --      $ 8,518,006
                                ===========    ===========    ===========    ===========    ===========
 2002    Allowance for
            doubtful accounts   $    61,810    $    23,898    $      --      ($   20,708)   $    65,000
          Impairment loss         3,062,196      3,537,597           --             --        6,599,793
          Deferred tax assets     5,394,000           --         (494,000)          --        4,900,000
                                -----------    -----------    -----------    -----------    -----------
                                $ 8,518,006    $ 3,561,495    ($  494,000)   ($   20,708)   $11,564,793
                                ===========    ===========    ===========    ===========    ===========
 2003    Allowance for
            doubtful accounts   $    65,000    $     9,154    $      --      ($   28,404)   $    45,750
          Inventory reserve            --           50,000           --             --           50,000
          Impairment loss         6,599,793           --             --       (3,062,196)     3,537,597
          Deferred tax assets     4,900,000           --         (633,000)          --        4,267,000
                                -----------    -----------    -----------    -----------    -----------
                                $11,564,793    $    59,154    ($  633,000)   ($3,090,600)   $ 7,900,347
                                ===========    ===========    ===========    ===========    ===========

(1)  Deferred tax valuation allowance offsets gross deferred tax assets.

(2) Write-off of accounts considered to be uncollectible and realization of impairment loss.

                                   SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 COX TECHNOLOGIES, INC.
                                 (Registrant)



July 29, 2003   /s/  Brian D. Fletcher           /s/ Kurt C. Reid
                ---------------------------      -------------------------------
                Brian D. Fletcher                Kurt C. Reid
                Co-Chief Executive Officer       Co-Chief Executive Officer


        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on July 29, 2003.

/s/  Brian D. Fletcher                            /s/ Kurt C. Reid
------------------------------------              ------------------------------
Brian D. Fletcher                                 Kurt C. Reid
Co-Chief Executive Officer                        Co-Chief Executive Officer


/s/ John R. Stewart
----------------------------
John R. Stewart
Chief Financial Officer
and Secretary
(Principal financial and
accounting officer)



        Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on July 29, 2003.

                                      /s/ James L. Cox
                                      ---------------------------
                                      James L. Cox
                                      Chairman and President and Director

                                      /s/ Brian D. Fletcher
                                      ---------------------------
                                      Brian D. Fletcher
                                      Co-Chief Executive Officer and Director

                                      /s/ Kurt C. Reid
                                      ---------------------------
                                      Kurt C. Reid
                                      Co-Chief Executive Officer and Director

                                 Certifications

          I, Brian D. Fletcher, certify that:

          1.   I  have   reviewed  this  annual  report  on  Form  10-K  of  Cox
               Technologies, Inc.;

          2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

          3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

          4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

               a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

               b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

               c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

          5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

               a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

               b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls;

          6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:    7-29-03               /s/ Brian D Fletcher
         -----------           -----------------------------------
                               Brian D. Fletcher
                               Co-Chief Executive Officer

                                 Certifications


          I, Kurt C. Reid, certify that:

          1.   I  have   reviewed  this  annual  report  on  Form  10-K  of  Cox
               Technologies, Inc.;

          2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

          3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

          4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

               a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

               b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

               c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

          5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

               a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

               b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls;

          6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:    7-29-03             /s/ Kurt C. Reid
         -----------         ------------------------------
                             Kurt C. Reid
                             Co-Chief Executive Officer

                                 Certifications

          I, John R. Stewart, certify that:

          1.   I  have   reviewed  this  annual  report  on  Form  10-K  of  Cox
               Technologies, Inc.;

          2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

          3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

          4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

               a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

               b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

               c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

          5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

               a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

               b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls;

          6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:    7-29-03                      /s/ John R. Stewart
         -----------                  ------------------------
                                      John R. Stewart
                                      Chief Financial Officer
                                       and Secretary

                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
Cox Technologies, Inc.
Belmont, North Carolina

We consent to incorporation by reference in the registration statement (No. 333-52738) on Form S-8 of Cox Technologies, Inc. of our report dated July 3, 2003, relating to the consolidated balance sheets of Cox Technologies, Inc. and subsidiaries as of April 30, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity (deficit), and cash flows for each of the three years in the three-year period ended April 30, 2003, and all related schedules, which report appears in the April 30, 2003 annual report on Form 10-K of Cox Technologies, Inc.


/s/ Cherry, Bekaert & Holland, L.L.P.

Cherry, Bekaert & Holland, L.L.P.
Gastonia, North Carolina
July 23, 2003

                                                                    Exhibit 99.1



    Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                   CERTIFICATE OF CO-CHIEF EXECUTIVE OFFICERS

        This  Certificate is being  delivered  pursuant to the  requirements  of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

        The undersigned, who are the Co-Chief Executive Officers of Cox Technologies, Inc. ("Company") hereby certifies as follows:

        The Annual Report of Form 10-K of the Company ("Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date:  7-29-03        /s/ Brian D. Fletcher           /s/ Kurt C. Reid
       ---------    ------------------------------    --------------------------
                      Brian D. Fletcher               Kurt C. Reid
                      Co-Chief Executive Officer      Co-Chief Executive Officer

                                                                    Exhibit 99.2



    Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER

        This  Certificate is being  delivered  pursuant to the  requirements  of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

        The undersigned, who is the Chief Financial Officer of Cox Technologies, Inc. ("Company") hereby certifies as follows:

        The Annual Report of Form 10-K of the Company ("Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date:       7-29-03                          /s/ John R. Stewart
         -----------------                 ----------------------------
                                            John R. Stewart
                                            Chief Financial Officer
                                            and Secretary

                                                                         Annex B

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 10-Q

(Mark One)

(X) QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
                For the quarterly period ended October 31, 2003

                                       OR

( ) TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

           For the transition period from ........... to ............

                          Commission file number 0-8006


                             COX TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      NORTH CAROLINA                                             86-0220617
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

          69 McADENVILLE ROAD
        BELMONT, NORTH CAROLINA                                  28012-2434
(Address of principal executive offices)                         (Zip Code)

                                 (704) 825-8146
              (Registrant's telephone number, including area code)

                                      NONE
              (Former name, former address and former fiscal year,
                         if changed since last report)

Indicated by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes  X   No
                                             -----   -----
Indicate by check mark whether the Registrant is an accelerated filer.
Yes        No  X
   -----     -----

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

Number of shares of Common Stock, no par value, outstanding
at December 12, 2002..................................................38,331,825

                     COX TECHNOLOGIES, INC. AND SUBSIDIARIES
                                      INDEX


FACE SHEET                                                                     1
TABLE OF CONTENTS                                                              2

PART I.  FINANCIAL INFORMATION
Item 1.     Financial Statements
       Consolidated Balance Sheets (Unaudited)
           October 31, 2003 and April 30, 2002                                 3
       Consolidated Statements of Income (Unaudited)
           Three Months and Six Months Ended October 31,
            2003 and 2002                                                  4 - 5
       Consolidated Statements of Changes in Stockholders'
            Equity (Unaudited)
           Six Months Ended October 31, 2003 and 2002                          6
       Consolidated Statements of Cash Flows (Unaudited)
           Three Months and Six Months Ended October 31,
            2003 and 2002                                                  7 - 8
       Notes to Consolidated Financial Statements                         9 - 12
Item 2.     Management's Discussion and Analysis
              of Financial Condition and Results of Operations           12 - 15
Item 3.     Quantitative and Qualitative Disclosure About Market Risks        16
Item 4.     Controls and Procedures                                           16

PART II.   OTHER INFORMATION AND SIGNATURES
Item 2.     Changes in Securities and Use of Proceeds                         17
Item 6.     Exhibits and Reports on Form 8-K                                  17
             1.    Exhibits
                  31.1 - Certification by Co-Chief Executive Officer          19
                  31.2 - Certification by Co-Chief Executive Officer          20
                  31.3 - Certification by Chief Financial Officer             21
                  32.1 - Certification by Co-Chief Executive Officers         22
                  32.2 - Certification by Chief Financial Officer             23

             2. Report on Form 8-K                                            17
Signatures                                                                    18

                          PART I. FINANCIAL INFORMATION

Item 1.     Financial Statements

COX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                 October 31, 2003 April 30, 2003
                                                 ---------------- --------------
ASSETS                                              (Unaudited)
CURRENT ASSETS:
      Cash and cash equivalents                    $   620,188       $  572,149
      Accounts receivable, less allowance
       for doubtful accounts                         1,142,656          964,078

      Inventory, net                                 1,680,813        1,182,270
      Notes receivable                                    --             75,000
      Prepaid expenses                                  61,087           17,733
                                                    ----------       ----------

          TOTAL CURRENT ASSETS                       3,504,744        2,811,230
Property and equipment, net                            376,637          505,688
Due from officer, net                                     --              8,928
Other assets                                            74,503           71,510
Patents                                                 95,704          114,845
                                                    ----------       ----------
          TOTAL ASSETS                              $4,051,588       $3,512,201
                                                    ==========       ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
       Accounts payable and accrued expenses        $  512,451       $  291,948
       Current portion of long-term debt               368,949          530,778
                                                    ----------       ----------
           TOTAL CURRENT LIABILITIES                   881,400          822,726

OTHER LIABILITIES:
       Long-term debt                                  443,197          862,393
       Long-term debt - related parties              3,541,151        3,327,500
                                                    ----------       ----------
            TOTAL OTHER LIABILITIES                  3,984,348        4,189,893
                                                    ----------       ----------
          TOTAL LIABILITIES                          4,865,748        5,012,619
                                                    ----------       ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
      Common stock, no par value; authorized
       100,000,000 shares; issued and outstanding;
       38,331,825 shares at October 31, 2003 and
       38,339,094 at April 30, 2003                23,253,876        23,252,804
Accumulated other comprehensive income (loss)         (41,781)          (32,591)
Accumulated deficit                               (24,000,454)      (24,696,452)
Less - Notes receivable for common stock              (25,801)          (24,179)
                                                 ------------      ------------
    TOTAL STOCKHOLDERS' DEFICIT                      (814,160)       (1,500,418)
                                                 ------------      ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT  $  4,051,588      $  3,512,201
                                                 ============      ============

                  See Notes to Consolidated Financial Statements.

COX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                     Three Months Ended October 31,
                                     ------------------------------
                                           2003            2002
                                           ----            ----
REVENUE:
   Sales                             $  2,699,143    $  2,040,459
                                     ------------    ------------
COSTS AND EXPENSES:
   Cost of sales                        1,360,335       1,171,233
   General and administrative             463,312         606,611
   Selling                                291,531         301,601
   Depreciation                            73,535          78,344
   Amortization of patents                  9,571          10,994
                                     ------------    ------------
     TOTAL COSTS AND EXPENSES           2,198,284       2,168,783
                                     ------------    ------------

INCOME (LOSS) FROM OPERATIONS             500,859        (128,324)
                                     ------------    ------------

OTHER INCOME (EXPENSE):
   Other income                             9,155          36,202
   Interest expense                      (141,342)       (117,720)
                                     ------------    ------------
     TOTAL OTHER INCOME (EXPENSE)        (132,187)        (81,518)
                                     ------------    ------------

INCOME (LOSS) BEFORE INCOME TAXES         368,672        (209,842)
Provisions for income taxes                 --              --
                                     ------------    ------------
NET INCOME (LOSS)                    $    368,672    ($   209,842)
                                     ============    ============

BASIC AND DILUTED:
NET INCOME (LOSS) PER SHARE          $        .01    ($       .01)
WEIGHTED AVERAGE NUMBER
      OF COMMON SHARES OUTSTANDING     38,336,671      25,885,423


                 See Notes to Consolidated Financial Statements.

COX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                      Six Months Ended October 31,
                                      ----------------------------
                                           2003           2002
                                           ----           ----
REVENUE:
   Sales                             $  5,140,083    $  4,306,366
                                     ------------    ------------
COSTS AND EXPENSES:
   Cost of sales                        2,590,624       2,446,201
   General and administrative             920,680       1,123,488
   Selling                                555,467         538,670
   Depreciation                           142,727         155,865
   Amortization of patents                 19,141
                                     ------------    ------------
     TOTAL COSTS AND EXPENSES           4,228,639       4,286,212
                                     ------------    ------------
INCOME FROM OPERATIONS                    911,444          20,154
                                     ------------    ------------

OTHER INCOME (EXPENSE):
   Other income                            25,699          94,757
   Interest expense                      (241,145)       (243,073)
                                     ------------    ------------
     TOTAL OTHER INCOME (EXPENSE)        (215,446)       (148,316)
                                     ------------    ------------
INCOME (LOSS) BEFORE INCOME TAXES         695,998        (128,162)

Provisions for income taxes                  --              --
                                     ------------    ------------
NET INCOME (LOSS)                    $    695,998    ($   128,162)
                                     ============    ============

BASIC AND DILUTED:
NET INCOME (LOSS) PER SHARE          $        .02    ($       .00)
WEIGHTED AVERAGE NUMBER
      OF COMMON SHARES OUTSTANDING     38,337,883      25,858,686


                 See Notes to Consolidated Financial Statements.

COX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)


                                                  Accumulated                     Subscribed
                                                     Other                           Stock
                                     Common      Comprehensive    Accumulated      Less Note
                                      Stock      Income (Loss)      Deficit        Receivable        Total
                                      -----      -------------      -------        ----------        -----
Balance, April 30, 2002           $ 22,593,724   ($    68,168)   ($24,806,900)   ($    24,179)   ($ 2,305,523)
Comprehensive income (loss) -
     Net income (loss)                    --             --          (128,162)           --          (128,162)
     Foreign currency
       translation adjustment             --           18,477            --              --            18,477
Total comprehensive
   income (loss)                          --             --              --              --          (109,685)
                                                                                                 ------------
Common stock issued                     13,404           --              --              --            13,404
Change in subscribed stock, net           --             --              --              (449)           (449)
                                  ------------   ------------    ------------    ------------    ------------
Balance, October 31, 2002         $ 22,607,128   ($    49,691)   ($24,935,062)   ($    24,628)   ($ 2,402,253)
                                  ============   ============    ============    ============    ============

Balance, April 30, 2003           $ 23,252,804   ($    32,591)   ($24,696,452)   ($    24,179)   ($ 1,500,418)
Comprehensive income -
      Net income (loss)                   --             --           695,998            --           695,998
      Foreign currency
        translation adjustment            --           (9,190)           --              --            (9,190)
Total comprehensive
  income (loss)                           --             --              --              --           686,808
Common stock issued                      1,072           --              --                             1,072
Change in subscribed stock, net           --             --              --            (1,622)         (1,622)
                                  ------------   ------------    ------------    ------------    ------------
Balance, October 31, 2003         $ 23,253,876   ($    41,781)   ($24,000,454)   ($    25,801)   ($   814,160)
                                  ============   ============    ============    ============    ============


                 See Notes to Consolidated Financial Statements.

COX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                      Three Months Ended October 31,
                                                                      ------------------------------
                                                                           2003         2002
                                                                           ----         ----
CASH FLOW FROM OPERATING ACTIVITIES:
       Net income (loss)                                                $ 368,672    ($209,842)
       Adjustments to reconcile net income (loss) to
           net cash used byoperating activities:
           Depreciation                                                    73,535       78,344
           Amortization of patents                                          9,571       10,994
           Decrease in allowance for doubtful accounts                       --         (5,634)
           Other                                                           (3,202)       3,300
           Decrease in valuation adjustment                                 8,928       10,713
                                                                        ---------    ---------
                                                                          457,504     (112,125)
       Changes in assets and liabilities:
          (Increase) decrease in current assets:
               Accounts receivable                                       (204,537)     186,968
               Inventory                                                 (380,024)        (436)
               Prepaid expenses                                           (43,621)       2,556
          Increase (decrease) in current liabilities:
               Accounts payable and accrued expenses                       62,940     (157,420)
                                                                        ---------    ---------
CASH USED IN OPERATING ACTIVITIES                                        (107,738)    (180,457)
                                                                        ---------    ---------
CASH FLOW FROM INVESTING ACTIVITIES:
        Purchase of property and equipment                                (11,888)     (22,895)
        Proceeds from sale of property held for sale                         --        100,000
                                                                        ---------    ---------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                           (11,888)      77,105
                                                                        ---------    ---------
CASH FLOW FROM FINANCING ACTIVITIES:
       Issuance of common stock, net                                        1,072        1,130
       Increase (decrease) in debt                                         28,062      (80,503)
       Subscriptions receivable                                              --           (426)
                                                                        ---------    ---------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                            29,134      (79,799)
                                                                        ---------    ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                    (5,467)       6,440
                                                                        ---------    ---------
NET INCREASE (DECREASE) IN CASH                                           (95,959)      23,289
CASH AND CASH EQUIVALENTS, beginning of period                            716,147      139,186
                                                                        ---------    ---------
CASH AND CASH EQUIVALENTS, end of period                                $ 620,188    $ 162,475
                                                                        =========    =========
Supplemental Cash Flow Information
Interest paid                                                           $  11,125    $  41,977
Income taxes paid                                                       $    --      $    --
Note received resulting from sale of property held for sale             $    --      $ 175,000


                 See Notes to Consolidated Financial Statements.

COX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                             Six Months Ended October 31,
                                                             ----------------------------
                                                                 2003         2002
                                                                 ----         ----
CASH FLOW FROM OPERATING ACTIVITIES:
       Net income (loss)                                      $ 695,998    ($128,162)
       Adjustments to reconcile net income (loss)
           to net cash used by operating activities:
           Depreciation                                         142,727      155,865
           Amortization of patents                               19,141       21,988
           Decrease in allowance for doubtful accounts             (750)      (5,318)
           Other                                                 (2,993)      (2,355)
           Decrease in valuation adjustment                       8,928       30,354
                                                              ---------    ---------
                                                                863,051       72,372
       Changes in assets and liabilities:
          (Increase) decrease in current assets:
               Accounts receivable                             (177,828)     252,640
               Inventory                                       (498,543)     (13,289)
               Prepaid expenses                                 (43,355)      23,656
               Notes receivable                                  75,000         --
          Increase (decrease) in current liabilities:
               Accounts payable and accrued expenses            220,503     (192,370)
                                                              ---------    ---------
CASH PROVIDED BY OPERATING ACTIVITIES                           438,828       43,009
                                                              ---------    ---------
CASH FLOW FROM INVESTING ACTIVITIES:
        Purchase of property and equipment                      (13,675)     (61,664)
        Proceeds from sale of property held for sale               --        100,000
                                                              ---------    ---------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                 (13,675)      38,336
                                                              ---------    ---------
CASH FLOW FROM FINANCING ACTIVITIES:
       Issuance of common stock, net                              1,072       13,404
       Repayment of debt                                       (368,996)    (366,344)
       Subscriptions receivable                                    --           (449)
                                                              ---------    ---------
CASH USED IN FINANCING ACTIVITIES                              (367,924)    (353,389)
                                                              ---------    ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                          (9,190)      18,477
                                                              ---------    ---------
NET INCREASE (DECREASE) IN CASH                                  48,039      (53,567)
CASH AND CASH EQUIVALENTS, beginning of period                  572,149      216,042
                                                              ---------    ---------
CASH AND CASH EQUIVALENTS, end of period                      $ 620,188    $ 162,475
                                                              =========    =========
Supplemental Cash Flow Information
Interest paid                                                 $  27,785    $  91,705
Income taxes paid                                             $    --      $    --
Note received resulting from sale of property held for sale   $    --      $ 175,000


           See Notes to Consolidated Financial Statements.

COX TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.   SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations

     Cox Technologies, Inc., and Cox Recorders Australia, Ltd., Pty., an Australian distribution company 95% owned by Cox Technologies, Inc. (collectively "the Company"), engage in the business of producing and distributing temperature recording instruments, both in the United States and internationally.

     The accompanying unaudited consolidated financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes included in the Cox Technologies, Inc. 2003 Annual Report on Form 10-K. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair statement of the results of operations for the interim periods have been recorded. Certain amounts previously reported have been reclassified to conform with the current period's presentation.

     The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets, and liquidation of liabilities and commitments in the normal course of business. On December 12, 2003, the Company entered into an Asset Purchase Agreement with Sensitech Inc. and its wholly owned subsidiary Cox Acquisition Corp., pursuant to which Sensitech will acquire substantially all the assets and business of the Company and, shortly thereafter, the Company will wind up its operating business, effect a complete liquidation and dissolution of the Company, and distribute any remaining cash to its shareholders (see details in Note 6 of the Notes to Consolidated Financial Statements (Unaudited)). Both the sale of assets and the liquidation and dissolution of the Company are subject to approval by the Company's shareholders and other conditions. There can be no assurance that these conditions will be met and the sale of assets and dissolution consummated. The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Stock-based Compensation

     The Company has elected to follow Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), and related interpretations in accounting for its employee stock options. The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." This statement defines a fair value method of accounting for stock options or similar equity instruments. SFAS No. 123 permits companies to continue to account for stock-based compensation awards under APB No. 25, but requires disclosure in a note to the financial statements of the pro forma net income and earnings per share as if the Company had adopted the new method of accounting. SFAS No. 123 has been amended by Financial Accounting Standards Board pronouncement number 148 ("FASB No. 148), "Accounting for Stock-based Compensation - Transition and Disclosure". FASB No. 148 requires prominent disclosure in the annual and quarterly statements of the Company on stock-based compensation.

     The Company has two stock option plans, the Stock Option Agreements By and Between Cox Technologies, Inc. and Certain Executives ("Executive Plan") and the 2000 Stock Incentive Plan ("2000 Plan"). In accordance with the Executive Plan, options to purchase an aggregate of up to 6,652,500 shares of the Company's Common Stock were granted to certain executives of the Company. Options generally were granted at the fair market value of the Company's Common Stock determined on the date of the grant. Certain options were granted at an exercise price below fair market value and $600,000 of compensation expense was charged to operations in fiscal 2000. Options from the Executive Plan are exercisable on various dates and expire on various dates. At October 31, 2003, 6,600,000 options under the Executive Plan are outstanding. In accordance with the 2000 Plan, up to 8,000,000 shares of the Company's Common Stock can be issued through the use of stock-based incentives to employees, consultants and non-employee members of the Board of Directors. The exercise price of options granted through the 2000 Plan cannot be less than 85% of the fair market value of the Company's Common Stock on the date of the grant. All outstanding options have been granted at the fair market value; therefore, no compensation expense has been recorded. Options from the 2000 Plan are exercisable on various dates from the date of the grant and expire on various dates. Exceptions to the exercise date for both plans are allowed upon the retirement, disability or death of a participant. An exception is also allowed upon a change in control as defined in both plans.

     The Company applies APB No. 25 in accounting for both Plans. Accordingly, compensation cost is determined using the intrinsic value method under APB No.
25. For the periods ended October 31, 2003 and 2002, there was no stock-based compensation expense recorded. Had compensation cost for both Plans been determined consistent with the fair value method for compensation expense encouraged under SFAS No. 123, the Company's net income and earnings per share
(EPS) would have been the pro forma amounts shown below for the fiscal periods ended October 31, 2003 and 2002.

                                              October 31, 2003  October 31, 2002
                                              ----------------  ----------------
Net income (loss), as reported                   $ 695,998         $(128,162)
Proforma stock-based compensation - net of tax    (131,987)         (124,183)
                                                 ---------         ---------
Net income (loss), proforma                      $ 564,011         $(352,345)
                                                 =========         =========
Basic and diluted EPS, as reported               $     .02         $    (.01)
Basic and diluted EPS, proforma                  $     .01         $    (.02)

     Restricted stock was issued out of the 2000 Plan to consultants and employees in lieu of cash payments totaling zero and 30,000 shares, respectively for the six months ended October 31, 2003 and 2002. At October 31, 2003, there were 2,869,472 shares reserved for issuance under the 2000 Plan.

     Accounts Receivable

     The balance in the allowance for doubtful accounts is $46,668 and $45,750 at October 31, 2003 and April 30, 2003, respectively.

     Recent Accounting Pronouncements

     SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The provisions of SFAS No. 143 are required to be applied starting with fiscal years beginning after June 15, 2002. The Company has adopted the provisions of SFAS No. 143 effective May 1, 2003, and the adoption of the provisions of SFAS No. 143 did not have a significant effect on its financial position or results of operations.

     SFAS No. 150 addresses the accounting for certain financial instruments with characteristics of both liabilities and equity, and is effective for interim periods beginning after June 15, 2003. The Company has adopted the provisions of SFAS No. 150 effective August 1, 2003, and the adoption of the provisions of SFAS No. 150 did not have a significant effect on its financial position or results of operations.

2.   INVENTORY

     Inventory at October 31, 2003 and April 30, 2003 consists of the following:

                       October 31, 2003      April 30, 2003
Raw materials             $  410,333           $  328,744
Work-in-process              362,247              103,059
Finished goods               958,233              800,467
                          ----------           ----------
                           1,730,813            1,232,270
Less reserve                  50,000               50,000
                          ----------           ----------
      Total               $1,680,813           $1,182,270
                          ==========           ==========

3.   DEBT

     On May 19, 2003, the Company executed a note modification agreement to modify the note dated March 19, 2003. The effective date of the modification was established when the Company made a principal payment on the note for $355,000. The payment was made to Centura on May 21, 2003. The results of the modification is to reduce the monthly principal payment to $21,000 plus accrued interest beginning on June 15, 2003 and continuing until July 15, 2006 on which date the balance of the note will mature. Also, beginning on the effective date of the modification, the interest rate on the outstanding principal shall be calculated at the bank's 30-day LIBOR base rate plus 2.5% per annum. As of October 31, 2003, Centura has waived the requirement of the Company to produce a borrowing base calculation on a monthly basis. The Company's qualifying accounts receivable and inventory are adequate to support the outstanding loan at October 31, 2003.

4.   RELATED PARTY TRANSACTIONS


     On January 20, 2003, the Company entered into a Stock Purchase Agreement (the "TI Stock Purchase Agreement") with Technology Investors, LLC ("TI"), an affiliate of Brian Fletcher and Kurt Reid, who are officers and directors of the Company, pursuant to which TI agreed to purchase and the Company agreed to sell 12,500,000 shares of the Company's Common Stock at a price of $0.06 per share, for a total purchase price of $750,000. This transaction was submitted to the Company's shareholders for their approval at a special meeting of the shareholders on March 12, 2003. With a quorum of shareholders present, a motion was made and seconded to approve the TI Stock Purchase Agreement, and the motion was passed by a unanimous vote of those present in person or represented by proxy. The transaction was consummated on March 19, 2003. TI, together with Mr. Fletcher and Mr. Reid and their affiliates, now collectively own and control beneficially an aggregate of 15,765,887 shares of the Company's Common Stock, or approximately 38% of the Company's issued and outstanding common stock. These figures include the 2,832,921 shares of the Company's Common Stock that TI may obtain by converting its existing promissory note, but exclude the options that Mr. Fletcher and Mr. Reid own to purchase, in the aggregate, 3,000,000 shares of the Company's Common Stock, which options are exercisable in varying increments through September 9, 2009.

     In March 2000, the Company entered into an agreement with TI whereby the Company issued to TI a 10% subordinated convertible promissory note in the amount of $2,500,000 (the "TI Note"), the entire principal and interest of which are due on March 10, 2005. Alternatively, the principal amount of the TI Note and interest accrued thereon may be converted, at the option of holder, into shares of the Company's Common Stock at a conversion price of $1.25 per share. As of October 31, 2003, the principal and accrued interest of $3,541,151 could be converted into 2,832,921shares of the Company's Common Stock. Mr. Fletcher and Mr. Reid serve as the sole managers of TI and share voting and dispositions power with respect to the Common Stock issuable upon conversion of the TI Note. See Note 5 below for further discussion of this transaction and the consequences to the Company if it fails to meet its principal and accrued interest obligations under the TI Note when they become due on March 10, 2005.

     In addition, Mr. Fletcher and Mr. Reid were named directors of the Company. The Company has agreed to nominate Mr. Fletcher and Mr. Reid for three consecutive terms on the Board of Directors. Mr. Fletcher and Mr. Reid were also both retained as consultants to the Company. In connection with their services they each would receive compensation of $1 annually and a one-time grant of immediately exercisable options to purchase 300,000 shares of the Company's Common Stock at an exercise price of $1.25 per share for a period of up to ten years.

     In fiscal 2001, Mr. Fletcher and Mr. Reid each received stock options to purchase 2,000,000 shares of the Company's Common Stock at an exercise price of $.59 per share for a period of up to ten years.

     In fiscal 2002, Mr. Fletcher and Mr. Reid each received stock options to purchase 800,000 shares of the Company's Common Stock at an exercise price of $.11 per share for a period of up to seven years. Also, the Board of Directors approved an increase in compensation for Mr. Fletcher and Mr. Reid retroactive to January 1, 2001, whereby they each would receive annual compensation of $100,000, payable quarterly in unrestricted shares of the Company's Common Stock valued at the average daily closing price during the quarter. During fiscal 2002, Mr. Fletcher and Mr. Reid were paid $75,000 of salary in unrestricted shares of the Company's Common Stock at an average market price of $.35 per share under this structure. On December 7, 2001, Mr. Fletcher and Mr. Reid agreed to a decrease in their annual compensation to $1 effective October 1, 2001. On March 15, 2002, the Compensation Committee of the Board of Directors approved a compensation structure, effective March 1, 2002, whereby Mr. Fletcher and Mr. Reid would be compensated based on the actual monthly cash flow and quarterly net income generated by the Company. The maximum annual compensation would be capped at $210,000 each. During fiscal 2002, Mr. Fletcher and Mr. Reid were compensated $7,500 each under this structure.

     During fiscal 2003, Mr. Fletcher and Mr. Reid were each granted options to purchase 200,000 shares of the Company's Common Stock at an exercise price of $.11 per share for a period of up to seven years. Effective November 1, 2002, the Board of Directors ratified the recommendation of the Compensation Committee to change the compensation structure for both Mr. Fletcher and Mr. Reid and set the annual salary rate at $100,000 per year.

 On April 1, 2003, the Board of Directors modified the compensation plan for Mr. Fletcher and Mr. Reid increasing their annual salary rate to $120,000 per year, effective April 15, 2003, and establishing a quarterly bonus plan beginning with the first quarter of fiscal 2004 based on the profitability of the Company. The quarterly bonus is limited to 50% of the Company's net income for the quarter and Mr. Fletcher and Mr. Reid can earn a non-cumulative bonus up to $10,000 per quarter. During fiscal 2003, Mr. Fletcher and Mr. Reid were each compensated approximately $99,000 as a payout from the fiscal 2002 compensation arrangement and approximately $50,000 from the fiscal 2003 compensation arrangement. At October 31, 2003, the Company has paid and accrued bonus compensation to Mr. Fletcher and Mr. Reid totaling $40,000 each.

5.    LIQUIDITY AND CAPITAL RESOURCES

     The Company's cash flow from operations is currently not adequate to retire the TI Note, and it is unlikely that cash flow will increase in an amount sufficient for the Company to meet its obligations under the TI Note when the principal and accrued interest become due on March 10, 2005. TI has indicated that, in the event the Company becomes unable to meet its obligations under the TI Note, TI may be willing to explore alternative financing arrangements, including a restructuring of the TI Note prior to its due date. Alternatively, the Company may seek a cash infusion elsewhere, through a separate debt or equity offering, a strategic partnership or some form of business combination. The Company may consider any or all of these alternatives in the event it becomes unable to meet its debt obligation to TI, but there can be no assurance that any deal will be consummated on terms acceptable to both the Company and TI or another third party. Without such an arrangement, it is highly likely that the Company would default on its obligations under the TI Note, at which time TI would be entitled to exercise any and all remedies available to it under the TI Note and applicable law, including bringing suit against the Company and its assets. Should TI seek to enforce its right to timely repayment of the TI Note, there is a risk that the Company will not be able to continue as a going concern. Please refer to Note 6 of the Notes to Consolidated Financial Statements (Unaudited) concerning the proposed asset sale and plan of liquidation and dissolution of the Company.

6.    PROPOSED ASSET SALE AND PLAN OF LIQUIDATION AND DISSOLUTION OF THE COMPANY

     On December 12, 2003, the Company entered into an Asset Purchase Agreement with Sensitech Inc. and its wholly owned subsidiary Cox Acquisition Corp., pursuant to which Sensitech will acquire substantially all the assets and business of the Company. Subject to the terms and conditions of the Asset Purchase Agreement, Sensitech will pay approximately $10,532,000 to the Company in exchange for substantially all of the assets of the Company exclusive of the Vitsab product line, cash and certain furniture and equipment. Of the purchase price, $10,240,000 is payable in cash with the remainder being paid through the assumption of an estimated $292,000 in accounts payable. The purchase price may be adjusted based on changes in the amount of receivables, inventory, payables, product claims, customer commitments and claims for indemnification.

     In connection with the negotiation of the asset sale, the Company has agreed to continue manufacturing products for Sensitech during a transition period to end no later than June 1, 2004. After the closing of the asset sale and following expiration of those manufacturing obligations, the Company's intention is to wind up its operating business, effect a complete liquidation and dissolution of the Company, and distribute any remaining cash to its shareholders.

     Both the sale of assets and the liquidation and dissolution of the Company are subject to approval by the Company's shareholders. The Board of Directors has called for a special meeting of shareholders to consider the approval of this sale of asset and also to consider approval of a plan whereby the Company will convert its remaining assets to cash, pay all of its debts and distribute the remaining net proceeds to the shareholders. Subject to the approval of shareholders, it is anticipated that the sale will be consummated in the first calendar quarter of 2004 and that a final distribution of cash to shareholders will occur in the third or fourth calendar quarter of 2004.

ITEM 2. Management's Discussion And Analysis of Financial Condition And Results of Operations

     Recent Major Development - Proposed Sale of Assets and Plan of Liquidation

     On December 12, 2003, the Company entered into an Asset Purchase Agreement with Sensitech Inc. and its wholly owned subsidiary Cox Acquisition Corp., pursuant to which Sensitech will acquire substantially all the assets and business of the Company. Subject to the terms and conditions of the Asset Purchase Agreement, Sensitech will pay approximately $10,532,000 to the Company in exchange for substantially all of the assets of the Company exclusive of the Vitsab product line, cash and certain furniture and equipment. Of the purchase price, $10,240,000 is payable in cash with the remainder being paid through the assumption of an estimated $292,000 in accounts payable. The purchase price may be adjusted based on changes in the amount of receivables, inventory, payables, product claims, customer commitments and claims for indemnification.

     In connection with the negotiation of the asset sale, the Company has agreed to continue manufacturing products for Sensitech during a transition period to end no later than June 1, 2004. After the closing of the asset sale and following expiration of those manufacturing obligations, the Company's intention is to wind up its operating business, effect a complete liquidation and dissolution of the Company, and distribute any remaining cash to its shareholders.

     Both the sale of assets and the liquidation and dissolution of the Company are subject to approval by the Company's shareholders. The Board of Directors has called for a special meeting of shareholders to consider the approval of this sale of asset and also to consider approval of a plan whereby the Company will convert its remaining assets to cash, pay all of its debts and distribute the remaining net proceeds to the shareholders. Subject to the approval of shareholders, it is anticipated that the sale will be consummated in the first calendar quarter of 2004 and that a final distribution of cash to shareholders will occur in the third or fourth calendar quarter of 2004.

     Comparison of Operations for 2004 and 2003

     The Company operates in one reporting segment that involves the production and distribution of temperature recording and monitoring devices, including the Cox1 graphic temperature recorder, DataSource(R) and Tracer(R) electronic data loggers, Vitsab(R) visual indicator labels, and temperature probes and related products.

     Revenues from sales increased $658,684, or 32% and $833,717, or 19% for the three and six months ended October 31, 2003 as compared to the same periods as last year. The revenues from sales of graphic recorders represented $1,657,113 and $3,095,172 or 61% and 60%, for the three and six months ended October 31, 2003 of total revenues as compared to $1,435,708 and $3,087,023, or 70% and 72%, in the same periods last year. The revenue from sales of electronic data loggers represented $924,973 and $1,763,443, or 34% and 34%, for the three and six months periods ended October 31, 2003 of total revenues as compared to $464,665 and $957,051, or 23% and 22%, in the same periods last year. The revenue from sales of Vitsab(R) products represented $67,833 and $175,222 or 3% and 3%, for the three and six months ended October 31, 2003 of total revenues as compared to $69,530 and $114,734 or 3%, in the same periods last year. The revenues from sales of temperature probes and other products represented $49,224 and $106,246, or 2% and 2%, for the three and six months ended October 31, 2003 of total revenues as compared to $39,791 and $70,326, or 2%, in the same periods last year. Sales of Cox1 units increased 25% and 6% for the three and six months ended October 31, 2003 as compared to the same periods last year and the average sales price decreased 7% for the same periods. Sales of DataSource(R) units increased 118% and 96% for the three and six months ended October 31, 2003 as compared to the same periods last year and the average sales price decreased 1% and less than 1% for the same periods. Sales of Tracer(R) units increased 36% for both the three and six months ended October 31, 2003 as compared to the same periods last year and the average sales price increased 19% and 17% for the same periods. Vitsab(R) unit sales increased 69% and 121% for the three and six months ended October 31, 2003 as compared to the same periods last year and the average sales price decreased 39% and 30% for the same periods. Management believes that the Company will continue to experience a decrease in average sales price for all products due to competitive price pressure, but expects units sales for its primary products to remain constant, or in the case of electronic data loggers, to increase in future periods. Historically, the Company has had a broad base of customers in a highly competitive market; however, the Company finds that it's growth in revenues is developing from a smaller base of customers.

     Cost of sales increased $189,102 and $144,423, or 16% and 6%, respectively, for the three and six months ended October 31, 2003 as compared to the same periods last year. The increases for both the second quarter and the six months of fiscal 2004 were principally driven by increases in revenue over the same periods last year and to increases in the expenses associated with products returned for retriever fees and rebates, however, cost of sales improved as a percentage of revenues. For the second quarter of 2004, cost of sales as a percentage of revenues decreased to 50% as compared to 57% for the same quarter last year and for the six month period ended October 31, 2003 cost of sales as a percentage of revenues decreased to 50% as compared to 57% for the same period last year. These improvements are attributable to the Company's efforts to hold down labor and supply costs and to a reduction in the price that the company pays for raw material components.

     The Company contracts with a third party to manufacture and assemble certain base versions of the Cox1 units at an offshore location. During the first 6 months of fiscal 2004, this location supplied approximately 54% of the total number of units being utilized by the Company. Because of this manufacturing arrangement, the Company has realized significant cost savings on units manufactured in both the offshore and Belmont, North Carolina facilities. The Company plans to continue assembling special use Cox1 units in the Belmont facility. The Belmont facility will also continue to manufacture and assemble a certain percentage of the base Cox1 units. If necessary, the production capabilities of the Belmont facility can be expanded to meet the total demand for all Cox1 units. The Company has identified certain risks and uncertainties that are associated with offshore production that include, but are not limited to, political issues, transportation risks and the availability of raw materials. The Company will not experience foreign currency exchange risks as all transactions are denominated in U.S. dollars.

     General and administrative expenses for the three and six months ended October 31, 2003 decreased $143,299 and $202,808 or 24% and 18%, respectively, as compared to the same periods last year. The decrease in both periods of fiscal 2004 as compared to the same periods a year ago was due principally to lower salary and payroll taxes, equipment rental expense, computer system costs and the absence of expenses associated with the Company's former oil and gas operations, partially offset by increases in bad debt expense, temporary labor costs, insurance expenses and legal expenses.

     Selling expense decreased $10,070 and $16,797, or 3% respectively, for the three and six months ended October 31, 2003 as compared to the same periods last year. The decrease in the both periods was principally due to lower outside services expenses and to a lesser extent by decreased travel and trade show expenses, partially offset by an increase in salary and commission expenses.

     Depreciation expense decreased $4,809 and $13,138, or 6% and 8%, respectively, for the three and six months ended October 31, 2003 as compared to the same periods. The decreases in expense in fiscal 2004 as compared to the same periods are principally to the some assets of the Company becoming fully depreciated.

     Amortization of patents decreased $1,423 and $2,847, or 13%, for the three and six-months ended October 31, 2003 as compared to the same periods last year.

     Other income decreased $27,047 and $69,058, or 75% and 73%, respectively, for the three and six months ended October 31, 2003 as compared to the same period last year. This change in both periods was primarily related to the decrease in the amount of the payments received as a result of the revision in the agreement between the Company and its Copenhagen distributor for an option to purchase all of the shares and assets of the company's wholly owned subsidiary, Vitsab Sweden, AB. Also, the Company realized a gain on disposal of certain oil and gas assets in the second quarter of fiscal 2003 and there have been no such transactions in the second quarter of fiscal 2004.

     Interest expense increased $23,622, or 20%, for the three ended October 31, 2003 as compared to the same period last year and decrease $1,928, or less than 1%, for the six months ended October 31, 2003 as compared to the same period last year. The significant cause for the increased expense in the second quarter and for only a small decrease in expense for the six months was an adjustment resulting from an error in the calculation of accrued interest on the TI Note, due March 10, 2005 in the amount of $47,276. Without this adjustment, both the second quarter and the six month interest expense would have been lower than the same periods last year because of the decreases in the interest rate applied to the debt and decreases in the principal balance.

     The increase in accounts receivable of $178,578, or 19%, is primarily due to the increased sales in the first half of fiscal 2004.

     The increase in inventory of $498,843, or 42%, reflects the Company's plan to be able to meet future demand for our products on a timely basis.

     The increase in prepaid expenses of $43,354 is due to the increase premium costs of property and casualty and directors and officers coverage at the renewal of the policies.

     The decrease in property and equipment of $129,051, is primarily due to depreciation, partially offset by the purchase of machinery and equipment.

     Liquidity and Capital Resources

     The Company derives cash from operations, equity sales, and borrowing from long- and short-term lending sources to meet its cash requirements. At present, the cash flow from operations appears adequate to meet cash requirements and commitments of the Company during the 2004 fiscal year. Please refer to "Recent Major Development - Proposed Asset Sale and Plan of Liquidation" concerning the proposed asset sale and plan of liquidation and dissolution of the Company. If the proposed asset sale and liquidation and dissolution of the Company are approved and effected as currently planned, it is anticipated the Company would have sufficient resources to satisfy existing obligations and distribute approximately $0.15 to $0.19 per share to shareholders upon liquidation.

     In March 2000, the Company entered into an agreement with TI whereby the Company issued to TI a 10% subordinated convertible promissory note in the amount of $2,500,000 (the "TI Note"), the entire principal and interest of which are due on March 10, 2005. Alternatively, the principal amount of the TI Note and interest accrued thereon may be converted, at the option of holder, into shares of the Company's Common Stock at a conversion price of $1.25 per share. As of October 31, 2003, the principal and accrued interest of $3,541,151 could be converted into 2,832,921 shares of the Company's Common Stock. Mr. Fletcher and Mr. Reid serve as the sole managers of TI and share voting and dispositions power with respect to the Common Stock issuable upon conversion of the TI Note.

     The Company's cash flow from operations is currently not adequate to retire the TI Note, and it is unlikely that cash flow will increase in an amount sufficient for the Company to meet its obligations under the TI Note when the principal and accrued interest become due on March 10, 2005. TI has indicated that, in the event the Company becomes unable to meet its obligations under the TI Note, TI may be willing to explore alternative financing arrangements, including a restructuring of the TI Note prior to its due date. Alternatively, the Company may seek a cash infusion elsewhere, through a separate debt or equity offering, a strategic partnership or some form of business combination. The Company may consider any or all of these alternatives in the event it becomes unable to meet its debt obligation to TI, but there can be no assurance that any deal will be consummated on terms acceptable to both the Company and TI or another third party. Without such an arrangement, it is highly likely that the Company would default on its obligations under the TI Note, at which time TI would be entitled to exercise any and all remedies available to it under the TI Note and applicable law, including bringing suit against the Company and its assets. Should TI seek to enforce its right to timely repayment of the TI Note, there is a risk that the Company will not be able to continue as a going concern.

     On May 19, 2003, the Company executed a note modification agreement with Centura Bank to modify the note dated March 19, 2003. The effective date of the modification was established when the Company made a principal payment on the note for $355,000. The payment was made to Centura on May 21, 2003. The results of the modification is to reduce the monthly principal payment to $21,000 plus accrued interest beginning on June 15, 2003 and continuing until July 15, 2006 on which date the balance of the note will mature. Also, beginning on the effective date of the modification, the interest rate on the outstanding principal shall be calculated at the bank's 30-day LIBOR base rate plus 2.5% per annum. As of October 31, 2003, Centura has waived the requirement of the Company to produce a borrowing base calculation on a monthly basis. The Company's qualifying accounts receivable and inventory are adequate to support the outstanding loan at October 31, 2003.

     Forward-Looking Statements

     Statements contained in this document, which are not historical in nature, are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations of forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "estimate," "intend," "plan," and other words and terms of similar meaning in connection with any discussion of future operating and financial performance. Forward-looking statements are subject to risks and uncertainties that may cause future results to differ materially from those set forth in such forward-looking statements. Cox Technologies undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof. Such risks and uncertainties with respect to Cox Technologies include, but are not limited to, its ability to successfully implement internal performance goals, performance issues with suppliers, regulatory issues, competition, the effect of weather on customers, exposure to environmental issues and liabilities, variations in material costs and general and specific economic conditions, the risk that the sale of assets to Sensitech and/or the dissolution may not be consummated in a timely manner, on the terms described above, or at all; the discretion of the Cox Technologies' shareholders in approving the sale and/or the dissolution; changes in the value of the assets and liabilities transferred to Sensitech and retained by Cox Technologies; performance of the business of Cox Technologies prior to the closing of the sale; delays in distributions to Cox Technologies shareholders and reduced distributions due to unexpected liabilities and the inability to settle obligations to creditors; delays in distributions due to the timing of sales of non-cash assets, claim settlements with creditors and the amounts paid out under warranty claims. From time to time, Cox Technologies may include forward-looking statements in oral statements or other written documents.

Item 3.   QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISKS

     There was no material change in the Company's market risk during the quarter ended October 31, 2003. For additional information on market risk, refer to the "Quantitative and Qualitative Disclosure About Market Risk" section of the Company's Annual Report on Form 10-K for the year ended April 30, 2003.

Item 4.    DISCLOSURE CONTROLS AND PROCEDURES

     The Co-Chief Executive Officers and the Chief Financial Officer of the Company have concluded, based on their evaluation as of a date within 90 days prior to the date of the filing of this Report, that the Company's disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports filed or submitted by it under the Securities Act of 1934, as amended, are recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commissions rules and forms and include controls and procedures designed to ensure that information required to be disclosed by the Company in such reports is accumulated and communicated to the Company's management, including the Co-Chief Executive Officers and the Chief Financial Officer of the Company, as appropriate to allow timely decisions regarding required disclosures.

     There were no significant changes in the Company's internal controls or in other factors that could significantly affect these controls subsequent to the date of such evaluation.




              (The balance of this page intentionally left blank.)

                    PART II. OTHER INFORMATION AND SIGNATURE

Item 2.     Changes in Securities and Use of Proceeds

         (a) On October 1, 2003 the Company issued 148,148 unregistered common shares to Mr. Peter H. Ronnow as payment of $10,000 of compensation due Mr. Ronnow under the employment agreement dated March 1, 2000 and amended August 17, 2000 between him and the Company. Exemption from registration is claimed under Section 4(2) of the Securities Act of 1933, and /or Regulation S promulgated under the Securities Act, as the transaction was an isolated transaction with a single purchaser/offeree who is a citizen and resident of Sweden.

         (b) On October 20, 2003 the Company canceled and returned to authorized and unissued, 155,417 common shares that were returned to the Company as part of the distribution of the Company's holding of Vitsag, AG. These shares represented the final distribution of an ownership position, through Dr. James L. Cox, in the Vitsag , AG company in Sweden. The return of these shares was used to satisfy the accounts receivable from officer.

Item 6.     Exhibits and Reports on Form 8-K

         (a)   Exhibits:


               31.1 - Certification by Co-Chief Executive Officer
               31.2 - Certification by Co-Chief Executive Officer
               31.3 - Certification by Chief Financial Officer
               32.1 - Certificate of Co-Chief Executive Officers
               32.2 - Certificate of Chief Financial Officer


         (b)   Reports on Form 8-K:

               The Company filed on September 16, 2003 a Current Report on Form 8-K disclosing the first quarter fiscal 2004 financial results.

               The Company filed on December 19, 2003 a Current Report on Form 8-K disclosing the offer to purchase substantially all of the assets of the Company by Sensitech Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             COX TECHNOLOGIES, INC.
                                  (Registrant)


Date:    12-22-03                            /s/  Brian D Fletcher
         --------                           ------------------------
                                            Brian D. Fletcher
                                            Co-Chief Executive Officer


Date:    12-22-03                            /s/  Kurt C. Reid
         --------                           ------------------------
                                            Kurt C. Reid
                                            Co-Chief Executive Officer


Date:    12-22-03                            /s/  John R. Stewart
         --------                           -------------------------
                                            John R. Stewart
                                            Chief Financial Officer





               (The balance of this page intentionally left blank)

                                                                    Exhibit 31.1

                                  Certification


     I, Brian D. Fletcher, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Cox Technologies, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluations; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls over financial reporting.


Date:    12-22-03            /s/ Brian D Fletcher
         --------          -----------------------------------
                             Brian D. Fletcher
                             Co-Chief Executive Officer

                                                                    Exhibit 31.2

                                  Certification

     I, Kurt C. Reid, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Cox Technologies, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluations; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls over financial reporting.


Date:    12-22-03            /s/ Kurt C. Reid
         --------          --------------------------
                             Kurt C. Reid
                             Co-Chief Executive Officer

                                                                   Exhibits 31.3

                                  Certification

     I, John R. Stewart, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Cox Technologies, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluations; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls over financial reporting.



Date:    12-22-03            /s/ John R. Stewart
         --------          -----------------------------
                             John R. Stewart
                             Chief Financial Officer

                                                                    Exhibit 32.1

    Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                   CERTIFICATE OF CO-CHIEF EXECUTIVE OFFICERS

         This Certificate is being delivered pursuant to the requirements of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

         The undersigned, who are the Co-Chief Executive Officers of Cox Technologies, Inc. ("Company") hereby certifies as follows:

         The Quarterly Report of Form 10-Q of the Company ("Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  12-22-03   /s/ Brian D. Fletcher               /s/ Kurt C. Reid
       --------   -----------------------------       --------------------------
                  Brian D. Fletcher                   Kurt C. Reid
                  Co-Chief Executive Officer          Co-Chief Executive Officer

                                                                    Exhibit 32.2

    Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER

         This Certificate is being delivered pursuant to the requirements of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

         The undersigned, who is the Chief Financial Officer of Cox Technologies, Inc. ("Company") hereby certifies as follows:

         The Quarterly Report of Form 10-Q of the Company ("Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:    12-22-03                      /s/ John R. Stewart
         --------                      ----------------------------
                                       John R. Stewart
                                       Chief Financial Officer
                                       and Secretary

                                                                         Annex C











                            ASSET PURCHASE AGREEMENT

                                      AMONG

                                 SENSITECH INC.

                              COX ACQUISITION CORP.
                                       AND

                             COX TECHNOLOGIES, INC.






                                December 12, 2003


                           As Amended Janury 29, 2004

                            ASSET PURCHASE AGREEMENT


         This Agreement is entered into as of December 12, 2003 and amended January 29, 2004, by and among Sensitech Inc. a Delaware corporation (the "Parent"), Cox Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Parent (the "Buyer") and Cox Technologies, Inc., a North Carolina corporation (the "Seller"). The Parent, the Buyer and the Seller are referred to collectively herein as the "Parties."

                                   WITNESSETH

         WHEREAS, the Seller is engaged in the business of developing and manufacturing equipment for monitoring, recording and managing the temperature of goods in the supply chain (such business, other than the portion of such business relating to Vitsab, the "Business"); and

         WHEREAS, the Seller desires to sell, transfer and assign to the Buyer, and the Buyer desires to purchase and acquire from the Seller, substantially all of the assets of the Seller in return for cash and the assumption of certain specified liabilities.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to become legally bound, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         For the purposes of this Agreement, the following words and phrases, when used herein, shall have the meanings specified or referred to below:

         "Acquired Assets" means all of the Seller's right, title, and interest in and to all of the properties, assets, rights, privileges and business of the Seller, tangible and intangible, associated with the Purchased Products and related services, as they exist at the Effective Time, including all of
Seller's:

          (a) Purchased Receivables and all records related thereto, as well as all other accounts, notes, trade and receivables, and any Cash received by the Seller after the Effective Time with respect to or on account of an Acquired Asset;

          (b) Purchased Inventory;

          (c) Office and other equipment which is on the Essential Equipment
     List;

          (d) Customer lists and records; customer contracts; agreements or arrangements related to distribution, resale, depot, sales and sales agents; books, ledgers, files, documents, and correspondence; plats; drawings and specifications; creative materials, advertising and promotional materials; studies, reports, and other printed or written materials in printed or electronic format, including (to the extent permitted by applicable law) all personnel records of Transferred Employees;

          (e) Claims, deposits, prepayments (including prepaid expenses), refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (excluding any such item relating to the payment of Taxes) relating to the Acquired Assets;

          (f) Intellectual Property, all goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

          (g) Franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies;

          (h) All guarantees, warranties, indemnities and similar rights in favor of Seller with respect to the Acquired Assets;

          (i) All stock or other beneficial or ownership interests in any Subsidiary of the Seller, including without limitation any joint venture or distributorship which is a Subsidiary, but excluding any Subsidiary which the Buyer elects not to purchase pursuant to this Agreement;

          (j) Insurance proceeds and the benefits of any insurance policies relating to Product Claims described in paragraph (b) of the definition of Assumed Liabilities;

          (k) Leasehold interests in personal property if the lease is expressly assumed by the Buyer; and

          (m) All goodwill associated with the Business in connection with the Acquired Assets, together with the right to represent to third parties that Parent and Buyer are the successors to the Business associated with the Acquired Assets;

     provided, however, that the Acquired Assets shall not include any of the following:

               (i) any right, title or interest in and to real property or any leases thereto;

               (ii) any Production Equipment, except Production Equipment which is on the Essential Equipment List;

               (iii) qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, corporate minute books, and other documents relating to the organization, maintenance, and existence of the Seller;

               (iv) any Cash (other than Cash received by the Seller after the Effective Time with respect to or on account of an Acquired Asset);

               (v) any right, title, interest in or to those certain oil field operation, production or sublease properties now or previously owned by Seller;

               (vi) any right, title or interest in and to an Employee Benefit Plan and any liabilities associated thereto;

               (vii) any right, title or interest in and to any asset associated with Vitsab(R), except as set forth in the Vitsab Agreement;

               (viii) any of the rights of the Seller under this Agreement (or under any other agreement between the Seller on the one hand and the Parent or the Buyer on the other hand entered into on or after the date of this Agreement); or

                  (ix) any office equipment, machines, tools, fixtures, furniture and computers, except such items as are on the Essential Equipment List.

         "Actual Sum" has the meaning set forth in Section 2.06 below.

         "Actual Value" and "Actual Values" has the meaning set forth in Section
2.06 below.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Aggregate Annual Revenues" means, as to any customer which is a Top 50 Customer, the aggregate worldwide revenues, determined in accordance with GAAP, to the Seller (including any Subsidiary of the Seller) from such customer during the 12 months ended October 31, 2003.

         "Agreement" means this agreement among the Parties, as the same may be amended from time to time.

         "Alternate Transaction" has the meaning set forth in Section 5.09 below.

         "Assumed Liabilities" means:

          (a) The Purchased Payables as of the Effective Time; and

          (b) All documented obligations under customer contracts relating to the sale of Purchased Products or under any other contract, the rights to which are an Acquired Asset, including without limitation any warranty or product liability claims and documented commitments for fees, rebates, refunds, concessions, allowances, service commitments and other expenses or payments associated with the Purchased Products shipped or committed to be shipped prior to the Effective Time, which to the extent there is Seller's Knowledge shall be identified in reasonable detail on the Disclosure Schedule, such claims and commitments to be hereinafter referred to as "Product Claims;" provided, however, that Assumed Liabilities shall not include any Product Claims of which there is Seller's Knowledge but which are not disclosed on the Disclosure Schedule;

     provided, further, that the Assumed Liabilities shall not include any of the following (collectively, the "Excluded Liabilities"):

               (i) any liability of the Seller under this Agreement, any Related Agreements, or the Non-Disclosure Agreement (or under any other agreement between the Seller on the one hand and the Parent or the Buyer on the other hand) entered into on or after the date of this Agreement;

               (ii) any liability (including without limitation liabilities for Taxes) shown, or required by GAAP to be shown, as a liability on the Form 10-Q Balance Sheet, other than those listed in (a) and (b) above;

               (iii) any liability for principal, interest or penalties on any debt, equipment or similar financing;

               (iv) any liability on any lease of real or personal property, license agreement or other agreement which is not expressly assumed by the Buyer;

               (v) any liability arising under laws or regulations which is not expressly assumed by the Buyer;

               (vi) any liability which arises from any violation or alleged violation of laws or regulations of any governmental authority, including without limitation employment laws, Environmental and Safety Requirements, pension or welfare benefit laws, export laws and business practices regulations;

               (vii) any liability to employees, for wages, accrued vacation or other benefits or pursuant to any employment, retirement, termination or similar agreement, whether or not such liability is shown as an accrued expense on the consolidated balance sheet of the Seller;

               (viii) any liability related to Vitsab or the present or former oil field and lease portions of the business of the Seller;

               (ix) any liability to any director, officer, shareholder, or holder of options, warrants, or other equity interest, of the Seller;

               (x) any liabilities related to professional services, including without limitation those to financial, legal, audit or tax advisers;

               (xi) any liabilities to the National Institutes of Health; and

               (xii) any other obligation of the Seller not described in (a) or
          (b) of this definition.

         "Assumption Agreement" means that certain Assignment and Assumption Agreement, by and between the Seller and the Parent, dated as of the Closing Date, attached hereto as Exhibit A.

         "Bill of Sale" means that certain Bill of Sale, by and between the Seller, the Parent and the Buyer, dated as of the Closing Date, attached hereto as Exhibit B.

         "Board" means a party's board of directors.

         "Break-Up Fee" has the meaning set forth in Section 5.09 below.

         "Business" has the meaning set forth in the second paragraph of this Agreement.

         "Buyer" has the meaning set forth in the preface above.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Caskey Employment Agreement" means that certain proposed Employment Agreement by and between the Parent and David K. Caskey, dated as of the Closing Date, attached hereto as Exhibit C.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Claim Notice" has the meaning set forth in Section 7.02 below.

         "Closing" has the meaning set forth in Section 2.04 below.

         "Closing Date" has the meaning set forth in Section 2.04 below.

         "Closing Date Estimated Sum Schedule" has the meaning set forth in
Section 2.06(a).

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Cox Consulting Agreement" means that certain Consulting Agreement by and between the Parent and Dr. James L. Cox, dated as of the Closing Date, attached hereto as Exhibit D.

         "Disclosure Schedule" has the meaning set forth in Article III below.

         "Dispute Period" has the meaning set forth in Section 7.02 below.

         "Effective Time" means 12:01 a.m.., Eastern Standard Time, on the Closing Date.

         "Employee Benefits" has the meaning set forth in Section 10.16(b) below.

         "Environmental Affiliates" of any Person means, with respect to any particular matter, all other Persons whose liabilities or obligations with respect to that particular matter have been assumed by, or are otherwise deemed by law to be those of, such first Person.

         "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

         "Environmental Claim" has the meaning set forth in Section 7.08.

         "Environmental Lien" means any Lien, whether recorded or unrecorded, in favor of any governmental entity or any department, agency or political subdivision thereof relating to any liability of the Company or any Seller or any Environmental Affiliate of the Company or any Seller arising under any Environmental and Safety Requirement.

         "Essential Equipment List" means the list compiled by the Parent and delivered to the Seller no less than five (5) days prior to the Closing Date, of those items of production, office and other equipment which are necessary, in the reasonable judgment of the Parent, to be sold to the Buyer to permit transfer and full enjoyment by the Parent or the Buyer of the other assets being purchased pursuant to this Agreement; provided, however, that the Buyer shall permit the Seller to use without charge, for the duration of the Seller's performance under the Manufacturing Agreement, any items of equipment on the Essential Equipment List which are necessary for the Seller to perform its obligations under the Manufacturing Agreement.

         "Estimated Sum" has the meaning set forth in Section 2.06 below.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         "Excluded Liabilities" has the meaning set forth in the definition of Assumed Liabilities.

         "Financial Statements" has the meaning set forth in Section 3.07 below.

          "Fletcher Consulting Agreement" means that certain Consulting Agreement by and between the Parent and Brian D. Fletcher, dated as of the Closing Date, attached hereto as Exhibit E.

         "Form 10-K" means that certain Annual Report on Form 10-K, filed by the Seller with the SEC on July 28, 2003, for the fiscal year ended April 30, 2003.

         "Form 10-Q" means that certain Quarterly Report on Form 10-Q, filed by the Seller with the SEC on September 11, 2003, for the fiscal quarter ended July 31, 2003.

         "Form 10-Q Balance Sheet" has the meaning set forth in Section 3.06.

         "GAAP" means generally accepted accounting principles as in effect from time to time.

         "Indemnified Party" and "Indemnified Parties" have the meaning set forth in Section 7.02 below.

         "Indemnifying Party" has the meaning set forth in Section 7.02 below.

         "Indemnity Amount" has the meaning set forth in Section 7.02 below

         "Indemnity Notice" has the meaning set forth in Section 7.02 below.

         "Indemnity Period" has the meaning set forth in Section 7.01 below.

         "Independent Accountant" has the meaning set forth in Section 2.07 below.

         "Insurance Policy" has the meaning set forth in Section 3.19 below.

         "Intellectual Property" means, with respect to the Purchased Products,

          (a) All inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof;

          (b) All trademarks, service marks, trade dress, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, including without limitation those certain trademarks associated with the Purchased Products, as defined below; provided, as to the corporate web site of the Seller, the Seller will make appropriate modifications as contemplated by Section 8.02 to direct visitors who are interested in the Purchased Products to the web site of the Parent;

          (c) All copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith;

          (d) All mask works and all applications, registrations, and renewals in connection therewith;

          (e) All trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);

          (f) All computer software (including data and related documentation);

          (g) All other proprietary rights;

          (h) All rights of the Seller with respect to the Purchased Products and arising under non-disclosure, confidentiality, non-competition or similar agreements with employees, consultants and other third parties, or pursuant to so-called shop rights or other common law rights, assigning the information described in subparagraphs (a) through (g) or granting other rights to the Seller with respect to the Purchased Products; and

          (i) All copies and tangible embodiments thereof (in whatever form or medium).

         "Jens" means Jens Rask and his associated companies and business entities, including without limitation Rask Holding ApS, Sandved International ApS and Check-It Company.

         "Lost Customer" means any Top 50 Customer which has, on or after this Agreement has been publicly announced and on or prior to the Lost Customer Measurement Date, indicated in writing or orally to an employee or independent contractor of the Seller whose duties include sales, marketing or finance, or to an officer or supervisory level employee of the Seller, that the Top 50 Customer in question will not transition all or substantially all of its business with the Seller to the Parent or the Buyer or words of similar effect. However, any Top 50 Customer which prior to the Closing retracts its written or oral indication that it will not transition its business to the Parent or the Buyer will not be considered a Lost Customer.

         "Lost Customer Measurement Date" means the date which is the earliest of (a) six weeks following the mailing of the Proxy Statement to the shareholders of the Seller, (b) the beginning of the period after the Required Seller Shareholder Vote during which the Seller grants permission to the Parent to the effect that the Parent may contact all of the Top 50 Customers, or (c) the Closing Date.

         "Manufacturing Agreement" means that certain Manufacturing Services Agreement by and between the Seller, the Parent and the Buyer, dated as of the Closing Date, attached hereto as Exhibit F.

         "Material Adverse Effect" means an event, occurrence or change in circumstances that has had or would reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller, taken as a whole. The loss of employees of the Seller after October 31, 2003 shall not be deemed to constitute a Material Adverse Effect. The loss of customers of the Seller prior to November 1, 2003 shall not be deemed to constitute a Material Adverse Effect. The loss of any or all customers other than Top 50 Customers on or after the date this Agreement is publicly announced shall not be deemed to constitute a Material Adverse Effect. The existence of Lost Customers on or after the date this Agreement is publicly announced and prior to the Lost Customer Measurement Date shall not constitute a Material Adverse Effect unless the Aggregate Annual Revenues associated with the Lost Customers equals or exceeds $2,500,000.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 3.06 below.

         "Net Revenues" means the net revenues from operations relating to the Acquired Assets, determined in accordance with GAAP, during the immediately preceding four fiscal quarters of the Seller.

         "Non-Disclosure Agreement" means the Confidentiality Agreement, dated November 14, 2003, between the Parent and the Seller, attached hereto as Exhibit G.

         "Non-Purchased Receivables" has the meaning set forth in the definition of Purchased Receivables.

         "Non-Transferred Employees" has the meaning set forth in Section 10.16.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to price, quantity and frequency).

         "Parent" has the meaning set forth in the preface above.

         "Party" or "Parties" has the meaning set forth in the preface above.

         "Person" means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization, or governmental entity (or any department, agency, or political subdivision thereof).

         "Product Claims" has the meaning set forth in the definition of Assumed Liabilities.

         "Production Equipment" means any equipment, which Seller owns or has a right, title or interest in, which is used to manufacture or process the Purchased Products.

         "Proxy Statement" has the meaning set forth in Section 5.03.

         "Purchased Inventory" means inventories of finished goods, work in process and raw materials, related to the Purchased Products.

         "Purchased Payables" means, with the exception of Excluded Liabilities, the accounts payable and accrued expenses related to the Purchased Products, as shown in accordance with GAAP on the consolidated balance sheet of the Seller.

         "Purchased Products" means the strip chart and datalogger temperature recording and monitoring products of the Seller, whether or not used for in-transit purposes and whether or not used in connection with food, including without limitation the "Chart Reader," "Cox," "Cox1," "Cox3," "CoxBlue," "Cox Digital Pulp Probe," "Cox MiniTemp FS," "Cox TempTester IR," "Cobra," "DataSource," "DS Pro," "IR-Temp," "IR Laser," "SmartProbe," "TempList," "ThermalPro," "Tracer," "Tracer Software," "RealTimeAlert" and "WP Probe" products; provided, however, that Purchased Products shall not include the Vitsab(R) product line.

         "Purchased Receivables" means accounts receivable related to the Purchased Products, other than (i) those accounts receivable, all or any portion of which from the same customer is in excess of 75 days past due (or has not been paid within 105 days from shipment date, if less than 75 days past due), or
(ii) those accounts receivable designated by the Buyer and reasonably agreed to by the Seller, from a list of accounts receivable that are, in the opinion of the Buyer following reasonable procedures and good faith written advice from Ernst & Young LLP as of a date no earlier than October 31, 2003, a copy of which written advice is shared with the Seller, otherwise doubtful of being collected (the accounts receivable described in (i) and (ii), the "Non-Purchased Receivables").

         "Related Agreement" means any agreement, certificate or instrument executed and delivered by a Party at the Closing or otherwise in connection with the consummation of the transaction contemplated by this Agreement.

         "Reid Consulting Agreement" means that certain Consulting Agreement by and between the Parent and Kurt C. Reid, dated as of the Closing Date, attached hereto as Exhibit H.

         "Release" shall have the meaning set forth in CERCLA.

         "Required Seller Shareholder Vote" has the meaning set forth in Section
5.03 below.

         "Resolution Period" has the meaning set forth in Section 7.02 below.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Security Interest" means any mortgage, pledge, lien, lis pendens, charge, attachment, easement, covenant, restriction or other encumbrance of any nature.

         "Seller" has the meaning set forth in the preface above.

         "Seller's Knowledge" means the actual knowledge that one or more of Dr. James L. Cox, Kurt C. Reid, Brian D. Fletcher, John R. Stewart or David K. Caskey has.

         "Seller Shareholder Meeting" has the meaning set forth in Section 5.03 below.

         "Subsidiary" means any corporation, association, partnership, trust, joint venture, limited liability company or similar entity with respect to which a specified Person (or a Subsidiary thereof) owns or has the right to acquire any of the capital stock or beneficial or ownership interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers.

         "Target Sum" has the meaning set forth in Section 2.06 below.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Technology Investors" means Technology Investors, LLC, a North Carolina limited liability company.

         "Third Party Claim" has the meaning set forth in Section 7.02 below.

         "Top 50 Customer" means each person or entity, including without limitation distributors and other resellers, which purchased Purchased Products or related services from the Seller (including any Subsidiary of the Seller) during the 12 months ended October 31, 2003 and as to which the aggregate of such purchases by the person or entity in question ranks no less than 50th on a list of the largest aggregate purchases by all such persons or entities making such purchases during the period in question. For these purposes, the parties agree that Wal-Mart is not a Top 50 Customer.

         "Transferred Employees" has the meaning set forth in Section 10.16.

         "Transferred Employee Offer" means the form of Employment Offer, attached as Exhibit I, to be offered by Parent to each of the Transferred Employees as of the Effective Date.

         "Vitsab" means any and all of the Vitsab(R) products and operations owned by the Seller and following the Effective Time, any and all substantially similar products, improvements, new versions and derivatives thereof, as well as any processes, products, programs, works of authorship, or techniques, whether or not patentable or registrable under copyright or trademark statutes, and any other intellectual property rights related to any of the foregoing.

         "Vitsab Agreement" means that certain Agreement by and between the Seller, the Parent and the Buyer, dated as of the Closing, attached hereto as Exhibit J.

                                   ARTICLE II

                                PURCHASE AND SALE

         2.01 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, at the Closing, but effective as of the Effective Time, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, assign and deliver to the Buyer, all of the Acquired Assets, free and clear of all Security Interests, for the consideration specified below in this Article II.

         2.02 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, at the Closing, but effective as of the Effective Time, the Buyer agrees to assume and become responsible for payment and/or performance of all of the Assumed Liabilities. Neither the Buyer nor the Parent will assume or have any responsibility whatsoever with respect to any other obligation or liability of the Seller not explicitly included within the definition of Assumed Liabilities.

         2.03 The Purchase Price. The purchase price ("Purchase Price") shall be an aggregate of $10,532,000, subject to adjustment as provided in this Section 2.03, Section 2.06, the last sentence of Section 6.01 and Section 9.01(d) below, and shall be paid in the following manner:

          (a) $9,990,000 in cash (subject to adjustment per Section 2.06(a)), payable to Seller on the Closing Date, by wire transfer or delivery of other immediately available funds;

          (b) $250,000 in cash, payable to the Seller on the date which is six
     (6) months following the Closing Date, subject to the provisions of Article VII;

          (c) an additional amount equal to 50% of the original cost to the Seller of the items of equipment on the Essential Equipment List, payable in cash at the closing; and

          (d) the assumption of the Purchased Payables, assumed to be $292,000.

         The Purchase Price shall be reduced by the dollar amount, if any, by which the Aggregate Annual Revenues attributable to Lost Customers exceed $1,700,000. For purposes of the Closing, the Parent will rely on the certificate of the Seller referred to in Section 6.01(f), but the Aggregate Annual Revenues attributable to Lost Customers will be subject to review and determination in accordance with the procedures set forth in Sections 2.06(b), (c) and (d).

         2.04 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. Eastern Standard Time, at the offices of Day, Berry & Howard LLP in Boston, Massachusetts, on the day which is the second business day following the Required Seller Shareholder Vote or such other date as the Parties may mutually determine (the "Closing Date").

         2.05 Allocation. The Purchase Price shall be allocated among the Acquired Assets in accordance with their relative fair market values and pursuant to the Code, in each case by the mutual agreement in good faith by the Buyer, the Parent and the Seller, such agreement to be reached within 30 days following final determination of the Actual Values pursuant to Section 2.06. The parties shall report consistently with such allocation on all income tax returns and other statements filed with any governmental body, agency, official or authority. The Buyer, the Parent and the Seller shall furnish each other with a copy of the information it proposes to submit to the Internal Revenue Services at least 30 days prior to the due date for filing such material, and the parties shall furnish information consistent therewith to the Internal Revenue Service in connection with the filing of their federal income tax returns for the respective fiscal year ending on or after the Closing Date.

         2.06 Adjustments of Purchase Price. The Purchase Price specified in
Section 2.03 above assumes that the sum of (i) Purchased Receivables and (ii) Purchased Inventory, less the sum of (iii) Purchased Payables and (iv) Product Claims in excess of $50,000, equals $1,754,000 (the "Target Sum"). Any payment made by either party, pursuant to this Section 2.06 shall be made in immediately available funds.

          (a) Three business days prior to the Closing Date, the Seller, the Parent and the Buyer shall, in good faith and in accordance with GAAP, (i) estimate the Purchased Receivables, the Purchased Inventory, the Purchased Payables and the Product Claims in excess of $50,000 as of the Effective Time, and (ii) prepare a schedule reflecting the same in reasonable detail (the "Closing Date Estimated Sum Schedule") . In the event that the sum of such estimated Purchased Receivables and Purchased Inventory less the sum of such estimated Purchased Payables and such Product Claims in excess of $50,000 (the "Estimated Sum"), as shown on the Closing Date Estimated Sum Schedule, is greater or less than the Target Sum, then the portion of the Purchase Price deliverable at the Closing pursuant to Section 2.03(a) shall be increased or reduced dollar-for-dollar to the extent which the Estimated Sum is greater than or less than the Target Sum. For purposes of making such estimate of Purchased Inventory, during such three business day period, the Buyer shall be permitted to take a physical count of the Purchased Inventory, which process shall be observed by representatives of the Buyer's accountants and one or more representatives of the Seller. The results of such count shall be made available to the Seller.

          (b) Immediately following the Closing, the Buyer shall complete, if required, the process of taking a physical count of the Purchased Inventory, as contemplated by Section 2.06(a), which completion shall be observed by representatives of the Buyer's accountants and one or more representatives of the Seller. The results of such completed inventory count shall be made available to the Seller. Within 60 days after the Closing Date (or earlier if reasonably possible), the Parent and the Buyer shall, in good faith and in accordance with GAAP, calculate the actual Purchased Receivables, Purchased Inventory, Purchased Payables and Product Claims in excess of $50,000 as of the Effective Time (each, an "Actual Value," together, the "Actual Values") and shall submit a schedule showing in reasonable detail the Actual Values and the Actual Sum (as defined below) to Seller for approval. If the parties cannot agree on such Actual Values or Actual Sum within ten (10) business days of their submission to Seller, the disagreement shall be resolved pursuant to Section 2.06(d) below. (The sum of the actual Purchased Receivables and the actual Purchased Inventory less the sum of the actual Purchased Payables and the Product Claims in excess of $50,000 is referred to as the "Actual Sum"). Notwithstanding the foregoing requirements that Purchased Inventory be valued in accordance with GAAP, it is agreed that certain units of returned Purchased Products which are included in the Purchased Inventory as of the Effective Time may be valued at their reusable bill of materials costs (but not in excess of $2.70 per unit); provided, that the Seller agrees to use its reasonable efforts to eliminate such units of returned Purchased Products from Purchased Inventory prior to the Effective Time; and provided, further, that the aggregate increment to the value of Purchased Inventory caused by this valuation methodology will not exceed $25,000 as of the Effective Time.

          (c) Thirty (30) days after submission of the Actual Values and the Actual Sum (or, if there is a disagreement with respect to any Actual Value or the Actual Sum, ten (10) business days after such disagreement is finally resolved pursuant to Section 2.06(d) below), (i) the Seller shall pay to Buyer the entire amount, if any, by which the Estimated Sum used at Closing exceeds the Actual Sum, or (ii) the Buyer or the Parent shall pay to Seller the entire amount, if any, by which the Estimated Sum used at Closing is less than the Actual Sum.

          (d) Disagreements with respect to any Actual Value or the Actual Sum not resolved within ten (10) business days of the submission of the same to Seller shall be submitted to a mutually acceptable accountant or accounting firm who or which has not performed services for the Buyer, the Parent or the Seller within the five years preceding the Closing Date (the "Independent Accountant") for resolution whose determination shall be conclusive and binding on the parties hereto. The Buyer, the Parent and the Seller shall use their best efforts to cause Independent Accountant to render its decision within thirty (30) days after the parties' submission of the dispute. In the event that Independent Accountant is unwilling or unable to serve in such capacity, the parties will select a mutually acceptable replacement. The fees and disbursements of Independent Accountant or any replacement thereto for the services set forth in this
     Section 2.07(e) shall be shared equally between the parties hereto.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Parent and the Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"), and that such statements will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth on the Disclosure Schedule as the same may be amended on or prior to the Closing Date. All information disclosed in the Disclosure Schedule regardless of where it appears shall be deemed disclosed for purposes of all representations and warranties in this Article III and for other purposes of this Agreement.

         3.01 Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

         3.02 Authorization of Transaction. The Seller has full right, power, authority and capacity to execute and deliver this Agreement and the Related Agreements to which it is or may become party and to perform its obligations hereunder and thereunder. This Agreement and the Related Agreements to which the Seller is or may become a party constitute (or will constitute when executed or delivered) the valid and legally binding obligations of the Seller, enforceable in accordance with their respective terms.

         3.03 Noncontravention. Neither the execution and the delivery of this Agreement and the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the Seller's Articles of Incorporation, charter or bylaws of the Seller, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, license, instrument, or other arrangement to which Seller is a party or by which it is bound relating to the Acquired Assets or the Assumed Liabilities, or to which any of the Acquired Assets is subject, other than as cured or paid. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         3.04 Title to Assets. Except as set forth in Section 3.04 of the Disclosure Schedule, the Seller has good and marketable title to or a valid leasehold interest in the Acquired Assets.

         3.05 Subsidiaries. Except as set forth in Section 3.05 of the Disclosure Schedule, the Seller has no Subsidiaries and does not own, directly or indirectly, any of the capital stock or beneficial or ownership interests of any corporation, association, partnership, trust, joint venture, limited liability company or similar entity. To the extent applicable, the representations and warranties in this Article III, other than this Section 3.05, shall also be deemed to have been made on behalf of the Subsidiaries, substituting the term "Subsidiaries" for the term "the Seller."

         3.06 Financial Statements. Seller has previously delivered to the Parent and Buyer true and complete copies of the following financial statements (collectively the "Financial Statements"): (i) the unaudited balance sheet and statements of income, retained earnings, and cash flows of the Seller, as filed by Seller in the Form 10-Q; and (ii) audited balance sheets and statements of income, retained earnings, changes in equity, and cash flows of the Seller as filed by Seller in the Form 10-K (the last date of the fiscal year covered by such Form 10-K, the "Most Recent Fiscal Year End"). The Financial Statements

(including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as disclosed in the notes to such financial statements, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, subject, in the case of the Form 10-Q, to year end adjustments. The aggregate revenues of the Seller for the six month period ending October 31, 2003, computed in accordance with GAAP, were no less than $4,900,000. The unaudited balance sheet contained in the Form 10-Q is herein referred to as the "Form 10-Q Balance Sheet."

         3.07 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any change in the business, financial condition, operations, results of operations, or future prospects of the Seller that constitutes a Material Adverse Effect. Without limiting the generality of the foregoing, since that date and to the extent that any of the following individually or when aggregated with other such items of the same or any other category below constitutes a Material Adverse Effect:

          (a) No party (including the Seller) has accelerated, terminated, modified, or canceled any agreement, contract or license (or series of related agreements, contracts and licenses) relating to the Acquired Assets or the Assumed Liabilities and involving more than $25,000 to which the Seller is a party or by which it is bound;

          (b) The Seller has not canceled, compromised, waived, or released any material right or claim (or series of related material rights and claims) relating to the Acquired Assets or the Assumed Liabilities;

          (c) The Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to the Acquired Assets;

          (d) The Seller has not issued or agreed to issue any substantial customer refunds, allowances or rebates relating to the Purchased Products;

          (e) The Seller has not sold, leased, licensed, furnished, transferred or assigned any Purchased Products or guaranteed any distribution, sales agency or any reseller rights, or created any Security Interest or other encumbrance, as to the Purchased Products, except for sales in the Ordinary Course of Business; and

          (f) The Seller has not entered into any agreement committing the Seller to do any of the foregoing.

         3.08 Undisclosed Liabilities. To the Seller's Knowledge, the Seller does not have any liability included within the Assumed Liabilities (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any such liability), except for (i) liabilities expressly set forth in the Form 10-Q Balance Sheet , and (ii) liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any material breach of contract, breach of warranty, tort, infringement, or violation of law). To the Seller's Knowledge, there are no Purchased Payables or Product Claims other than those identified in reasonable detail on the Disclosure Schedule.

         3.09 Legal Compliance. The Seller has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof). The Seller has not received any notice from any such governmental authority of any such violation or alleged violation, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

         3.10 Tax Matters. The Seller has filed in accordance with applicable law all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid or accrued and disclosed to the Parent if material. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made in the five year period ending on the Closing Date by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

         3.11 Intellectual Property.

          (a) To the Seller's Knowledge, the Seller has the sole and exclusive right to use the names "Chart Reader," "CHR Recorder," "Cox," "Cox1," "Cox3," "CoxBlue," "Cox Digital Pulp Probe," "Cox MiniTemp FS," "Cox TempTester IR," "Cobra," "DataSource," "Dickson Recorder," "DFR Logger," "DS Pro," "IR-Temp," "IR Laser," "PC Transit Logger," "PC Transit Software," "SmartProbe," "TempList," "ThermalPro," "Tracer," "Tracer Software," "RealTimeAlert," "Teletemp Recorder" and "WP Probe" as used in the Business, to the extent that any party may, under applicable law, obtain exclusive rights to any such names.

          (b) To the Seller's Knowledge, the Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its businesses as presently conducted. To the Seller's Knowledge, each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder.

          (c) To the Seller's Knowledge, the Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Seller's directors and officers (and employees with responsibility for Intellectual Property matters) have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

          (d) Section 3.11(d) of the Disclosure Schedule identifies each patent, trademark registration or copyright registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for trademark registration which the Seller has made with respect to any of its Intellectual Property, identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions) and identifies each website owned by the Seller or used in connection with the Business. The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 3.11(d) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Seller in connection with the Business. With respect to each item of Intellectual Property required to be identified in Section 3.11(d) of the Disclosure
     Schedule:

               (i) To the Seller's Knowledge, the Seller possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (ii) To the Seller's Knowledge, the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) The Seller has not been served with notice of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending, and, to the Seller's Knowledge, no such action, suit, proceeding, hearing, charge, complaint, claim or demand is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (iv) The Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (e) Section 3.11(e) of the Disclosure Schedule identifies each item of Intellectual Property that the Seller uses in relation to the Acquired Assets, pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Parent and the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3.11 (e) of the Disclosure Schedule, to the Seller's Knowledge;

               (i) The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (ii) The license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above);

               (iii) No party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) No party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (v) With respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

               (vi) The underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (vii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (viii) The Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (f) None of the Seller, the Buyer or the Parent will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued use, license or sales of the Purchased Products in a manner consistent with the operation of the Business prior to the Closing Date.

         3.12 Inventory. The Purchased Inventory consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which are carried in the Financial Statements, in accordance with GAAP (except as provided in the last sentence of Section 2.06(b)). The Seller holds no inventory on a consignment basis.

         3.13 Contracts. Section 3.13 of the Disclosure Schedule lists all written contracts, agreements and other written arrangements, in connection with the Purchased Products, to which the Seller is a party. The Seller has no material oral contracts, or material written contracts which have not been signed by all parties thereto, of the type listed in this Section 3.13. The Seller has delivered to the Parent and the Buyer a correct and complete copy of each written agreement listed in Section 3.13 of the Disclosure Schedule (as amended to date). With respect to each such agreement, to the Seller's
Knowledge: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above); (iii) neither the Seller nor any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (iv) no party has repudiated any provision of the agreement; (v) no such agreement requires the Seller to supply or purchase goods, services or materials for periods longer than one year or in any guaranteed minimum amount; (vi) no such agreement contains any material penalty or restocking or similar charges to the Seller in the event of its termination; (vii) no such agreement may not be cancelled by the Seller on less than 90 days notice; and (viii) no such agreement grants exclusive territorial distribution or similar marketing rights to a third party for periods greater than one year. Section 3.13 of the Disclosure Schedules lists all of the material agreements with respect to which consent is a prerequisite to assignment.

         3.14 Accounts Receivable. All Purchased Receivables are reflected properly on its books and records, in accordance with GAAP, and are valid receivables subject to no setoffs or counterclaims except normal and customary trade discounts and any reserves for doubtful accounts recorded in the Financial Statements.

         3.15 Litigation. Section 3.15 of the Disclosure Schedule sets forth each instance in which the Seller, in connection with the Acquired Assets or Assumed Liabilities, (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (b) is a party or, to the Seller's Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator in any matters relating to the Acquired Assets or the Assumed Liabilities.

         3.16 Product Warranty. To the Seller's Knowledge, each Purchased Product manufactured, sold, or delivered by the Seller has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties; to the Seller's Knowledge, the Seller has no material liability or liabilities (determined individually or on an aggregate basis), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any material liability or liabilities, determined as aforesaid, for replacement or repair thereof or other damages in connection therewith; and no Purchased Product manufactured, sold, or delivered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3.16 of the Disclosure Schedule includes copies of the standard terms and conditions of sale for the Seller (containing applicable guaranty, warranty, and indemnity provisions) relating to the Purchased Products.

         3.17 Product Liability. To the Seller's Knowledge, the Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any Purchased Product manufactured, sold, or delivered by the Seller.

         3.18 Customers, Resellers and Suppliers. In connection with the Purchased Products, Schedule 3.18 hereto sets forth a correct and complete list of the revenues from (but not the names of) each of the Top 50 Customers for the 12 months ended October 31, 2003. There are no outstanding disputes with any customers, distributors, resellers, depots, sales agents or suppliers of the Seller's businesses, other than disputes which would not have, individually or in the aggregate, a Material Adverse Effect. To the Seller's Knowledge, (a) since the Most Recent Fiscal Year End, no supplier of the Seller's business has refused to do business with the Seller or has stated its intention not to continue to do business or to change its relationship or arrangements with respect to the Seller's business, whether as a result of the transactions contemplated hereby or otherwise, other than such refusals, statements of intention, or changes which would not have, individually or in the aggregate, a

Material Adverse Effect; and (b) from November 1, 2003 to the date of this Agreement, no customer of the Seller has refused to do business with the Seller or has stated its intention not to continue to do business or to change its relationship or arrangements with respect to the Seller's business, other than such refusals, statements of intention, or changes which would not have, individually or in the aggregate, a Material Adverse Effect. Since the Most Recent Fiscal Year End, no substantial customer refunds or rebates have been agreed to by Seller. True and correct copies of all agreements with customers, distributors, resellers, depots and sales agents have been delivered by the Seller to Day, Berry & Howard LLP, attorneys for the Buyer. The certificate of the Seller referred to in Section 6.01(f) will, when delivered to the Parent and the Buyer at the Closing, accurately and completely disclose the Aggregate Annual Revenues attributable to Lost Customers.

         3.19 Insurance. The Seller has provided Buyer with copies of each insurance policy (including policies providing property, casualty, liability) covering the Acquired Assets, to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 18 months (each, an "Insurance Policy"). With respect to each such Insurance
Policy: (i) the Insurance Policy is or was legal, valid, binding, enforceable, and in full force and effect for the periods indicated in such policies; (ii) with respect to each Insurance Policy in effect on the Closing Date, will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms for at least seven (7) days (or such shorter period as the Buyer requires to procure replacement coverages) following the Closing Date; provided, that the Seller will continue such insurance coverage with respect to loss of production equipment necessary to perform under the Manufacturing Agreement for the term of the Manufacturing Agreement; (iii) the Seller is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the Insurance Policy has repudiated any provision thereof.

         3.20 Environmental Matters. Except as set forth on the Disclosure
Schedule:

          (a) The Seller has complied with and is currently in compliance with all Environmental and Safety Requirements, and has not received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Seller, to any other Person for whose conduct the Seller is or may be held to be responsible or to any properties or facilities now or previously owned by Seller.

          (b) Without limiting the generality of the foregoing, the Seller has obtained and complied with, and is currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their respective properties or facilities or the operation of their respective businesses. A list of all such permits, licenses and other authorizations which are material to the Company or to any of its Subsidiaries is set forth on the Disclosure Schedule.

          (c) Neither this Agreement or any of the Related Agreements nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Seller or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (d) None of the following exists at any property or facility now or previously owned, occupied or operated by the Seller: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills.

          (e) The Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Seller for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or any other Environmental and Safety Requirements.

          (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Seller shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including; without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          (g) The Seller has not, either expressly or by operation of law, assumed or undertaken any liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (h) No Environmental Lien has attached to any property or facility owned, leased or operated by the Seller.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BUYER

         The Parent and the Buyer represent and warrant to the Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement, and that such statements will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV) except as may be set forth in any supplemental disclosure delivered by the Parent to the Seller on or prior to the Closing Date.

         4.01 Organization of the Parent and the Buyer. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         4.02 Authorization of Transaction. Each of the Parent and the Buyer has full right, power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements to which it is or may become a party and to perform its obligations hereunder and thereunder. This Agreement and the Related Agreements to which the Parent or the Buyer is or may become a party constitute (or will constitute when executed and delivered) the valid and legally binding obligations of the Parent and the Buyer, enforceable in accordance with their respective terms.

         4.03 Noncontravention. Neither the execution and the delivery of this Agreement and the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby (including the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent or the Buyer is subject or any provision of its charter or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent or the Buyer is a party or by which either of them is bound or to which any of their assets are subject, except that the consent of the Parent's lender is required. Neither the Parent nor the Buyer needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article II above).

                                    ARTICLE V

                              PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing Date.

         5.01 General. Each of the Parties will use all reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI below).

         5.02 Notices and Consents. The Seller will give any notices to third parties, and the Seller will use all reasonable efforts (exclusive of payment) to obtain any third party consents that the Parent reasonably may request in connection with the matters referred to in Section 3.03 above. Each of the Parties will give any notices to, make any and further filings with, and use all reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.03 and Section 4.03 above.

         5.03 Preparation of Proxy Statement; Shareholder Meeting.

          (a) As promptly as reasonably practicable following the date of this Agreement, Seller shall prepare and file with the SEC proxy materials reasonably acceptable to the Seller and the Parent which shall constitute the "Proxy Statement." The Proxy Statement shall comply as to all form and all material respects with the applicable provisions of the Securities Act and Exchange Act. The Seller shall, as promptly as practicable after receipt thereof, provide the Parent and the Buyer with copies of any written comments and advise the Parent and the Buyer of any oral comments, with respect to the Proxy Statement received from the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including incorporation by reference) to the Proxy Statement shall be made without the approval of the Parent and the Buyer, which approval shall not be unreasonably withheld or delayed. Seller will use reasonable best efforts to cause the Proxy Statement to be mailed to Seller's shareholders, and shall furnish all information concerning the Seller as may be reasonably requested in connection with any such action. The Seller will advise the Buyer and the Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement. If at any time prior to the Closing Date, any information relating to the Seller, should be discovered by the Seller which should be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Seller shall promptly notify the Buyer and the Parent, and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the shareholders of the Seller.

          (b) The Seller (i) shall duly take all lawful action to call, give notice of, convene and hold a meeting of its shareholders on a date as soon as reasonably practicable (the "Seller Shareholder Meeting") and shall take all lawful action to solicit the shareholder vote required under applicable law ("Required Seller Shareholder Vote") with respect to a proposal to approve this Agreement and the Related Agreements and to approve the sale of the Acquired Assets as contemplated by this Agreement and the sale or other disposition of Vitsab.

         5.04 Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not, other than in the Ordinary Course of Business, (a) sell any of the Acquired Assets or sell or license Purchased Products or grant any distribution, sales agency or reseller rights as to the Purchased Products; (b) create any Security Interest with respect to, or otherwise encumber, any Purchased Product; (c) incur any additional Assumed Liabilities; (d) modify, amend or terminate any Insurance Policy without the prior written consent of the Parent; or (e) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.07 above.

         5.05 Preservation of Business. The Seller will use commercially reasonable efforts to keep its business and properties relating to the Acquired Assets substantially intact, including its present operations, physical facilities, working conditions, and relationships with licensers, suppliers and customers.

         5.06 Full Access; Planning for Transition. The Seller will permit representatives of the Parent and the Buyer to have full access at all reasonable times, with reasonable notice and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Acquired Assets, but (until the Closing) not including specific customer names or other confidential customer information. After the proposed transaction contemplated by this Agreement is publicly announced by the Seller, the Seller and the Parent will work together, consistent with the prohibition on revealing customer names, to develop a mutually agreeable, Seller-driven contact plan to optimize the post-Closing transition of the customers and distributors of the Seller to comparable business relationships with the Parent. To the extent and as soon as is feasible, and with the permission of the customers in question, the Seller will permit the Parent to contact from time to time prior to the Closing Date any customer of the Seller which has given an indication that causes the Seller to believe that it has become or is likely to become a Lost Customer. The Seller will have the right to be present, either in person or by telephone, during all contact the Parent has with any such Lost Customer. The Parent and the Buyer will not have any discussions, either directly or indirectly, with Jens prior to the Closing without the prior written consent of the Seller. If the Seller so consents to such discussions, any participation in such discussions by the Parent's European distributor will be conditioned upon the written agreement by the Parent, the Buyer and such European distributor not to acquire an equity interest in, or assets of, Jens or to enter into any type of letter of understanding or other executed document with Jens, in each case for a period of one year from the date of such agreement of the Parent, the Buyer and such European distributor (or if the Closing occurs, until the Closing Date).

         5.07 Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Article III and Article IV above. No disclosure by any Party pursuant to this Section 5.07, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any breach of any representation or warranty that was inaccurate as of the date it was made or to prevent or cure any breach of covenant.

         5.08 Exclusivity. The Seller will not (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any partnership interest, or any substantial portion of the assets, of Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. Notwithstanding the foregoing, nothing contained in this Section 5.08 shall prevent the Seller's Board from furnishing information to or entering into discussions or negotiations with any unsolicited Person, if and only to the extent that the Seller's Board shall have determined in good faith, after receiving written advice from outside counsel, that such action would, under applicable law, be consistent with the exercise of the Board's fiduciary duties.

         5.09 Break-Up Fee.

          (a) In the event that either of the following occur, then the Seller shall pay to the Parent a fee of $350,000 (the "Break-Up Fee"):

               (i) The Seller materially breaches any provision of this Agreement and the Buyer and the Parent do not subsequently consummate the transactions contemplated hereby within 150 days following the date of this Agreement; or

               (ii) The Seller terminates this Agreement, for any reason other than a material breach of any provision of this Agreement by the Buyer or the Parent (including without limitation the failure to occur, within 150 days following the date of this Agreement, of any of the conditions specified in Section 6.02 requiring performance by the Parent or the Buyer), and within twelve (12) months from the date of termination of this Agreement, the Seller consummates an alternative transaction involving the sale, direct or indirect (by means of merger, exchange or similar transaction or series of related transactions), of all or substantially all of its assets other than sales of its products in the Ordinary Course of Business (an "Alternate Transaction").

          (b) In the event that either the Buyer or the Parent terminates this Agreement or takes such actions so as to prevent the consummation of the transactions contemplated by this Agreement and the Related Agreements, for any reason other than a material breach of any provision of this Agreement by the Seller (including without limitation the failure to occur, within 150 days following the date of this Agreement, of any of the conditions specified in Section 6.01 and requiring performance by the Seller), then the Parent shall pay the Seller an amount equal to the Break-Up Fee described in Section 5.09(a) above.

          (c) The Break-up Fee will become due in immediately available funds upon the earlier to occur of (i) the closing of an Alternative Transaction, or (ii) the 45th day following the material breach triggering the obligation to pay the Break-Up Fee.


                                   ARTICLE VI

                        CONDITIONS TO OBLIGATION TO CLOSE

         6.01 Conditions to Obligation of the Parent and the Buyer. The obligation of the Parent and the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) The representations and warranties set forth in Article III above (taken collectively and individually) shall be true and correct in all material respects at and as of the date of the Agreement, and such representation and warranties (taken collectively and individually) shall be true and correct in all material respects at and as of the Closing Date, without giving any effect to any amendment to the Disclosure Schedule delivered by the Seller to the Buyer after the date of this Agreement;

          (b) The Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

          (c) The Seller shall have procured all of the third party consents specified in Section 5.02 above;

          (d) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Parent or the Buyer to own the Acquired Assets, or to operate the former businesses of the Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (e) The Seller shall have obtained the Required Seller Shareholder Vote specified in Section 5.03 above;

          (f) Kurt C. Reid and Brian D. Fletcher, in their capacities as Co-Chief Executive Officers of the Seller, Dr. James L. Cox, in his capacity as Chairman and Chief Technology Officer of the Seller, John R. Stewart, in his capacity as Chief Financial Officer of the Seller, and David K. Caskey, in his capacity as President of the Cox Recorders Division shall have delivered to the Parent and the Buyer a certificate in form and substance as set forth in Exhibit K attached hereto to the effect that each of the conditions specified above in Sections 6.02(a) through (e) is satisfied in all respects and covering in reasonable detail the amount, if any, of Aggregate Annual Revenues attributable to Lost Customers;

          (g) The Seller's Secretary shall have executed and delivered to the Parent and the Buyer a certificate in form and substance as set forth in Exhibit L attached hereto regarding the Seller's authorizing resolutions and incumbency of officers;

          (h) The Seller shall have executed and delivered to the Parent and the Buyer a certificate in form and substance as set forth in Exhibit M attached hereto to the effect that Net Revenues, calculated in good faith, as of the Effective Time, are at least $8,000,000;

          (i) The Seller shall have executed and delivered the Bill of Sale, and all additional transfer documents required to validly assign to the Parent or the Buyer, in recordable form, all of the Acquired Assets;

          (j) The Seller shall have executed and delivered the Assumption, and all additional transfer documents required for the Parent and Buyer to validly assume the Assumed Liabilities;

          (k) The Seller shall have delivered to the Parent and the Buyer releases of any Security Interests identified in Section 3.04 of the Disclosure Schedule (including, but not limited to the Security Interests of Technology Investors), together with termination statements, discharges and the like in recordable form, or agreements from such secured parties in form acceptable to the Parent and the Buyer to provide such releases, termination statements, discharges and the like upon receipt of the payments specified in such agreements;

          (l) The Seller shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in
     Section 3.03 above;

          (m) Dr. James L. Cox shall have entered into the Cox Consulting Agreement;

          (n) Messrs. Brian D. Fletcher and Kurt C. Reid shall have entered into the Fletcher Consulting Agreement and the Reid Consulting Agreement, respectively;

          (o) The Seller shall have executed and delivered the Manufacturing Agreement;

          (p) The Seller shall have executed and delivered the Vitsab Agreement;

          (q) The Parent and the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit N attached hereto, addressed to the Parent and the Buyer, and dated as of the Closing Date; and

          (r) All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

     The Buyer may waive any condition specified in this Section 6.01 if it executes a writing so stating at or prior to the Closing; provided, however, that if Seller is unable to satisfy the condition set forth in
     Section 6.01(h) above, the Buyer may so waive such condition, in which case the portion of the Purchase Price deliverable at the Closing pursuant to
     Section 2.03(a) shall be reduced dollar-for-dollar to the extent which the Net Revenues, calculated by the Seller in good faith, as of the Effective Time, are less than $8,000,000.

         6.02 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) The representations and warranties set forth in Article IV above (taken collectively and individually) shall be true and correct in all material respects at and as of the date of this Agreement, and such representations and warranties (taken collectively and individually) shall be true and correct in all material respects at and as of the Closing, without giving any effect to any supplemental disclosure delivered by the Parent to the Seller after the date of this Agreement;

          (b) The Parent and the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) The CEO of the Buyer, in his capacity as CEO of the Buyer, and the CEO of the Parent, in his capacity of CEO of the Parent, shall have delivered to the Seller a certificate in form and substance as set forth in Exhibit O attached hereto to the effect that each of the conditions specified above in Sections 6.02(a) through (c) is satisfied in all respects;

          (e) The Buyer's Secretary and the Parent's Secretary shall have executed and delivered to the Seller certificates in form and substance as set forth in Exhibits P1 and P2 attached hereto regarding the Buyer's and the Parent's charter, by-laws, authorizing resolutions, and incumbency of officers;

          (f) The Parent and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03 above;

          (g) The Seller shall have obtained the Required Seller Shareholder Vote specified in Section 5.03 above;

          (h) The Buyer shall have executed and delivered the Assumption Agreement, and all additional documents required for the Parent and Buyer to validly assume the Assumed Liabilities;

          (i) The Parent shall have entered into the Cox Consulting Agreement;

          (j) The Parent shall have entered into the Reid Consulting Agreement and Fletcher Consulting Agreement;

          (k) The Parent shall have offered employment to David K. Caskey and, if Mr. Caskey so accepted, the Parent shall have entered into the Caskey Employment Agreement;

          (l) The Parent shall have offered employment to each Transferred Employee and, for each Transferred Employee who so accepts, the Parent shall have entered into the Transferred Employee Offer;

          (m) The Seller shall have received from counsel to the Parent and Buyer an opinion in form and substance as set forth in Exhibit Q attached hereto, addressed to the Seller, and dated as of the Closing Date; and

          (n) All actions to be taken by the Buyer and the Parent in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

     The Seller may waive any condition specified in this Section 6.02 if it executes a writing so stating at or prior to the Closing.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.01 Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of six months thereafter and for such longer period as is necessary to resolve any claims which have been asserted in writing during such six month period (the "Indemnity Period").

         7.02 Indemnification.

          (a) The Seller (the "Indemnifying Party") shall indemnify the Buyer and the Parent and their respective officers, directors, shareholders, employees, agents and affiliates (each, an "Indemnified Party" together, the "Indemnified Parties") and hold each of them harmless from and against any Adverse Consequence suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any inaccuracy in or breach of, or any alleged inaccuracy in or alleged breach of, any representation or warranty or failure to perform any covenant or agreement to be performed on or before the Effective Time on the part of the Seller contained in this Agreement; (ii) any intentional tort, including without limitation, fraud (including fraud in the inducement), willful misconduct or bad faith by the Seller in connection with this Agreement, or any transactions contemplated hereby or thereby; and (iii) any and all actions, suits, proceedings, demands, judgments, costs and legal and reasonable other expenses incident to any of the matters referred to in clauses (i) and (ii) of this Section 7.02(a). Once it is determined there is such an indemnifiable event, the amount of the Adverse Consequence shall be determined without giving effect to any materiality qualification or any other materiality, dollar limit or similar qualification contained in the representation, warranty, covenant or agreement.

          (b) All claims for indemnification by an Indemnified Party seeking indemnity under this Agreement will be asserted and resolved as follows:

               (i) In the event any claim or demand, in respect of which an Indemnified Party might seek indemnity under this Agreement, is asserted against or sought to be collected from such Indemnified Party by a Person other than a party to this Agreement (a "Third Party Claim"), the Indemnified Party shall deliver a notice (a "Claim Notice") with reasonable promptness to the Indemnifying Party, which Claim Notice shall provide reasonable detail relating to such Third Party Claim, including the amount of Adverse Consequences claimed, to the extent known. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, but in no case later than the termination of the Indemnity Period, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim only to the extent that the Indemnifying Party demonstrates that its ability to defend such Third Party Claim has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the Dispute Period (as defined below) whether the Indemnifying Party disputes its liability to the Indemnified Party, and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice (as hereinafter defined).

               (ii) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 7.02, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings must be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or may be settled at the discretion of the Indemnifying Party; provided, however, that the Indemnifying Party shall not be permitted to effect any settlement without the written consent (which shall not be unreasonably withheld) of the Indemnified Party unless (A) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the Indemnifying Party, (B) such settlement involves no finding or admission of any wrongdoing, violation or breach by any Indemnified Party of any right of any other Person or any applicable laws, contracts or governmental permits, and (C) such settlement has no effect on any other claims that may be made against or liabilities of any Indemnified Party. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof (except as provided in the preceding sentence); provided, however, that the Indemnified Party may, at its sole cost and expense, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (ii), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, further, that if requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (ii) and, except as provided in the first sentence of this clause (ii) and the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity with respect to such Third Party Claim.

               (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to clause (ii) above or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim (in each case in accordance with clause (ii) above), or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). Subject to the immediately preceding sentence, the Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (iii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

               (iv) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to a Third Party Claim or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Adverse Consequences in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party, and the Indemnifying Party shall pay the amount of such Adverse Consequences to the Indemnified Party, pursuant to
          Section 7.02(c) below. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period (as defined below), such dispute shall be resolved by litigation in a court of competent jurisdiction. The "Resolution Period" means the period ending 30 days following expiration of the Dispute Period.

               (v) In the event any Indemnified Party should have a claim under this Agreement against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a notice (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party, which Indemnity Notice shall provide reasonable detail relating to such claim, including the amount of Adverse Consequences claimed, to the extent known. If the Indemnified Party fails to provide the Indemnity Notice with reasonable promptness, but in no case later than the termination of the Indemnity Period, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such claim only to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced by such failure of the Indemnified Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Adverse Consequences in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party, and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party, pursuant to
          Section 7.02(c) below. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

          (c) Notwithstanding anything to the contrary in this Section 7.02, the Indemnifying Party's obligation to indemnify an Indemnified Party from and against any Adverse Consequences resulting from any claim identified in a Third Party Notice or an Indemnity Notice shall be subject to the following limitations:

               (i) the Indemnifying Party shall be liable to the Indemnified Party only to the extent that Adverse Consequences identified in the Third Party Notice or the Indemnity Notice, or in any prior Third Party Notice or Indemnity Notice, as the case may be, are in excess, in the aggregate, of twenty five thousand dollars ($25,000) (at which point the Indemnifying Party will be obligated to indemnify the Indemnified Party from and against all such Adverse Consequences relating back to the first dollar); and

               (ii) the aggregate amount of all payments made by the Indemnifying Party to the Indemnified Party in satisfaction of claims for indemnification covered by Claim Notices or Indemnity Notices first presented to the Indemnifying Party during the Indemnity Period shall not exceed, in the aggregate, $250,000 (the "Indemnity Amount"); and

               (iii) claims for indemnification allowed with respect to the Indemnity Period shall be set-off against any remaining amounts held by the Parent in accordance with Section 2.03(b).

         7.03 Effect of Resolution of Claims. Any indemnity liability satisfied by the Indemnifying Party out of the Indemnity Amount, pursuant to Section 7.02 above, will be treated for tax purposes as an adjustment to the Purchase Price.

         7.04 Exclusivity of Indemnification Provisions. The foregoing indemnification provisions are the exclusive remedy available to the Parent or the Buyer for breaches of representations or warranties contained in this Agreement, except in the case of fraud or a willful breach by the Seller of any representations or warranties under this Agreement.

         7.05 Right of Set-off. In the event of any failure of the Seller to pay amounts to the Parent or the Buyer which are due pursuant to Section 2.06(c) of this Agreement or pursuant to the Vitsab Agreement or the Manufacturing Agreement, the Parent or the Buyer, as the case may be, may, following no less than 10 days written notice to the Seller and without precluding the pursuit of any other applicable remedy, elect to set-off the amount of such failure against the remaining amount otherwise payable pursuant to Section 2.03(b) of this Agreement.

         7.06 Resolution of Claims. Subject to the foregoing provisions of this
Article VII, the Indemnified Party shall notify the Indemnifying Party of any claims for indemnification. If the Indemnifying Party does not object by written notice to the Indemnifying Party within 10 days of receipt of the notice of the claim, the claim shall be deemed allowed for purposes of this Article VII. If the Indemnifying Party objects to the allowance of the claim within such 10 day period, such claim shall be resolved by binding arbitration in Charlotte, North Carolina by a single arbitrator pursuant to the then-current Commercial Arbitration rules of the American Arbitration Association, and judgment on the arbitration award may be entered in any court of competent jurisdiction. Except to the extent that the arbitrator determines otherwise, the parties to the dispute shall share equally the arbitrator's fees and any administrative fees, but shall otherwise bear their own expenses. Notwithstanding the foregoing, the following procedural rules shall apply to the arbitration. The arbitrator shall be familiar with contracts of the type represented by this Agreement. The arbitrator shall limit discovery to those items that in the judgment of the arbitrator are essential to the determination of the matters in dispute. Except for any stenographer and the arbitrator, attendance at the arbitration shall be limited to the parties and their counsel and witnesses. Except as necessary for purposes of an action to enforce, modify or vacate the arbitration award, all documents and other information submitted to the arbitrator, including any transcript of the proceedings and the arbitrator's award, shall be confidential and shall not be disclosed to anyone other than the parties and their counsel and financial advisors.

         7.07 Termination of Indemnification. If, at the end of the Indemnity Period (a) the Indemnified Parties have not submitted any claims of indemnification pursuant to this Article VII; or (b) all claims of indemnification submitted by the Indemnified Parties have been satisfied pursuant to this Article VII, then the Parent shall promptly deliver the remaining portion (if any) of the amount withheld pursuant to Section 2.03(b) to the Seller by wire transfer or other immediately available funds.

         7.08 Special Provisions for Environmental Matters. The parties hereto further agree as follows:

          (a) Environmental Claims. The Seller shall indemnify the Indemnified Parties and hold each of them harmless from and against any Adverse Consequence (including costs of cleanup, containment, or other remediation) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any Environmental Claim. For purposes of this Agreement, an "Environmental Claim" shall include any of the following:

               (i) any liability or corrective investigatory or remedial obligation relating to any Environmental and Safety Requirements arising out of or relating to:

                    (A) (1) the ownership, operation, or condition at any time on or prior to the Closing Date of the any property or facility owned, leased or operated by the Seller (whether real, personal, or mixed and whether tangible or intangible) in which Sellers has or had an interest, or (2) any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation or other contaminants that were present on any property or facility owned, leased or operated by the Seller at any time on or prior to the Closing Date;

                    (B) (1) any hazardous materials, substances or wastes,
               chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Seller by any other Person for whose conduct Seller is or may be held responsible at any time on or prior to the Closing Date, or (2) any activities that were, or were allegedly, conducted by the Seller or by any other Person for whose conduct the Seller is or may be held responsible; or

               (ii) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Seller or any other Person for whose conduct the Seller is or may be held responsible, in any way arising from or allegedly arising from any activity conducted or allegedly conducted with respect to any property or facility owned, leased or operated by the Seller (whether real, personal, or mixed and whether tangible or intangible) in which Sellers has or had an interest prior to the Closing Date, or from any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation or other contaminants that were (A) present or suspected to be present on or before the Closing Date on or at any property or facility owned, leased or operated by the Seller (whether real, personal, or mixed and whether tangible or intangible) in which Sellers has or had an interest (or present or suspected to be present on any other property, if such materials or contaminants emanated or allegedly emanated from any of the Seller's properties or facilities and was present or suspected to be present on such properties or facilities or prior to the Closing Date) or (B) Released or allegedly Released by the Seller or any other Person for whose conduct the Seller is or may be held responsible, at any time on or prior to the Closing Date.

          A claim for indemnification by any of the Indemnified Parties in connection with an Environmental Claim shall be treated for all purposes as any other Third Party Claim, and shall, without limiting the foregoing, comply with the procedures and be subject to the same Indemnity Period and aggregate Indemnity Amount set forth in this Article VII.

          (b) Full Release. For good and valuable consideration, the receipt of which is hereby acknowledged, the Seller hereby on its behalf, and on behalf of any successors, predecessors, subsidiaries, affiliates, agents, principals, attorneys and assigns, hereby releases and forever discharges the Indemnified Parties together with each of their successors, predecessors, heirs, executors, administrators, agents, attorneys and assigns, from any and all claims, demands, damages, actions, causes of action or suits of any kind or nature whatsoever or matters related in any way to any and all claims, demands, damages, actions, causes of action or suits of any kind or nature whatsoever or matter related in any way to Environmental and Safety Requirements from the beginning of the world to the date hereof, known and unknown. The Seller will provide written confirmation of the provisions of this Section 7.08(b), in the form attached as Exhibit R, at the Closing.

                                  ARTICLE VIII

                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following the Closing.

         8.01 Further Assurances; Access by the Parent and the Seller to Systems and Records; Integration of Customer Databases. In case at any time after the Closing any further action is necessary or desirable to effectively transfer and assign to, and vest in, the Parent or the Buyer each of the Acquired Assets, the Seller will take such further action without further consideration (including the execution and delivery of such further instruments and documents) as the Buyer reasonably may request. Such action will include without limitation the referral to the Parent of all inquiries from customers or prospective customers for any of the Purchased Products. After the Closing, the Seller will, and will cause its professional advisors and agents to, cooperate with the Parent and the Buyer to permit the Buyer to (i) enjoy the Seller's rating and benefits under the workers' compensation laws of applicable jurisdictions, to the extent permitted by such laws, and (ii) file on a timely basis all reports required to be filed with any government or governmental agency. Following the Closing, the Parent will provide to the Seller reasonable access to the accounting, sales, business and, to the extent permitted by applicable law, personnel data and records of the Seller in the possession of the Parent or its agents to the extent requested to enable the Seller to account for pre-Closing activities of the Seller and to wind down the Business, and the Seller may retain copies, in electronic or hard copy form, of any such records which do not constitute proprietary or trade secret information in relation to the Business. Following the Closing, the Seller will provide to the Parent reasonable access to the computer systems and accounting, sales, business and, to the extent permitted by applicable law, personnel records of the Seller in the possession of the Seller or its agents to the extent requested to enable the Parent to manage and account for the Acquired Assets and Business, and the Parent may make copies, in electronic or hard copy form, of any such data and records to the extent that they relate to the Business. Following the Closing, the Parent and the Seller will take reasonable steps to permit the Parent to integrate the customer database of the Seller for Purchased Products with the customer database of the Parent.

         8.02 Announcements; Web Site Modifications. Any announcements by the Seller or the Parent of the execution of this Agreement or the consummation of the transactions contemplated hereby will be subject to the reasonable, advance approval of the Seller and the Parent. The Seller and the Parent will cooperate in modifying the Seller's web site as contemplated by subparagraph (b) of the definition of Intellectual Property above. The expense of such modification will be borne by the Seller. Following such modification, which shall be effective on the Closing Date, visitors to such web site who have an interest in Purchased Products will be directed by an appropriate announcement, reasonably acceptable to the Seller and the Parent, and linked to the web site of the Parent.

         8.03 Use of Seller's Facilities. For a period of up to four months after the Closing (but no later than June 1, 2004 unless the Parent makes suitable arrangements at its expense with the Seller's landlord), the Seller will allow the Transferred Employees to operate out of Seller's facilities and use its telephones, computers, and all necessary office equipment; provided, however, that Seller shall not collect any rent or any share of overhead administrative or other expenses from the Transferred Employees, the Parent or the Buyer.

         8.04 Use of Names. The Seller acknowledges and agrees that as a result of the consummation of the transaction contemplated hereby, the Buyer is acquiring all of Seller's rights to use the names "Chart Reader," "CHR Recorder," "Cox," "Cox1," "Cox3," "CoxBlue," "Cox Digital Pulp Probe," "Cox MiniTemp FS," "Cox TempTester IR," "Cobra," "DataSource," "Dickson Recorder," "DFR Logger," "DS Pro," "IR-Temp," "IR Laser," "PC Transit Logger," "PC Transit

Software," "SmartProbe," "TempList," "ThermalPro," "Tracer," "Tracer Software," "RealTimeAlert," "Teletemp Recorder" and "WP Probe" domestically and internationally, for which the Seller acknowledges that it will have received full and adequate consideration pursuant to this Agreement, and that the Seller will not use, or grant to any third party the right to use, such names or any similar names subsequent to the Closing; provided, that the Seller may continue to use the name Cox Technologies, Inc. as its corporate name.

         8.05 Covenant Not to Compete. For a period of five years from and after the Closing Date, the Seller will not, directly or indirectly, (a) engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner be connected with, or lend its name or credit to, or render services or advice to, in any business whose products or activities compete in whole or in part with the Purchased Products or related activities of the Seller conducted on the Closing Date in any geographic area in which the Seller conducts that business as of the Closing Date; (b) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, whether directly or for the benefit of any other person or entity, any employee of the Parent or the Buyer; or (c) interfere with the Parent's or the Buyer's relationship with any person, including any employee, contractor, supplier or customer, or otherwise disparage the Parent or the Buyer or any of their respective officers, directors, employees or agents; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses; provided, further, that the restrictions in this Section 8.05 shall not apply to Vitsab. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.05 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         8.06 Confidentiality. Until the Closing, the Parent and Buyer shall keep confidential all nonpublic information concerning the Seller furnished by the Seller to the Parent or the Buyer in connection with the transactions contemplated hereby, unless compelled to disclose such information by judicial or administrative process or by other requirements of law. Whether or not the Closing is held hereunder, the Parent and Buyer shall continue to maintain such confidence. The Seller shall keep confidential all non-public information concerning the Parent furnished by the Parent to the Seller in connection with the transactions contemplated hereby, unless compelled to disclose such information by judicial or administrative process or by other requirements of law, including without limitations the Securities Act, the Exchange Act, and the rules and regulations promulgated by the SEC thereunder. Whether or not the Closing is held hereunder, the Seller shall continue to maintain such confidence. In addition, if the Closing occurs, the Seller shall keep confidential, shall not disclose to third parties and shall not use in any manner which may injure or cause loss or may be calculated to injure or cause loss, directly or indirectly, to the Parent or the Buyer, all non-public information concerning the organization, business, finances or assets of the Seller unless compelled to disclose such information by judicial or administrative process or by other requirements of law, including without limitations the Securities Act, the Exchange Act, and the rules and regulations promulgated by the SEC thereunder.

         8.06 Vitsab Sales Representative. To the extent and for the duration (but in no event longer than one year) that the Seller's sales representative for the Vitsab product line is employed by the Parent after the Closing Date, the Parent will permit such sales representative to spend up to one-half (1/2) day per week on Vitsab-related activities without charge-back for the salary of such sales representative associated with such time spent. The Parent shall not, however, be responsible for funding or reimbursing any Vitsab-related travel or other expenses or any incentive or similar payments related to Vitsab activities.

                                   ARTICLE IX

                                   TERMINATION

         9.01 Termination of Agreement. Subject to Section 5.09, this Agreement may be terminated as follows:

          (a) The Parent, the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) The Parent and the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Parent has notified the Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before the 150th day from the date of this Agreement, by reason of the failure of any condition precedent under
     Section 6.01 hereof (unless the failure results primarily from the Parent or the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

          (c) The Parent and the Buyer may terminate this Agreement if, at any time after the date of this Agreement and prior to the Closing, the amount of Aggregate Annual Revenues attributable to Lost Customers exceeds $2,500,000.

          (d) The Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Parent or the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Parent of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the 150th day from the date of this Agreement, by reason of the failure of any condition precedent under
     Section 6.02 hereof (unless the failure results primarily from the Seller's breaching any representation, warranty, or covenant contained in this Agreement); and

          (e) The Seller may terminate this Agreement at any time prior to the Closing if an action, suit or proceeding of the type described in Sections 6.01(d) or 6.02 (c) shall be filed and be pending. If the Seller, and the Parent and the Buyer, agree jointly to defend such an action, suit or proceeding, the Parent shall bear the reasonable costs, including attorneys fees, of such defense (but not any monetary damages awarded against the Seller or any of its shareholders or other investors) unless and until the action, suit or proceeding is settled, dismissed or decided by final, nonappealable decision; provided, that if the Closing shall occur following such a settlement, dismissal or final, nonappealable decision, one-half of such defense costs shall be paid by the Seller as a credit to the Purchase Price. No settlement of any such action, suit or proceeding shall be made without the written consent of both the Seller and the Parent, which consent shall not be unreasonably withheld.

         9.02 Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Seller, the Parent or the Buyer, pursuant to this Article IX, written notice will be given to the other parties and this Agreement will terminate (other than Sections 5.09, 8.06, 10.01 and this Section 9.02) and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          (a) Upon request therefor, each of the parties hereto will redeliver all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether obtained before or after the execution of this Agreement, to the party furnishing the same;

          (b) No party will have any further liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement (except as provided in Sections 5.09, 8.06, 10.01 and this
     Section 9.02), unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

          (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.01 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure).

         10.02 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         10.03 Entire Agreement. This Agreement, the Related Agreements and the Non-Disclosure Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         10.04 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Buyer may assign any or all of its rights and interests hereunder to one or more of its affiliates.

         10.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10.06 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.07 Notices. All notices, consents, requests, waivers, demands, claims, and other communications hereunder must be in writing. Any notice, consent, request, waiver, demand, claim, or other communication hereunder shall be deemed duly given if it is delivered by hand or if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below; provided, that in either case a copy is mailed by registered mail, return receipt requested, to the appropriate addresses set forth below:


If to the Seller:                      Cox Technologies, Inc.
                                       69 McAdenville Road
                                       Belmont, North Carolina 28012-2434
                                       Attn: Kurt C. Reid and Brian D. Fletcher,
                                       Co-chief  Executive Officers
                                       Fax: 704-896-8602
with a copy to:                        Robert M. Donlon
                                       Morris, Manning & Martin, LLP
                                       6000 Fairview Road
                                       Suite 1125
                                       Charlotte, NC 28210
                                       Fax: 704-556-9554

If to the Parent or the Buyer:         Sensitech Inc.
                                       800 Cummings Center.
                                       Suite 258X
                                       Beverly, MA 01915
                                       Attn: Eric B. Schultz
                                       Fax: (978) 921-2112

with a copy to:                        Thomas C. Chase
                                       Day, Berry & Howard LLP
                                       260 Franklin Street
                                       Boston, MA 02110
                                       Fax: (617) 345-4757


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, fax, ordinary mail, or electronic mail), with a copy to the appropriate addresses set forth below delivered by the same means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.08 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without regard to conflicts of laws principles.

         10.09 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parent, the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of Warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         10.11 Expenses. Each of the Parent, the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         10.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. In the event of any inconsistency between the statements contained in this Agreement and those contained in the Disclosure Schedule, the statements contained in this Agreement will control. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. With regard to all dates and time periods set forth in this Agreement, time is of the essence.

         10.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement and the Disclosure Schedule are incorporated herein by reference and made a part hereof.

         10.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, notwithstanding Article VII or any other provision herein, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof

         10.15 Bulk Transfer Laws. The Parent and the Buyer acknowledge that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement, and the Buyer waives any recourse it may have against the Seller as a result of failure to comply with such laws.

         10.16 Employee Matters.

          (a) Transferred Employees.

               (i) Offer of Employment. Subject to and in accordance with the provisions of this Section 10.16, the Parent will make offers of employment to those certain employees of the Seller identified in
          Schedule 10.16(a), in each case contingent on consummation of the transactions contemplated by this Agreement and the recommendation of the Seller at the Closing. If the Seller makes no such recommendation about any one or more such employee(s), the parties hereto acknowledge and agree that the Parent shall not be obligated to hire such employee(s). Subject to the provisions of this Section 10.16, the Parent's offers to such employees shall be substantially in the form set forth in Exhibit I. Upon Closing, the Buyer shall hire such employees to whom it has made an offer in accordance with this Section
          10.16 and who accept such offer in the manner and within the time frame reasonably established by the Parent. Each such employee who is employed by the Seller at the Effective Time and who actually transfers to employment with the Parent at or after the Effective Time as a result of an offer of employment made by the Parent is hereafter referred to as a "Transferred Employee." All other Employees are hereinafter referred to as "Non-Transferred Employees."

               (ii) Transition. The employment by the Seller of the Transferred Employees shall end at the Effective Time, and the employment of the Transferred Employees by the Parent shall commence no earlier than at 12:01 a.m. on the day after the Effective Time. The terms of employment with the Parent shall be as mutually agreed to between each Transferred Employee and the Parent, subject to the provisions of this
          Section 10.16. Between the date of this Agreement and the Effective Time, the Seller will provide each Transferred Employee with the same level of compensation, or higher, as that currently provided by the Seller. Neither the Parent nor the Buyer shall have any obligation with respect to payments of vacation pay, sick pay, health or similar benefits, commissions, bonuses (deferred or otherwise), termination pay, severance pay, redundancy payments, payments with respect to employee benefit plans, stock or stock options or any other payments in the nature of fringe benefits (collectively, "Employee Benefits") due to any Transferred Employee or Non-Transferred Employee that was earned, whether accrued or unaccrued, on or prior to the Effective Time. The Seller will be fully responsible for all amounts payable to any employee, including (without limitation) all Employee Benefits, wages or other compensation, earned, whether accrued or unaccrued, by Transferred Employees and Non-Transferred Employees on or prior to the Effective Time.

               (iii) Retention of Prospective Transferred Employees Prior to Closing. The Seller agrees to use its best efforts to retain the prospective Transferred Employees as employees of the Business until the Effective Time, and to assist the Parent in securing the employment after the Effective Time of such prospective Transferred Employees. The Seller shall not transfer any prospective Transferred Employee to employment with the Seller outside of the Business prior to the Closing or without the consent of the Parent. The Seller shall notify the Parent promptly if, notwithstanding the foregoing, any prospective Transferred Employee terminates employment with the Seller after the date of this Agreement but prior to the Closing.

          (b) Compensation and Benefits of Transferred Employees. Coverage for Transferred Employees under the Parent's compensation and Employee Benefit Plans and other programs shall commence no earlier than 12:01 a.m. on the day after the Effective Time. The Parent shall not assume any of the Seller's employee benefit plans.

          (c) Other Employees of the Business. The Seller acknowledges that the Non-Transferred Employees shall not be employees of the Parent or the Buyer after the Closing.

          (d) No Right to Continued Employment or Benefits. No provision in this Agreement shall create any third party beneficiary or other right in any Person (including any beneficiary or dependent thereof) for any reason, including, without limitation, in respect of continued, resumed or new employment with the Seller, the Buyer or the Parent or in respect of any benefits that may be provided, directly or indirectly, under any plan or arrangement maintained by the Seller, the Buyer or any Affiliate of the Seller or the Buyer. Except as otherwise expressly provided in this Agreement, neither the Parent nor the Buyer is under any obligation to hire any employee of the Seller, provide any employee with any particular benefits, or make any payments or provide any benefits to those employees of the Seller whom the Parent and the Buyer choose not to employ.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


         SELLER:                                  COX TECHNOLOGIES, INC.

                                                  BY: /s/ Kurt C. Reid
                                                  ------------------------------
                                                      Kurt C. Reid
                                                      Co-Chief Executive Officer


                                                  BY: /s/ Brian D. Fletcher
                                                  ------------------------------
                                                      Brian D. Fletcher
                                                      Co-Chief Executive Officer


          PARENT:                                 SENSITECH INC.

                                                  BY: /s/ Eric B. Schultz
                                                  ------------------------------
                                                      Eric B. Schultz
                                                      Chairman of the Board &
                                                      Chief Executive Officer


          BUYER:                                  COX ACQUISITION CORP.

                                                  BY: /s/ Eric B. Schultz
                                                  ------------------------------
                                                       Eric B. Schultz
                                                       Chairman of the Board &
                                                       Chief Executive Officer

                                LIST OF EXHIBITS


Assumption Agreement                                                   Exhibit A

Bill of Sale                                                           Exhibit B

Caskey Employment Agreement                                            Exhibit C

Cox Consulting Agreement                                               Exhibit D

Fletcher Consulting Agreement                                          Exhibit E

Manufacturing Agreement                                                Exhibit F

NonDisclosure Agreement                                                Exhibit G

Reid Consulting Agreement                                              Exhibit H

Transferred Employee Offer                                             Exhibit I

Vitsab Agreement                                                       Exhibit J

Certificate of the Seller's CoCEOs, Chairman and Chief
 Technology Officer, Chief Financial Officer and President
 of Cox Recorders Division pursuant to Section 6.01(f)                 Exhibit K

Seller's Secretary's certificate pursuant to Section 6.01(g)           Exhibit L

Seller's certificate pursuant to Section 6.01(h)                       Exhibit M

Seller's counsel's opinion pursuant to Section 6.01(q)                 Exhibit N

Buyer's certificate pursuant to Section 6.02(d)                        Exhibit O

Buyer's Secretary's and Parent's Secretary's certificates
 pursuant to Section 6.02(e)                                    Exhibits P1 & P2

Parent's and Buyer's counsel's opinion pursuant to
 Section 6.02(m)                                                       Exhibit Q

Seller's confirmation pursuant to Section 7.08(b)                      Exhibit R

                                                                         Annex D


                 PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF
                             COX TECHNOLOGIES, INC.


This Plan of Complete Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of Cox Technologies, Inc., a North Carolina corporation (the "Company"), in accordance with the North Carolina Business Corporation Act (the "NCBCA") and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

     1. The Board of Directors of the Company (the "Board of Directors") has adopted this Plan and called a meeting (the "Meeting") of the holders of the Company's Common Stock to take action on the Plan and ratify the Company's actions taken to date on the Plan. If shareholders holding a majority of the Company's outstanding common stock (the "Common Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company, as of the date of the consummation of the sale of substantially all of the Company's assets pursuant to a certain Asset Purchase Agreement (the "asset Purchase Agreement") dated December 12, 2003, as amended January 29, 2004, by and among Sensitech, Inc. and Cox Acquisition Corp. (the "Adoption Date").

     2. After the Adoption Date, the Company shall not engage in any business activities except as required under the Asset Purchase Agreement, and to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

     3. From and after the Adoption Date, the Company shall complete the following corporate actions: The Board of Directors will liquidate the Company's assets in accordance with any applicable provision of the NCBCA. Without limiting the flexibility of the Board of Directors, the Board of Directors may, at it option, instruct the officers of the Company to follow the procedures set forth in Sections 55-14-06 and 55-14-07 of the NCBCA which instruct such officers to give notice of the dissolution to all persons having a claim against the Company.

     4. The distributions to the shareholders pursuant to Sections 3 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Company's shareholders, the Board of Directors, in their absolute discretion, may require the shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or
          (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors ("Satisfactory Evidence and Indemnity"). The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the date on which the Company files its Articles of Dissolution under the NCBCA, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

     5. If any distribution to a shareholder cannot be made, whether because the shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such shareholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such shareholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

     6. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, file with the Secretary of State of the State of North Carolina articles of dissolution (the "Articles") in accordance with the NCBCA. The dissolution may be revoked by action of the Board of Directors alone.

     7. Under this Plan the Board of Directors may approve the sale, exchange or other disposition in of all of the property and assets of the Company, including any sale, exchange or other disposition in liquidation of less than a majority of the property and assets of the Company to affiliates of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions.

     8. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

     9. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan.

     10. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its articles of incorporation, as amended, and Bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligation hereunder, including seeking an extension in time and coverage of the Company's insurance policies currently in effect.

     11. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Company's shareholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the shareholders to the extent permitted by the NCBCA.

     12. The Board of Directors of the Company is hereby authorized, without further action by the Company's shareholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                                                                         Annex E



December 12, 2003



Board of Directors
Cox Technologies, Inc.
69 McAdenville Road
Belmont, NC  28012-2434


Re: Opinion of Financial Advisor

Gentlemen:

We understand that Cox Technologies, Inc. ("Cox Technologies" or the "Company"), a North Carolina corporation, proposes to enter into an asset purchase agreement (substantially in the form of the draft dated December 12, 2003 and hereinafter referred to as the "Asset Purchase Agreement") with Sensitech Inc. and Cox Acquisition Corp. (the "Purchasers") which provides for the acquisition of certain assets and assumption of certain liabilities by the Purchasers as outlined and adjusted in the Asset Purchase Agreement for an aggregate purchase price of $10,532,000 ("Consideration") (herein referred to as "the Transaction").

The Board of Directors of the Company has requested our opinion (the "Opinion") as to the fairness, from a financial point of view, of the Consideration to be paid by the Purchasers in connection with the Transaction. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have completed the following:

1. Reviewed the financial terms and conditions contained in the December 12, 2003 draft of the Asset Purchase Agreement among the Company and the Purchasers and assumed the final form of the Asset Purchase Agreement would not vary in any respect material to our analysis;

2. Reviewed Cox Technologies' annual reports on Form 10-K for the fiscal years ended April 30, 1998; 1999; 2000; 2001; 2002 and 2003 and quarterly reports on Form 10-Q for the quarters ended July 31, 2001; October 31, 2001; January 31, 2002; July 31, 2002; October 31, 2002; January 31, 2003; and
     July 31, 2003;

3. Reviewed Cox Technologies' draft quarterly report dated December 11, 2003 prepared for the pending Form 10-Q filing for the quarter ended October 31, 2003;

4. Interviewed selected senior management and board members of Cox Technologies, Inc. to discuss the Transaction, the operations, financial condition, future prospects and performance of the Company;

5. Reviewed the Company's forecasted financial results for the four fiscal years ended April 30, 2004; 2005; 2006 and 2007;

6. Reviewed various other information from the Company including marketing pieces and press releases;

7. Reviewed the historical market prices and trading activity of the common stock of the Company;

8. Reviewed publicly available information on companies that are publicly traded and/or have been acquired in a merger or acquisition transaction, which we deemed comparable to the Company; and

9. Conducted such other analyses, studies and investigations, as we deemed appropriate under the circumstances for rendering the opinion expressed herein.


Except as expressly set forth above, we were not provided and did not review any documentation, preliminary or otherwise, regarding the valuation of the individual assets of the Company.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and judgments of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

It is understood that this Opinion is for the information of the Board of Directors in connection with its evaluation of the Transaction and does not constitute a recommendation to the Purchasers or any holder of shares of common stock of Cox Technologies, Inc. as to whether to enter into the Asset Purchase Agreement or to take other action in connection with the Transaction. This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter dated November 5, 2003 (the "Engagement Letter") with the Board of Directors, and subject to the understanding that the obligations of Ensemble Consulting LLC in the transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Ensemble Consulting LLC shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates unless permitted by the Engagement Letter. This letter speaks only as of its date and we are under no obligation and do not undertake any obligation to update the Opinion at any time after the date hereof.

In arriving at this opinion, we did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses, without considering all analyses, would create an incomplete view of the process underlying the Opinion.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Consideration to be paid by the Purchaser in connection with the Transaction is fair to the shareholders of Cox Technologies, Inc. from a financial point of view.

Sincerely,


/s/ Justine E. Tobin


Ensemble Consulting LLC

                                                                         Annex F


                             COX TECHNOLOGIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR SPECIAL MEETING ON APRIL 15, 2004

     The undersigned shareholder of Cox Technologies, Inc. (the "COMPANY") acknowledges receipt of Notice of the Special Meeting of Shareholders and Proxy Statement, each dated March 15, 2004, and the undersigned revokes all prior proxies and appoints BRIAN D. FLETCHER and KURT C. REID, or each of them, as proxies for the undersigned, each with the power of substitution or resubstitution, to vote all shares of common stock of the Company that the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at the Holiday Inn Airport, 2707 Little Rock Road, Charlotte, North Carolina at 9:00 a.m., local time, on April 15, 2004, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

     1. To approve the proposed sale of substantially all of our assets to Sensitech, Inc.

          FOR                        AGAINST                        ABSTAIN

     2. To ratify and approve the Plan of Complete Liquidation and Dissolution of Cox Technologies, Inc.

          FOR                        AGAINST                        ABSTAIN

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                           Please sign on reverse side

                           (continued from other side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                    Dated this __ day of ___________, 2004


                    --------------------------------------------
                    (Signature of Shareholder)


                    --------------------------------------------
                    (Signature of Shareholder)

                    Please sign exactly as your name or names appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, EACH holder must sign.